As filed with the Securities and Exchange Commission on December 23, 2013
Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PRINCIPAL SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	4911 (Primary Standard Industrial Classification Code)	27-3096175 (I.R.S. Employer Identification No.)

2700 Fairmount
Dallas, Texas 75201
(855) 774-7799
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Michael Gorton
Chief Executive Officer
2700 Fairmount
Dallas, Texas 75201
(855) 774-7799
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Copies to:

Grant Seabolt, Esq.	David M. Loev
5307 E. Mockingbird Lane	John S. Gillies
5th Floor	The Loev Law Firm, PC
Dallas, Texas 75206	6300 West Loop South, Suite 280
Phone: (214) 871-5079	Bellaire, Texas 77401
Fax: (214) 347-0578	Phone: (713) 524-4110
Fax: (713) 524-4122

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large Accelerated filer ☐	Accelerated Filer ☐
Non-Accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Per Share Offering Price (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock, $0.001 par value per share (3)	6,668,600	$1.50	$10,002,900	$1,288.37
Total	6,668,600	1.50	$10,002,900	$1,288.37

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the last reported sale price for the common stock as reported on the OTC Pink Market on December 18, 2013.

(3)
This Registration Statement covers the resale (the “Resale”) of an aggregate of 6,668,600 shares of our common stock owned by 117 selling stockholders identified below. The Company will not receive any proceeds from the Resale.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 23, 2013

PROSPECTUS

Principal Solar, Inc.

RESALE OF
6,668,600 SHARES OF COMMON STOCK

Initial Public Offering

The selling stockholders listed on page 65 may offer and sell up to 6,668,600 shares of the common stock of Principal Solar, Inc. (the “Company”, “we” and “us”) under this Prospectus for their own account.

Our common stock is currently quoted on the OTC Pink Market maintained by OTC Markets Group, Inc. under the symbol “PSWW”; however, our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. As a result, you should not expect to be able to resell your common stock regardless of how we perform and, if you are able to sell your common stock, you may receive less than your purchase price.   As a result of these factors, an investment in our common stock is not suitable for investors who require short or medium term liquidity.

The Selling Stockholders (other than the Affiliate Selling Stockholders, defined and described below under “Plan of Distribution and Selling Stockholders”) will sell at prevailing market prices or privately negotiated prices.  We intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or to quote our common stock on the OTCQB market maintained by OTC Markets Group, Inc., depending upon our qualifications at the time, in the future. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCQB. The Affiliate Selling Stockholders will offer and sell their shares at a fixed price of $_______ per share even if our shares are quoted on a national securities exchange or to quote our common stock on the OTCQB market, until such time as this offering is concluded or withdrawn. As a reporting company subsequent to the effectiveness of the registration statement of which this Prospectus is a part, we will file annual, quarterly and current reports and other information about us with the SEC, as required.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters and the Affiliate Selling Stockholders (defined below under “Plan of Distribution and Selling Stockholders” will be considered underwriters.

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 7 to read about the risks you should consider before buying shares of our common stock.  An investment in our common stock is not suitable for all investors.  We intend to continue to issue common stock after this offering and, as a result, your ownership in us is subject to dilution.

This Prospectus contains important information that a prospective investor should know before investing in our common stock.  Please read this Prospectus before investing and keep it for future reference.  As a reporting company subsequent to the effectiveness of the registration statement of which this Prospectus is a part, we file annual, quarterly and current reports and other information about us with the SEC, as required. This information will be available free of charge by contacting us at 2700 Fairmount, Dallas, Texas 75201 or by telephone at (855) 774-7799.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is ______, 2013.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this Prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management. Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this Prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.”

For investors outside the United States: we have not taken any action to permit a public offering of the shares of our common stock or the possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this Prospectus.

FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning. Forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially.

You should read the matters described in “Risk Factors” on page 7, and the other cautionary statements made in this Prospectus as being applicable to all related forward-looking statements wherever they appear in this Prospectus. We cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Prospectus completely.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

With respect to any forward-looking statement that includes a statement of its underlying assumptions or basis, we caution that, while we believe such assumptions or basis to be reasonable and have formed them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect unanticipated events that may occur.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. You should carefully read all information in the Prospectus, including the financial statements and their explanatory notes, under the Financial Statements and the risks of investing in our common stock as discussed under "Risk Factors" prior to making an investment decision. In this Prospectus, the terms "we," "us," "our," "Company," “PSWW”, “PSI”, and “Principal Solar” refer to Principal Solar, Inc., a Delaware corporation and its subsidiaries.

Organization

Principal Solar, Inc. is the successor company to Kupper Parker Communications, Inc. (“KPCG”), having been created in March 2011 through a reverse merger undertaken pursuant to an Exchange Agreement dated as of March 15, 2011 between Principal Solar, Inc. (a Texas corporation, “Principal Solar Texas”) and KPCG. Upon completion of the transactions contemplated by the Exchange Agreement as described in more detail below, KPCG’s name was changed to “Principal Solar, Inc.” (see also “Description of Business” – “Organizational History”, below for a more detailed description of the Company’s organizational history).

Principal Solar Texas was incorporated in Texas in July 2010 (“Principal Solar Texas”). Effective as of March 7, 2011, the Company, Principal Solar Texas, the shareholders of Principal Solar Texas who included certain of our officers and directors (as described in greater detail below under “Certain Relationships and Related Transactions”), and Pegasus Funds LLC (the then holder of certain shares or our preferred stock) entered into an Exchange Agreement.  Pursuant to the Exchange Agreement, the shareholders of Principal Solar Texas exchanged all 10,595,389 shares of that company’s outstanding common stock for 10,595,389 newly issued shares of the Company, constituting approximately 82% of the Company’s post-exchange outstanding shares and Pegasus Funds LLC exchanged its preferred stock for 2,138,617 shares of the Company’s common stock (the “Preferred Stock Exchange”). Immediately subsequent to the consummation of the transactions contemplated by the Exchange Agreement, including, but not limited to a 1:40 reverse stock split (the “Reverse Split”, effective with FINRA on May 25, 2011), the shareholders of the Company prior to the Exchange Agreement held 157,322 shares of our common stock, representing approximately 1.25% of our outstanding common stock.  Subsequent to the closing of the Exchange in April 2011, we merged Principal Solar Texas into the Company with the Company surviving the merger.  Unless otherwise stated or the context would require otherwise, all share amounts disclosed throughout this Prospectus retroactively take into account the Reverse Split.

The Exchange is described in greater detail below under “Description of Business” – “Organizational History” – “Exchange Agreement”.

Business

The Company operates as a solar energy company pursuing the acquisition of Photo Voltaic (PV) installations, that have long term, low-risk contracts to sell electricity.  These long term contracts are known in the industry as Power Purchase Agreements (PPAs) typically signed with credit-worthy utilities or businesses. The Company is a development stage company in a fast growing segment of the global energy industry and, as of December 1, 2013, had $272,038 of cash on hand, and has generated only $349,305 of total revenues since the Company’s change in business focus in connection with the Exchange Agreement, and there remain questions about the Company’s ability to continue as a going concern.  We intend to develop, finance, construct, own and operate Solar PV facilities, beginning with a roll up strategy that is currently underway to acquire facilities that are cash flow positive, aided by Federal, State and local incentives.  Over the course of the next 2 years, our business plan is to build, own and operate profitable, large scale solar generation facilities.  Implementation of this stage of the plan depends on the cost of solar continuing to drop to the point where PV is cost competitive with traditional generation and the 20 year economic model favors solar.

Based on the knowledge, expertise and operational experience of our technical and management team, as well as our focus on PV generation facilities, we believe we have a team in place that can grow our operations and to potentially become one of the most significant players in the renewable energy sector. The Company plans to utilize the knowledge, expertise and operational experience base of its management in addition to enlisting expertise from acquisition targets and its existing network of contacts. The Company also plans to secure profitable off-take agreements and to operate its projects such that its product sales will produce attractive returns and cash flows, thereby creating stockholder value.

The Company has completed the acquisition of four entities to date (three which owned solar facilities and one which owned an online solar industry website) and plans to acquire additional entities moving forward, funding permitted.

The Company recognizes that the solar industry is relatively new and as such, does not currently have recognized and accepted standards and resources for consistent information.  The Company has therefore developed a strategy to capitalize on this opportunity.  The Company has assembled a panel and created standards for defining efficiency, output, cost and parity standards of PV equipment and materials. Our first market release, the PSI Ratings, has already begun to develop traction with solar developers and manufacturers worldwide.

Penny Stock Rules

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Risks Relating to Our Business and Our Industry

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this Prospectus Summary. Some of these risks include risks associated with:

•	Our need for additional funding;

•	The inability to obtain additional funding;

•	Our ability to grow and compete;

•	Our ability to continue as a going concern;

•	The fact that we are a former “shell company”;

•	Risks associated with the JOBS Act;

•	Our lack of operating history;

•	Risks associated with future acquisitions;

•	Our dependence on key executives;

•	Severance pay provided under employment agreements;

•	The voting control of our officers and directors;

•	Our ability to manage our growth;

•	Required indemnification of officers and directors;

•	Failure to respond to change in our industry;

•	Delays, cost overruns and difficulties in connection with our facilities;

•	General risks associated with the solar energy industry;

•	Dependence on third-party suppliers;

•	Reductions or eliminations of government subsidiaries;

•	Changes in government regulations affecting our operations;

•	The high cost of financing;

•	Competition in our industry;

•	Costs associated with environmental obligations and liabilities;

•	Our ability to obtain and maintain long-term contracts;

•	The illiquid, sporadic and volatile market for our common stock;

•	Penny stock rules and regulations;

•	Dilution to stockholders in connection with our issuance of additional shares;

•	Risks associated with secondary trading of our stock;

•	Costs associated with being a fully-reporting company; and

•	Our ability to issue blank check preferred stock.

Glossary

Attached as Exhibit 99.1 to the Registration Statement of which this Prospectus is a part, is a glossary of certain terms, abbreviations and definitions used throughout this Prospectus.

Summary of the Offering

Common Stock Offered:	6,668,600 shares

Common Stock Outstanding Before the Offering:	19,017,225 shares

Common Stock Outstanding After the Offering:
19,017,225 shares
All of the common stock to be sold under this Prospectus will be sold by existing stockholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this offering.

Need for Additional Financing:
The Company anticipates the need for approximately $2,000,000 of additional funding over the next twelve months (as described in greater detail below under “Management's Discussion and Analysis of Financial Condition And Results of Operations”, below), which includes $1,000,000 and funds reuired to pay its expenses associated with being a fully reporting company over the next twelve months.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of our Registration Statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.

Risk Factors:	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Trading Symbol:	Our common stock is quoted on the OTC Pink Sheets market under the symbol "PSWW."

Limited Market:
The market for our common stock is highly volatile, sporadic and illiquid as discussed in more detail below, under the heading "Risk Factors." We can provide no assurance that there will be a market for our securities in the future. If in the future market does exist for our securities, it is likely to be highly illiquid and sporadic.

Address:	2700 Fairmount, Dallas, Texas 75201

Telephone Number:	(855) 774-7799

Principal Websites:
www.PrincipalSolar.com, www.PrincipalSolarInstitute.org and www.Psiratings.com. The information on, or that may be accessed through, our websites is not incorporated by reference into this Prospectus and should not be considered a part hereof.

General Information About This Prospectus

Unless otherwise noted, throughout this Prospectus the number of shares of our common stock to be outstanding following this offering is based on 19,017,225 shares of our common stock outstanding as of December 23, 2013. It does not include:

•	1,608,333 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.28 per share;

•	warrants to purchase 2,332,868 shares of our common stock at an exercise price of $1.00 per share; or

•	1,253,026 shares of common stock reserved for future issuance under a pool of options approved by the Board of Directors.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this Prospectus, including the financial statements and their explanatory notes before making an investment decision.

Summary of Financial Data

The following summary financial information as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and 2012 includes balance sheet and statement of expenses data derived from our unaudited and audited financial statements contained herein. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and are derived from the financial statements and accompanying notes included in this Prospectus.

SUMMARY FINANCIAL DATA

The following tables set forth, for the periods and dates indicated, our summary financial data. The summary financial data has been derived from our unaudited consolidated financial statements and accompanying notes for the nine months ended September 30, 2013 and 2012, as well as our audited historical consolidated financial statements and accompanying notes for the years ended December 31, 2012 and 2011 as included below. The results included here are not necessarily indicative of future performance.

	Twelve Months Ended December 31		Nine Months Ended September 30,
	2012	2011	2013		2012
			(unaudited)
Revenues	$35,528	$18,682	$335,611		$13,694
Cost of revenues	54,423	18,312	151,103		29,220
Gross profit (loss)	(16,895)	370	184,508		(15,526)
Operating expenses:
Selling, general and administrative expenses	2,723,706	1,458,341	1,776,074		2,241,361
Loss from operations	(2,740,601)	(1,457,971)	(1,591,566)		(2,256,887)
Other expense	50,332	47,923	276,802		37,620
Loss before income tax	(2,790,933)	(1,505,894)	(1,868,368)		(2,294,507)
Provision for income taxes	1,901	-	(1,227)		(1,376)
Net loss	$(2,792,834)	$(1,505,894)	$(1,869,595)		$(2,295,883)
Net loss per common share	$(0.19)	$(0.12)	$(0.11)		$(0.16)
Shares used in computed earnings per share	14,655,252	12,622,036	16,452,951		14,557,731
Balance Sheet Data:
Cash & cash equivalents	$11,418	$713,157	$523,173		$283,531
Fixed assets, net	497,565	519,993	7,057,194		503,172
Total assets	696,128	1,456,362	7,844,302		963,175
Total debt (1)	923,314	855,982	5,890,636	(1)	893,602
Total liabilities	1,358,698	1,246,202	8,221,128		1,279,019
Total stockholders’ equity (deficit)	$(662,570)	$210,160	$(376,826)		$315,844

(1) Includes liabilities arising from reverse merger, current portion of long-term liability, loan payable, net and convertible notes owed to related parties.

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

General Risks

We will require additional financing to continue our business operations and continue our business plan.

The Company anticipates the need for approximately $2,000,000 of additional funding over the next twelve months (as described in greater detail below under “Management's Discussion and Analysis of Financial Condition And Results of Operations”), which includes $1,000,000 and funds required for the Company to pay its expenses associated with being a fully reporting company over the next twelve months.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of our Registration Statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.

We may have difficulty obtaining future funding sources, and we may have to accept terms that would adversely affect stockholders.

We will need to raise funds from additional financing. We have no commitments for any financing and any financing commitments may result in dilution to our existing stockholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then stockholders’ interests. Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our auditor has expressed uncertainty about our ability to continue as a going concern.

The Company has negative cash flows from operating activities, negative working capital and an accumulated deficit of $6.6 million as of September 30, 2013 and $4.7 million as of December 31, 2012. Because of the above, we have been issued an opinion by our auditors that substantial concern exists as to whether we can continue as a going concern, and as such, it may be more difficult to attract investors.

Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

The recently enacted JOBS Act will allow us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are and we will remain an "emerging growth company" until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act, as an “emerging growth company”, the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (PCAOB) or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an “emerging growth company”, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

•
be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•
be exempt from the "say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•
be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to be provided in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We lack a significant operating history focusing on our current business strategy which you can use to evaluate us, making share ownership in our company risky.

Our Company lacks a long standing operating history focusing on our current business strategy which investors can use to evaluate our Company’s previous earnings. Therefore, ownership in our Company is risky because we have no significant business history and it is hard to predict what the outcome of our business operations will be in the future.

If we make any acquisitions in the future, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, of which there can be no assurance, we could have difficulty integrating the acquired companies' personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company.  In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

▪	the difficulty of integrating acquired companies, concepts and operations;

▪	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

▪	difficulties in maintaining uniform standards, controls, procedures and policies;

▪	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

▪	the potential inability to manage an increased number of locations and employees;

▪	our ability to successfully manage the companies and/or concepts acquired;

▪	the failure to realize efficiencies, synergies and cost savings; or

▪	the effect of any government regulations which relate to the business acquired.

Additionally, any properties or facilities that we acquire may be subject to unknown liabilities, such as undisclosed environmental contamination, for which we would have no recourse, or only limited recourse, to the former owners of such properties. As a result, if a liability were asserted against us based upon ownership of an acquired property, we might be required to pay significant sums to settle it, which could adversely affect our financial results and cash flow.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We depend on our executive officers and if we were to lose any of such individuals, we will be forced to expend significant resources to locate replacements, and the loss of such individuals could have a material adverse effect on our operations.

Our performance is substantially dependent upon the performance of Michael Gorton, our Chairman and Chief Executive Officer, Kenneth G. Allen our Chief Operations Officer, R. Michael Martin, our Executive Vice President of Business Development, and Dan Bedell, our Executive Vice President of Corporate Development (the “Executives”).  We rely on the Executives’ and especially Mr. Gorton’s discretion in the direction of our business and guidance regarding the agreements we enter into. The loss of the services of any of the Executives, but in particular, Mr. Gorton will have a material adverse effect on our business, results of operations, and financial condition.  In addition, the absence of any one of the Executives, but especially Mr. Gorton, will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.  Without the expertise of any of the Executives, or an immediate and qualified successor, we may be forced to curtail or scale back our operations, decreasing the value of our securities.  The Company does not have an employment agreement with or any “key man” insurance on any Executive, other than our Chief Executive Officer and Chairman, Mr. Gorton (as described below under “Executive and Director Compensation” – “Employment Agreements”), provided that all of our Executives, including Mr. Gorton, can resign at any time.

In the event Mr. Gorton’s or Mr. Martin’s employment agreements are terminated by the Company without cause or Mr. Gorton or Mr. Martin resign for any reason or die, we owe them (or their heirs or estates as applicable) significant amounts of severance pay.

As described below under “Executive and Director Compensation” – “Employment Agreements”, effective January 1, 2012, the Company entered into an Employment Agreement with Michael Gorton to serve as the Company’s Chief Executive Officer and effective January 1, 2011, the Company entered into an Employment Agreement with R. Michael Martin to serve as the Company’s Executive Vice President Business Development (collectively Mr. Gorton and Mr. Martin, the “Executives”).  The agreements remain in effect until the Board of Directors terminates the employment of the Executives with the Company or the Executives resign with 30 days’ notice.  Pursuant to the agreements, the Company agreed to pay Mr. Gorton $22,000 per month ($264,000 per year) during the term of the agreement and an additional $2,000 per month for the first 18 months of the agreement to repay accrued compensation due to Mr. Gorton and Mr. Martin $16,000 per month ($192,000 per year) during the term of the agreement and reimburse him for up to $170 of monthly cell phone expenses and up to $1,000 in health insurance premiums.  The Company can terminate either agreement at any time with or without cause, provided that if the Company terminates an agreement without cause, it is required to pay the Executive, all salary due as of the date of such termination, plus either one year of severance pay (Mr. Gorton) or six months of severance pay (Mr. Martin) (at his then applicable salary) and all unvested options held by the Executive, if any, vest immediately. Termination for cause under the agreements include the Executive’s willful misconduct or habitual neglect in the performance of his duties, conviction for any felony involving fraud, dishonesty or moral turpitude, a material breach of the agreement which remains uncured for 10 days after written notice of such breach by the Company, the material violation of the Company’s policies, or the material dishonesty, moral turpitude, fraud or misrepresentation with respect to the Executive’s duties under the applicable agreement.  In the event an Executive resigns from the Company for any reason, or upon the Executive’s death, the Company is required to pay the Executive (or as applicable his heirs or estate), all salary due as of the date of such termination, plus one year of severance pay (Mr. Gorton) or six months of severance pay (Mr. Martin) (at his then applicable salary) and all unvested options held by the Executive, if any, vest immediately.  In the event of the termination of an Executive’s employment agreement for cause or disability, the Company is only required to pay him any salary and other benefits earned as of the date of termination.  The requirement to pay the Executives’ severance pay required under this Employment Agreements could prevent a change of control, even if in the best interests of the Company, provide incentives for the Company not to terminate Mr. Gorton and/or Mr. Martin, and could, if we are forced to pay such severance pay, have an adverse effect on our liquidity and cash flows.

Our executive officers and directors possess significant voting control over the Company.

Our executive officers and directors own in aggregate 5,327,937 shares of common stock (not including shares issuable upon exercise of outstanding options) or 29% of our outstanding common stock as of the date of this Prospectus. Accordingly, such executive officers and directors possess significant influence over the matters submitted to the stockholders for approval.  These matters include the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  This level of control by the executive officers and directors gives them substantial ability to determine our future as a business.  These changes may not be in the best interests of the Company’s stockholders and/or may eventually make the value of any investment in us worthless. Any investor who purchases shares in the Company will be a minority stockholder and as such will have little say in the direction of the Company and the election of directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special stockholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

Our growth will place significant strains on our resources.

Our growth is expected to place a significant strain on our managerial, operational and financial resources.  Further, in connection with our planned growth, we will be required to manage multiple relationships with various suppliers, partners and third parties.  These requirements will be exacerbated in the event of our further growth or increases in the number of our contracts. Our systems, procedures or controls may not be adequate to support our operations or able to achieve the rapid execution necessary to successfully offer our services and implement our business plan in the event of future growth.  Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business.  If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

Risks Relating To the Company’s Operations and Planned Operations

Our failure to respond to rapid change in the market for solar and alternative energy productscould have an adverse effect on our results of operations.

Our future success will depend significantly on our ability to acquire, develop, license and build solar energy facilities that keep pace with technological developments and evolving industry standards. Our delay or failure to develop or acquire technological improvements, adapt the facilities we own to technological changes or provide technology that appeals to our customers may result in us not being able to successfully compete in the marketplace or the loss of customers which could ultimately cause us to cease operations.

If we experience significant delays, cost overruns or technical difficulties associated with the construction or operation of our facilities, our business plans, prospects, results of operations and financial condition will suffer.

Completing the construction of and maintaining solar photovoltaic production facilities are and will be subject to significant risks, including risks of delays, equipment failure, cost overruns and installation issues. In the future, we may experience delivery and installation delays of key pieces of equipment, which may make it impossible for us to complete construction in a timely fashion, if at all.  Significant future construction delays or technical difficulties due to our operations or those of our future partners may hurt our reputation and/or force us to scale back and/or abandon our business plans.

Solar energy products have never been sold on a mass market commercial basis, and we do not know whether they will be accepted by the market.

The solar energy market is at a relatively early stage of development and the extent to which the generation of electricity on a utility scale using solar modules will be widely adopted is uncertain. If the products and services we hope to sell are not accepted by the market, our business plans, prospects, results of operations and financial condition will suffer. The development of a successful market for our proposed products and our ability to market and sell our products and services at an attractive price to potential customers may be affected by a number of factors, many of which are beyond our control, including, but not limited to:

▪	Demand for solar power and alternative energy sources in general;

▪	The efficiency, size, complexity and power output of current and future solar power technologies;

▪	Competition from conventional energy sources and alternative distributed generation technologies, such as wind energy;

▪	Our failure to develop and maintain successful relationships with suppliers, distributors, systems integrators and other resellers, as well as strategic partners; and

▪	Customer acceptance of our products and offerings.

We will depend on a limited number of third-party suppliers for our key materials, and any disruptions from such suppliers could prevent us from selling cost-effective products.

We plan to purchase the photovoltaic (“PV”) arrays that we plan to install and use from a limited number of third-party suppliers. We do not currently have in place any supply contracts with any suppliers. If we fail to maintain our relationships with our suppliers, or fail to secure additional supply sources from other PV array suppliers that meet our quality, quantity and cost requirements in a timely manner, we may be unable to obtain the parts that we will require and/or such parts may be available only at a higher cost or after a long delay. We may be unable to identify new suppliers in a timely manner and materials and components from new suppliers may also be less suited for our installations and/or have higher failure rates. Any of these factors could cause delays which could result in lost revenue.

Technological changes in the solar power industry could render our products and facilities obsolete.

Technological changes in the solar power industry could cause our operations to become uncompetitive or obsolete, which could have a material adverse effect on our operations and planned operations. The solar power industry is rapidly evolving and highly competitive. Our efforts may be rendered obsolete by the technological advances of other technology, and other technologies may prove more advantageous for the commercialization of solar power products. If this occurs, our future sales and profits, if any, could be diminished.

The reduction or elimination of government subsidies and economic incentives for solar electricity applications could reduce demand for future products.

The reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy relative to conventional and non-solar renewable sources of energy, which would negatively affect the growth of the solar energy industry overall and our future revenues. We believe that the near-term growth of the market for solar energy applications depends significantly on the availability and size of government and economic incentives. As a result, federal, state and local governmental bodies, have provided subsidies in the form of tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and manufacturers of PV products. For example, certain markets in the United States have been strong supporters of PV products and systems, and political changes could result in significant reductions or the elimination of incentives. Many of these government incentives could expire, phase-out over time, exhaust the allocated funding or require renewal by the applicable authority. A reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy, which would in turn hurt our revenues and financial condition.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of photovoltaic products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged fees for putting distributed power generation on the electric utility grid. These fees could increase and make solar power less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that our solar modules and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our partners and our customers and, as a result, could cause a significant reduction in demand for our products and services.

We may be vulnerable to the efforts of electric utility companies lobbying to protect their revenue streams and from competition from such electric utility companies.

Electric utility companies could lobby for a change in the relevant legislation in their markets to protect their current revenue streams. Any adverse changes to the regulations and policies of the solar energy industry could deter end-user purchases of PV products and investment in the research and development of PV technology. In addition, electricity generated by PV systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as flat rate pricing, would require PV systems to achieve lower prices in order to compete with the price of electricity. Any changes to government regulations or utility policies that favors electric utility companies could reduce our competitiveness and cause a significant reduction in demand for our products and services.

Our operating results are likely to fluctuate significantly quarter to quarter and year to year.

As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results, if any, are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

▪	how and when we introduce new products, facilities and services and enhance our then existing products, facilities and services;

▪	our ability to attract and retain new customers and satisfy our customers' demands;

▪	our ability to establish and maintain strategic relationships;

▪	our ability to attract, train and retain key personnel;

▪	the emergence and success of new and existing competition;

▪	varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the hiring of new employees; and

▪	changes in the mix of products and services that we offer to our customers.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results, if any, could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

The high cost or inaccessibility of financing for solar energy projects may adversely affect demand for our products.

If financing for solar energy projects becomes more costly or becomes inaccessible in the future, the growth of the market for solar energy applications may be materially and adversely affected which could adversely affect demand for our products and services and materially reduce our future revenue. In addition, rising interest rates could render existing financings more expensive, as well as present an obstacle for potential financings that would otherwise spur the growth of the PV industry. We believe that the availability of financing could have a significant effect on the level of the demand and cost of solar energy projects.

Competition in the PV industry can be intense, thereby potentially exerting downward pressure on systems level profit margins industry-wide, which could reduce our sales, profitability and adversely affect our results of operations.

The PV market is intensely competitive and rapidly evolving. The number of PV product manufacturers, suppliers and installers has rapidly increased due to the growth of actual and forecasted demand for PV products and the relatively low barriers to entry. The weakened demand for PV modules due to weakened macroeconomic conditions, combined with the increased supply of PV modules due to production capacity expansion by PV module manufacturers worldwide in recent years, has caused the price of PV modules to decline. Aided by such lower module prices, competitors have in many cases been willing and able to bid aggressively for new projects and PPAs, using low cost assumptions as the basis for such bids. Intense competition can result in an environment in which pricing falls rapidly, thereby further increasing demand for solar solutions but constraining the ability for project developers and/or vertically-integrated solar companies to sustain meaningful and consistent profitability. Accordingly, while we believe our systems offerings and experience are positively differentiated in many cases from that of our competitors, we may be unable to develop or maintain a sufficient magnitude of new systems projects worldwide at economically attractive rates of return, and may not be able to achieve meaningful profitability. We expect that the prices of PV products, including PV modules, may continue to decline over time due to increased supply of PV products, reduced manufacturing costs from economies of scale, and the advancement of manufacturing technologies. If we fail to attract and retain customers in our target markets for our future planned products and services, our results of operations, if any, will be adversely affected.

Additionally, we may also face competition from new entrants to the PV market, including those that offer more advanced technological solutions or that have greater financial resources than us. In addition, our competitors may also enter into the PV manufacturing business, which may provide them with cost advantages. Furthermore, the entire PV industry also faces competition from conventional energy and non-solar renewable energy providers.

Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. The greater size of many of our competitors provides them with cost advantages as a result of their economies of scale and their ability to obtain volume discounts and purchase raw materials at lower prices. As a result, such competitors may have stronger bargaining power with their suppliers and have an advantage over us in pricing as well as securing a sufficient supply of PV during times of shortage. Many of our competitors also have better brand name recognition, more established distribution networks, larger customer bases or more in-depth knowledge of the target markets. As a result, they may be able to devote greater resources to the research and development, promotion and sale of their products and respond more quickly to evolving industry standards and changes in market conditions as compared to us. Our failure to adapt to changing market conditions and to compete successfully with existing or future competitors would have a material adverse effect on our business, prospects and results of operations.

The photovoltaic industry may not be able to compete successfully with conventional power generation or other sources of renewable energy.

Although the PV industry has experienced advances in recent years, it still comprises a relatively small component of the total power generation market and competes with other sources of renewable energy, as well as conventional power generation. Many factors may affect the viability of widespread adoption of PV technology, including the following:

•	cost-effectiveness of solar energy compared to conventional power generation and other renewable energy sources;

•	performance and reliability of solar modules compared to conventional power generation and other renewable energy sources and products;

•	availability and size of government subsidies and incentives to support the development of the solar energy industry;

•	success of other renewable energy generation technologies such as hydroelectric, wind, geothermal and biomass; and

•
fluctuations in economic and market conditions that affect the viability of conventional power generation and other renewable energy sources, such as increases or decreases in the prices of oil, natural gas and other fossil fuels.

As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

Installed components, parts and equipment associated with the Company’s solar facilities may fail.

Components, parts and other equipment associated with the Company’s solar generation facilities may fail in the future.  Such components, parts and equipment may not be covered by insurance and may require the Company to take such affected facilities offline for a period of time.  Such failed components, parts and equipment may be cost prohibitive to replace and could cause the Company to be forced to abandon and shut down applicable affected facilities. If any one of the above were to occur it could have a material adverse effect on the Company’s revenues, operations, cash flow and could in turn cause the value of the Company’s common stock to decline in value or become worthless.

If PV technology is not suitable for widespread adoption at economically attractive rates of return, or if sufficient additional demand for solar modules does not develop or takes longer to develop than we anticipate our results of operations may be adversely affected.

The solar energy market is at a relatively early stage of development, in comparison to fossil fuel-based electricity generation. If PV technology proves unsuitable for widespread adoption at economically attractive rates of return or if additional demand for solar modules and systems fails to develop sufficiently or takes longer to develop than we anticipate, we may be unable to grow our business or generate sufficient net sales to sustain profitability. Many factors may affect the viability of widespread adoption of PV technology and demand for solar modules and systems, including the following:

•	cost-effectiveness of the electricity generated by PV power systems compared to conventional energy sources, such as natural gas and coal, and other non-solar renewable energy sources, such as wind;

•	performance, reliability and availability of energy generated by PV systems compared to conventional and other non-solar renewable energy sources and products;

•	success of other renewable energy generation technologies, such as hydroelectric, tidal, wind, geothermal, solar thermal, concentrated PV, and biomass;

•
fluctuations in economic and market conditions that affect the price of, and demand for, conventional and non-solar renewable energy sources, such as increases or decreases in the price of natural gas, coal, oil, and other fossil fuels;

•	fluctuations in capital expenditures by end-users of solar modules and systems which tend to decrease when the economy slows and when interest rates increase; and

•
availability, substance, and magnitude of support programs including government targets, subsidies, incentives, and renewable portfolio standards to accelerate the development of the solar energy industry.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of PV products, which may significantly reduce demand for our solar modules.

The market for electricity generation products is heavily influenced by foreign, federal, state, and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of PV products and investment in the research and development of PV technology. For example, without a mandated regulatory exception for PV systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to PV systems, it is likely that they would increase the cost of using PV systems to our end-users, which could make them less desirable, thereby adversely affecting our business, prospects, results of operations, and financial condition. In addition, with respect to utilities that utilize a peak hour pricing policy or time-of-use pricing methods whereby the price of electricity is adjusted based on electricity supply and demand, electricity generated by PV systems currently benefits from competing primarily with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require PV systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that our solar systems and modules will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering, and other matters. It is a complex task to track the requirements of individual jurisdictions and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us or our customers and, as a result, could cause a significant reduction in demand for our solar systems and modules.

Environmental obligations and liabilities could have a substantial negative impact on our financial condition, cash flows, and profitability.

Our operations involve the use, handling, generation, processing, storage, transportation, and disposal of hazardous materials and are subject to extensive environmental laws and regulations at the national, state, local, and international levels. These environmental laws and regulations include those governing the discharge of pollutants into the air and water, the use, management, and disposal of hazardous materials and wastes, the cleanup of contaminated sites, and occupational health and safety. As we expand our business our environmental compliance burden will continue to increase both in terms of magnitude and complexity. We will incur significant costs and capital expenditures in complying with these laws and regulations. In addition, violations of, or liabilities under, environmental laws or permits may result in restrictions being imposed on our operating activities or in our being subjected to substantial fines, penalties, criminal proceedings, third party property damage or personal injury claims, cleanup costs, or other costs. Such solutions could also result in substantial delay or termination of projects under construction within our systems business, which could adversely impact our results of operations. While we believe we are currently in substantial compliance with applicable environmental requirements, future developments such as more aggressive enforcement policies, the implementation of new, more stringent laws and regulations, or the discovery of presently unknown environmental conditions may require expenditures that could have a material adverse effect on our business, results of operations, and financial condition.

We may be unable to acquire or lease land, obtain necessary interconnection and transmission rights, and/or obtain the approvals, licenses, permits and electric transmission grid interconnection and transmission rights necessary to build and operate our planned PV power plants in a timely and cost effective manner, and regulatory agencies, local communities, labor unions or other third parties may delay, prevent, or increase the cost of construction and operation of the PV plants we intend to build.

In order to construct and operate our planned PV plants, we need to acquire or lease land and rights of way, obtain interconnection rights, and obtain all necessary local, county, state, federal, and foreign approvals, licenses, and permits as well as rights to interconnect the plants to the transmission grid and transmit energy generated from the plant. We may be unable to acquire the land or lease interests needed, may not obtain satisfactory interconnection rights, may not receive or retain the requisite approvals, permits, licenses and interconnection and transmission rights, or may encounter other problems which could delay or prevent us from successfully constructing and operating PV plants.

Our proposed PV plants may be located on or require access through public lands administered by federal and state agencies pursuant to competitive public leasing and right-of-way procedures and processes. The authorization for the use, construction, and operation of PV plants and associated transmission facilities on federal, state, and private lands will also require the assessment and evaluation of mineral rights, private rights-of-way, and other easements; environmental, agricultural, cultural, recreational, and aesthetic impacts; and the likely mitigation of adverse impacts to these and other resources and uses. The inability to obtain the required permits and, potentially, excessive delay in obtaining such permits due, for example, to litigation or third party appeals, could prevent us from successfully constructing and operating PV plants in a timely manner. Moreover, project approvals subject to project modifications and conditions, including mitigation requirements and costs, could affect the financial success of a given project.

Lack of transmission capacity availability, potential upgrade costs to the transmission grid, and other systems constraints could significantly impact our ability to build PV plants and generate solar electricity power sales.

In order to deliver electricity from our PV plants to our customers, our projects generally need to connect to the transmission grid. The lack of available capacity on the transmission grid could substantially impact our projects and cause reductions in project size, delays in project implementation, increases in costs from transmission upgrades, and potential forfeitures of any deposit we have made with respect to a given project. These transmission issues, as well as issues relating to the availability of large systems such as transformers and switch gear, could significantly impact our ability to build PV plants and generate solar electricity sales.

Our operations and planned operations are largely dependent on us and third parties arranging financing from various sources, which may not be available or may only be available on unfavorable terms or in insufficient amounts.

The construction of the small, medium and large utility-scale solar power projects is expected in many cases to require project financing, including non-recourse project debt financing in the bank loan market and institutional debt capital markets. Uncertainties exist as to whether such future projects will be able to access the debt markets in a magnitude sufficient to finance their construction. If we are unable to arrange such financing or if it is only available on unfavorable terms, we may be unable to fully execute our business plan. In addition, we generally expect to fund projects by raising project capital from third parties. Such funding sources may not be available or may only be available in insufficient amounts, in which case our ability to fund our projects may be delayed or limited and our business, financial condition, or results of operations may be adversely affected.

Developing solar power projects may require significant upfront investment prior to commencing construction, which could adversely affect our business and results of operations.

The length of time between the identification of land and the commercial operation of a PV power plant project, vary substantially and can take many months or years. As a result of these long project cycles, we may need to make significant upfront investments of resources (including, for example, payments for land rights, large transmission and PPA deposits or other payments, which may be non-refundable) in advance of commencing construction and the receipt of any revenue, much of which will not recognized for several additional months or years following contract signing. Our liquidity may be adversely affected to the extent the project sale market weakens and we are unable to sell our future solar projects on pricing, terms and timing commercially acceptable to us.

We may not be able to obtain long-term contracts for the sale of power produced by our projects at prices and on other terms favorable to attract financing and other investments.

Obtaining long-term contracts for the sale of power produced by the projects at prices and on other terms favorable to us is essential for us to grow our operations and complete our business plan. We must compete for power purchase agreements against other developers of solar and renewable energy projects. Further, other sources of power, such as natural gas-fired power plants, have historically been cheaper than the cost of solar power and power from certain types of projects, such as natural gas-fired power plants, can be delivered on a firm basis. The inability to compete successfully against other power producers or otherwise enter into PPAs favorable to us would negatively affect our ability to develop and finance our projects and negatively impact our revenue. In addition, the availability of power purchase agreements is a function of a number of economic, regulatory, tax and public policy factors.

Our estimates and business plan are built around the assumption that grid parity will occur within the next few years.

The Company has built its management team and Board of Directors, and has constructed its business plan around the belief that grid parity (i.e., solar power being the same cost, if not cheaper than traditionally generated energy) will happen within the next few years.  In the event that grid parity does not occur within the next few years, the Company’s business plan, results of operations and cash flow could be adversely effected and we could be forced to curtail, scale back or abandon our business plan.

If our customers delay or cancel equipment purchases, we may be required to modify or cancel contractual arrangements with our suppliers which may result in the loss of deposits or pre-paid advances.

As a result of our customer delays or contract terminations, we reschedule or cancel, from time to time, purchase orders with our vendors to procure materials and, in certain cases, we are required to forfeit deposits and/or reimburse the vendor for costs incurred to the date of termination. In cases where we are not able to cancel or modify vendor purchase orders due to customer delays or terminations, our purchase commitments may exceed our order backlog requirements and we may be unable to redeploy the undelivered equipment. In addition, we expect that we may be required to pay advances to vendors in the future without being able to recover that advance if the vendor is placed in bankruptcy, becomes insolvent or otherwise experiences financial distress.

Delays in deliveries, or cancellations of orders, for products of all of our segments could cause us to have inventories in excess of our short-term needs and may delay our ability to recognize, or prevent us from recognizing, revenue on contracts in our order backlog. Alternatively, we may be required to sell products below our historical selling prices. Contract breaches or cancellation of orders may require us to reschedule and/or cancel additional commitments to vendors in the future and require that we write-down any inventory purchased that we are unable to deploy or require that we sell products at prices that are below our historical prices, which would also have a negative impact on our gross margins.

Risks Relating To Our Securities

The Market For Our Common Stock Is Volatile, Sporadic And Illiquid.

Our common stock is currently quoted on the OTC Pink Market maintained by OTC Markets Group, Inc. under the symbol “PSWW”.  The market for our common stock is currently volatile, sporadic and illiquid.  Subsequent to the effectiveness of our Registration Statement, of which this Prospectus is a part, we intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or to quote our common stock on the OTCQB market maintained by OTC Markets Group, Inc., depending upon our qualifications at the time, in the future. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCQB. If we are successful in quoting our common stock on a national securities exchange or the OTCQB and/or if we are unsuccessful and continue instead to quote our common stock on the OTC Pink Market, the market for our common stock will likely continue to be volatile, sporadic and illiquid.  Additionally, we anticipate that the market for our common stock will be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	increased competition; and
(4)	conditions and trends in the market for energy and renewable energy, including solar power, in general.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks.

Our common stock will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Stockholders May Be Diluted Significantly Through Our Efforts To Obtain Financing And Satisfy Obligations Through The Issuance Of Additional Shares Of Our Common Stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, may dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We currently have six directors, five of whom we consider independent.  We do not currently have an independent audit or compensation committee. As a result, our directors have the ability to, among other things, determine their own level of compensation. Historically, we have used the Ernst & Young Compensation study to define both director and officer compensation. Nevertheless, until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We Will Incur Significant Increased Costs As A Result Of Operating As A Fully Reporting Company As Well As In Connection With Section 404 Of The Sarbanes Oxley Act.

We will incur legal, accounting and other expenses in connection with our future status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our future status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock, if any, could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Delaware law and our Certificate of Incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders.

We have authorized capital stock consisting of 300,000,000 shares of common stock, $0.01 par value per share and 100,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this Prospectus, we have 19,017,225 shares of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which if issued could cause substantial dilution to our then stockholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without stockholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing stockholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred stockholders with voting control over us subsequent to this Offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 100,000,000 shares of preferred stock authorized and no shares of preferred stock issued or outstanding. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

We may face substantial penalties under a Registration Rights Agreement in the event we are not able to timely obtain effectiveness of the registration statement of which this Prospectus is a part.

Effective June 14, 2013, the Company entered into a Subscription Agreement with Steuben Investment Company II, L.P. (“Steuben”).  Pursuant to the subscription agreement, Steuben purchased 2,909,091 shares of the Company’s common stock for an aggregate of $1,600,000.05 or $0.55 per share.  The securities held by Steuben are beneficially owned by Hunter L. Hunt, who resigned as a director of the Company on October 27, 2013. As additional consideration in connection with the subscription, the Company granted Steuben warrants to purchase 2,181,818 shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years.  The Company also provided Steuben registration rights pursuant to a Registration Rights Agreement entered into with Steuben in connection with the shares sold and shares of common stock issuable upon exercise of the warrants (collectively, the “Registrable Securities”).  Pursuant to the registration rights agreement, the Company was required to file a registration statement to register the Registrable Securities within 90 days after the date of the subscription and to obtain effectiveness of the registration statement within 180 days after the date of the subscription (which deadlines were not met); provided that the Company is not in default of the registration rights agreement unless it fails to file the registration statement within 120 days of the subscription (which date was October 12, 2013) or fails to obtain effectiveness of the registration statement within 210 days of the subscription (which date is January 10, 2014).  The Company is required to pay Steuben $16,000 per month for the first three months that a registration default occurs (including any period that a previously declared effective registration statement is no longer effective) and $24,000 per month for each month thereafter.  As the Company failed to file the registration statement of which this Prospectus is a part by November 11, 2013 (the date thirty days after the required filing date), the Company owes Steuben $16,000 in penalty payments as of the date of this filing.  In the event we are unable to timely obtain effectiveness of the registration statement we may have to pay substantial penalties to Steuben, which could have a material adverse effect on our available cash, our ability to raise capital and ultimately our results of operations.

Certain of our outstanding warrants to purchase shares of common stock have anti-dilution rights.

As described in the risk factor above entitled “We may face substantial penalties under a Registration Rights Agreement in the event we are not able to timely obtain effectiveness of the registration statement of which this Prospectus is a part”, we granted Steuben warrants in June 2013 to purchase 2,181,818 shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years (the “Steuben Warrants”).  The Steuben Warrants include cashless exercise rights, and anti-dilution rights, resulting in a decrease of the exercise price in the event the Company issues or is deemed to issue (e.g., in the event it grants options with an exercise price lower than $1.00 per share) securities for less than $1.00 per share, subject to certain exempted issuances/grants including up to an aggregate of 1,385,026 shares issued directly or upon exercise of options granted to directors, officers, employees or consultants and in connection with the issuance of shares of common stock upon the exercise or conversion of convertible securities outstanding on the date of the subscription, provided that the terms of such securities are not amended to a lower exercise or conversion price thereafter.  As such, in the event we issue or deemed to have issued shares of common stock at a price per share less than the exercise price of the Steuben Warrants, the exercise price of such warrants will decrease to such lower value, which could make it more likely that Steuben exercise the warrants, which exercise could cause substantial dilution to existing stockholders.

This Prospectus permits selling stockholders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

This Prospectus includes 6,668,600 shares being offered for sale by existing stockholders. To the extent that these shares are sold into the market, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

Please read this Prospectus carefully.  You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the Prospectus is accurate as of any date other than the date on the front of this Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of common stock by the selling stockholders which are offered in this Prospectus.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

DESCRIPTION OF BUSINESS

Organizational History

Principal Solar, Inc. is the successor company to Kupper Parker Communications, Inc. (“KPCG”), having been created in March 2011 through a reverse merger undertaken pursuant to an Exchange Agreement dated as of March 15, 2011 between Principal Solar, Inc. (a Texas corporation, “Principal Solar Texas”) and KPCG. Upon completion of the transactions contemplated by the Exchange Agreement as described in more detail below, KPCG’s name was changed to Principal Solar, Inc.

The Company was originally incorporated under the laws of the State of New York on February 25, 1972 under the name Greenstone Ad Agency, Inc. and subsequently changed its name to Greenstone & Rabasca Advertising, Inc. On December 16, 1988, the Company changed its name to Greenstone Rabasca Roberts, Inc. In April 1991, the then shareholders of the Company approved a name change to Greenstone Roberts Advertising, Inc.

In September 2000, KPCG completed a reverse merger with Greenstone Roberts Advertising, Inc. (which we refer to as "GRAI"), a publicly traded company based in Melville, New York that operated as a traditional advertising agency without offering additional "below the line" marketing communications services, such as public relations services, direct marketing and database marketing services, and sales promotion services. Under the terms of the merger agreement, KPCG management assumed management of the merged operations, and the resulting merged operations were renamed Kupper Parker Communications, Incorporated.

Effective in October 2012, the Company redomiciled by way of the merger of the Company into its wholly-owned Delaware subsidiary, Principal Solar, Inc., into a Delaware corporation.

In March of 2011, KPCG management agreed to a 1 for 40 reverse split of the outstanding shares such that, each share of common stock then outstanding, par value $0.01 of the Company was exchanged for one-fortieth (0.025) of a share of common stock, which became effective with FINRA on May 25, 2011. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split, the Company rounded any resulting fractional shares up to the nearest whole share.  In connection with the redomiciling to a Delaware corporation in October 2012, described above, the Company increased its authorized common stock to 300,000,000 shares of common stock, $0.01 par value per share and authorized 100,000,000 shares of Class A Preferred Stock, par value $0.01 per share.  Unless otherwise stated or the context would require otherwise, all share amounts disclosed throughout this Prospectus retroactively take into account the reverse split.

The Company previously filed reports with the Securities and Exchange Commission pursuant to Section 13 and 15(d) of the Exchange Act of 1934, as amended; provided that in May 2005, the Company (then known as Kupper Parker Communications, Incorporated) filed a Form 15 with the Securities and Exchange Commission which suspended the Company’s requirement to file such reports.  Subsequent to the effectiveness of the Registration Statement of which this Prospectus forms a part, the Company will once again be subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act of 1934, as amended.

In March 2011, the Company issued two shares of Series A Super Voting Preferred Stock (“Series A Preferred Stock”) to Pegasus Funds LLC (“Pegasus”) as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter.  The designation of the Series A Preferred Stock was never filed with Delaware.  The Board of Directors approved the following rights and privileges for the Series A Preferred Stock:

•	The total number of Series A Preferred Stock was two (2) shares;

•	The Series A Preferred Stock was not entitled to receive any special dividends;

•	The Series A Preferred Stock ranked senior to all other preferred or common stock outstanding of the Company;

•	The Series A Preferred Stock had a par value of $1.00 per share;

•	Each share of Series A Preferred Stock was redeemable by the Company at any time for $110,000;

•	The Series A Preferred Stock had no liquidation preference; and

•
Each share of Series A Preferred Stock provided the holder thereof the right to vote a number of voting shares equal to the total number of shares of authorized common stock of the Company on any and all stockholder matters.

Exchange Agreement

Principal Solar Texas was incorporated in Texas in July 2010 (“Principal Solar Texas”). Effective as of March 7, 2011, the Company, Principal Solar Texas, the shareholders of Principal Solar Texas who included certain of our officers and directors (as described in greater detail below under “Certain Relationships and Related Transactions”), and Pegasus entered into an Exchange Agreement (the “Exchange Agreement”).  Pursuant to the Exchange Agreement, the shareholders of Principal Solar Texas exchanged all 10,430,734 shares of that company’s outstanding common stock for 10,430,734 newly issued shares of the Company, constituting approximately 82% of the Company’s post-exchange outstanding shares, when factoring in the Preferred Stock Exchange (defined below).

Additionally, a required term and condition of the Exchange Agreement was the exchange by Pegasus of the two shares of Series A Preferred Stock which it held for 2,138,617 shares of the Company’s common stock (the “Preferred Stock Exchange”).

Immediately subsequent to the consummation of the transactions contemplated by the Exchange Agreement, including, but not limited to the reverse stock split, the shareholders of the Company prior to the Exchange Agreement held 157,322 shares of our common stock, representing approximately 1.25% of our outstanding common stock.

 Subsequent to the closing of the Exchange in April 2011, we merged Principal Solar Texas into the Company with the Company surviving the merger.

Business Strategies

Our Primary objective is to build a significant, innovative and valuable solar company. We are currently employing our business expertise, our Board of Directors, advisory team and employee expertise with the goal of accelerating growth in an industry that we believe is ripe for consolidation today and on the brink of very large scale projects in the next 2-3 years.  Over the next 3 years, we have a goal to establish ourselves as one of the world’s leading solar power companies using a 4-pronged approach.  Already underway, the Company plans to:

1.	Aggregate the large community of fragmented solar entities in an accelerating acquisition strategy with the goal of creating a large balance sheet of solar electricity generation.
2.	Establish thought leadership by networking luminaries who author White Papers, define standards and host webinars at www.PrincipalSolarInstitute.org.
3.	Develop, opportunistically, new commercial and utility solar projects utilizing our partnerships and relationships.
4.	Build an entity capable of creating innovative, very large gigawatt (GW) projects around the world based on solid economics.

To date, we have completed the acquisition of four entities.  We have begun to create what we call the “world’s first distributed solar utility.” Our business plan begins with a rollup strategy.  We are in the process of acquiring cash flow positive solar assets from around the country with the goal of consolidating those assets into a distributed generation business. We utilize a partnership strategy that leverages creative deal making expertise and our team of energy industry luminaries.

Our strategy is to couple fifty years of electric utility expertise with business expertise, entrepreneurial innovation, financial know-how and solar engineering to create a new era in electricity generation.  Over the next three years, we hope to become the recognized leader in solar energy delivery by consolidating a significant share of the fragmented solar market to gain significant momentum and, when grid parity (i.e., solar power being as expensive if not cheaper than traditionally generated energy) has arrived, building large scale projects with an ultimate goal of generating gigawatts (GW) of cost effective, clean electricity with the goal of stabilizing electrical prices and preserving natural resources.

In states where insolation (sunshine) is high, land is relatively inexpensive or unproductive and electricity rates are high, solar facilities are being built today – supported by local and federal incentives.  These plants produce electricity at rates that compete with and in many cases, beat local utility rates.  For comparative analysis, a 1 megawatt (MW) facility will power 10 to 20 homes under full load conditions

Acquisitions

As of the date of this Prospectus, the Company has completed the acquisition of three solar power production facilities amounting to just under 3,500 kilowatts (KW).  Moving forward, management plans to negotiate with entities that manage and own projects in the 1 MW range up to 20 MW. As the assets under Company management increase, the Company hopes that its resources and market momentum, as well as its access to additional capital once public, will enable the acquisition of larger entities.

Construction of Commercial Distributed Generation (DG) Facilities.

Contemporaneous with the on-going acquisition phase of the Company’s growth plan, the Company hopes to selectively and opportunistically build, own and operate solar photovoltaic production facilities based on management’s contacts as well as via the relationships and pipeline of partners.

The Company plans to target large commercial enterprises whose facilities can accommodate at least 1 MW of solar on their property and/or offer significant promotional impact for the Company through the customer’s well-known brand in its community.

Gigawatt Projects.

Solar energy does not become a serious contender in the industry until power plants can be built which compete with traditional generation.  In order to compete, electricity produced must be priced so that larger plants makes sense, and, just as important, there must be demonstrable evidence from an engineering perspective, that larger plants which can withstand the forces of mother nature for extended periods. Construction on a gigawatt scale must be an engineering project with the ultimate goal of saving critical natural resources and more importantly: dollars.  The Company will promote solar energy’s inherent, long-term strategic advantage to generate electricity in a more reliable and redundant distributed mode with the goal of fundamentally mitigating electricity disruptions (brown outs, black outs) that often plague a highly centralized mode of generation (such as we have today in the US).  The Company anticipates that each GW project will cost approximately $1.93 per watt to construct or approximately $2 million per GW.

The Company has built its management team and Board around the belief that grid parity will happen within the next few years.  We believe that the desert southwest will become a major resource for the supply of affordable energy to the United States.  Company engineering and management has already begun working with its luminary Board, Advisors and legal team to design its very large scale projects.

How a Solar Energy System Works:

1.
Solar photo voltaic (“PV”) panels are installed (sometimes mounted on a commercial building’s roof and sometimes at a standalone location chosen to be a power generation plant), where the panels collect energy from the sun in the form of direct current electricity.

2.	The direct current electricity is then converted by an inverter into alternating current electricity and sold back to the local or regional power utility.

3.
The alternating current electricity can be fed directly into the commercial building itself, for use by the tenant and/or owner of the building, similar to its use by the local electricity provider or in the case of a power generation plan, fed directly into the power grid. Since the solar energy system works in tandem with the electricity provider, the commercial user will  continue to get electricity from the provider when the user needs more than the solar energy system can provide (e.g. during overcast weather and at night, when the PV panel cannot collect energy from the sun).

Power Generation

The power generated by a power station is measured in multiples of the watt, typically megawatts or gigawatts. Power stations vary greatly in capacity depending on the type of power plant and on historical, geographical and economic factors. The following examples offer a sense of the scale. The rated capacity of a power station is nearly the maximum electrical power that that power station can produce. Some power plants are run at almost exactly their rated capacity all the time, as a non-load-following base load power plant, except at times of scheduled or unscheduled maintenance. However, many power plants usually produce much less power than their rated capacity.

In some cases a power plant produces much less power than its rated capacity because it uses an intermittent energy source (such as solar power). Operators try to pull maximum available power from such power plants, because their marginal cost is practically zero, but the available power varies widely—in particular, it may be zero during heavy storms or at night.

Industry

According to the U.S. Energy Information Administration’s Annual Energy Outlook for 2013, retail electricity sales are projected to grow by 24 percent (0.7 percent per year) from 3,725 billion kilowatthours (kWh) in 2011 to 4,608 billion kWh in 2040. Residential electricity sales are also projected to grow by 24 percent, to 1,767 billion kWh in 2040, spurred by population growth and continued population shifts to warmer regions with greater cooling requirements. With an aging population of generation facilities world-wide, steps will need to be taken to meet the projected energy demand.  Because of new uses for electricity and growth in developing nations, the world has demanded more electricity year after year.  This trend is expected to accelerate in the near future.  According to to a March 11, 2011 article posted on Energy & Capital, an energy think tank website, energy demand will increase 58% in the next 25 years.  The supply of fossil fuels and uranium (used for nuclear power generation) will likely be depleted at an alarming rate as generation facilities step up to meet the demand.  Bloomberg  in a March 13, 2012 article posted on its website, projected that solar generation is poised to not only compete with traditional generation methods, but in many cases, will produce less expensive electricity. We believe this creates the perfect storm for solar to become a part of the existing infrastructure and extend the longevity of traditional generation fuels.

The chart below shows total energy production worldwide in terms of an energy unit known as the British Thermal Unit (BTU).  Most scientists work in BTUs.  The conversion from BTUs to kilowatt hours (kwh) is 10,000 BTU to 2.9 KWh.

First described in Albert Einstein’s Nobel Prize winning paper on the photoelectric effect, solar power has now been around for over one hundred years.  In the last 30 years, we have seen exponential drops in the cost of solar electricity production.  These drops are quickly driving the technology to a point where solar will be cost competitive with traditional generation, on the grid. Stated another way, we believe that solar may be cost competitive with nuclear, coal and natural gas within three years – without subsidies.  The term of art for this event is “Grid Parity.” Using today’s technology, and simple math, one can calculate that a single west Texas County (Brewster County for example) could supply several times the needs for today’s electricity demand in the US.  [Brewster County = 6,182 square miles; solar density is 160 MW per square mile; 6,182 x 160 = 989 GW of potential electricity].  Similarly, a small portion of the Sahara could produce enough solar electricity to meet the demands of Africa, Europe and parts of Asia.

The chart above shows the startling drop in the cost of producing crystalline solar PV panels from 1977 through 2012.  Our analysis suggests that grid parity will occur when the cost of Photo Voltaic (PV) panels reaches $0.52 per watt. As of October 2013, the price is averaging $0.61 per watt.  The chart below shows how the price of solar has dropped in the last three years.  If the trend line shown below continues, solar will be cost competitive with gas fired generation in 2015.

Beginning in 2009 (and ending in 2012) PVXchange (a PV distributor and industry monitoring company) monitored the average cost of solar modules (spot price) from manufacturers in China, Germany and Japan. We have published several White Papers based on the analysis of the long term 1980 – 2012 data and the shorter term data provided by PVXchange’s research for 2009 – 2012 as shown in the graph above.  During the 1980 – 2010 period shown in the charts above, the cost of electricity has seen annual escalations in price.  The chart below uses U.S. Energy Information Administration (“EIA”) data to depict the retail cost of electricity during the period beginning in 1980 and ending in 2010.

What these charts show is startling.  The cost of electricity has escalated 250% while the cost of solar has decreased by 2,800%.  The Company does not believe that solar generation will replace traditional fossil fuel electricity production, but instead that solar power will become an important part of the equation.

The US power generation sector is at the convergence of several crossroads. According to a March 22, 2013 Frequently Asked Question published by the U.S. Energy Information Administration (EIA), about 540 gigawatts, nearly 51% of all generating capacity in the United States, were at least 30 years old at the end of 2012.  Fossil fuels, especially coal and oil, are increasingly unpopular due to pollution, availability and national security issues associated with country of origin.  Although cleaner and relatively reliable, nuclear has never caught on as a primary resource.  Prior to the Fukushima accident in Japan, nuclear appeared to be entering a period of resurgence.  It is currently unclear how this incident will impact the American plans for nuclear, though one can expect the already high expense of bringing nuclear online to be impacted. Because the fuel for solar energy will last as long as the sun continues to shine, solar can be considered a permanent source of electricity.  Clearly renewable generation will extend existing resources while the world’s engineers work on nuclear fusion and other long-term technologies that have much more limitless fuel supplies.

Solar Power

Except in States where legislatures have required renewable energy, most utilities have not embraced renewables, which represents both an opportunity and a challenge.  Opportunities clearly come from being able to fill a demand for power, while the challenge comes from the resistance to new technology. A quick look at how generation has changed over time clarifies an important trend leading to the value of renewable energy and its role in the future.
Natural gas, coal and nuclear have grown, while oil has almost been completely eliminated.  Using data from the EIA, these charts show resources for electricity generation.

A quick glance at the data below, from the EIA shows that currently, solar makes up the smallest part of the renewable sector.  This is largely because solar has been significantly more expensive than traditional generation, a weakness that is quickly being remedied as costs drop and efficiency increases.

GTM Research gathers a complete account of industry trends in the U.S. PV industry and produces a quarterly report.  In their report for the second quarter of 2013, they show the following findings:

•	PV installations totaled 832 megawatts in the second quarter of 2013, up 15 percent over the first quarter;
•	Cumulative operating PV capacity in the U.S. now stands at 8,858 megawatts;
•	4,372 megawatts of PV are forecasted to be installed in 2013, up from 3,366 megawatts in 2012, a 30 percent growth rate;
•	The utility market completed 38 projects totaling 452 megawatts; and
•	There are currently 3.9 gigawatts of utility-scale projects in construction.

Governmental incentives

Largely due to the an increasing concern for and desire to curb industrial pollution in the US, the past few years have seen significant policies aimed to increase the use of renewable energy.  Included in these are 30% Federal Grant money for capital costs, Investment Tax Credits and accelerated depreciation schedules.  Local incentives are also encouraging growth in many states around the country.  It is important to note that our business plan does not rely on subsidies, but we do recognize the impact those subsidies have had on improving solar economics.  Currently, there are three kinds of policies which governments use to increase the use of renewable energy:

1.           Tax credits: A federal Investment Tax Credit (ITC) of 30% is in effect for solar power until the end of 2016.  Management expects this to expire, or be reduced at that time; however, we believe solar will have reached grid parity before December 2016.  Some states like North Carolina also offer an in-state tax credit that is further encouraging solar development.

2.           Power Production: Many States have Renewable Portfolio Standards (RPS), which require electricity providers to generate or acquire a percentage of generation from renewable sources. However, many RPS programs have “escape clauses” if renewable generation exceeds a cost threshold. California, for example, has aggressive goals of achieving 33% renewable generation before 2020.  Some States have delayed compliance and others lack enforcement procedures. Still, many states continue to announce RPS standards.  Because of the favorable projections for solar PV efficiency improvement, and lowered costs, most analysts currently forecast that nearly all States will meet RPS mandates.

3.           Trading Markets:  A number of States have built Renewable Energy Certificates (RECs)* into their Renewable Portfolio Standards.  This allows electricity providers to sell renewable energy credits and use their proceeds for construction.  Some States have made REC markets mandatory, requiring electricity providers to produce or acquire renewable generation to reduce reliance on fossil fuels to generate electricity.  The REC market has become quite hot over the past few years, and the Company intends to capitalize on REC market inefficiency wherever possible.

*Renewable Electricity Certificates / Renewable Energy Certificates (RECs) are tradable energy commodities that represent proof that 1 megawatt-hour of electricity was generated from an eligible source such as a Photovoltaic Power Plant.  These can be purchased to replace Renewable Portfolio Standard requirements to generate power with renewable energy.

Business Strategies

As previously described, the Company has a four-pronged strategy with the goal of becoming one of the world’s leading solar generation companies.  More narrative on these key elements of the business plan:

1.
Continually author and co-author white papers and contemporaneous articles on solar energy while simultaneously developing and promoting webinars which educate the energy sector and general public on the solar industry.  The white papers focus on technical and market issues and are being published on the web as well as through traditional engineering and technical publications.  Management is using these papers and webinars to bring PSI to the forefront as a recognized expert in the sector.  All published papers are hosted on www.PrincipalSolarInstitute.org.  Webinars are regularly promoted and archived on the on the same Institute site.

2.
The Company’s primary business model today is the acquisition of existing solar power generation assets nationwide.  Because of Federal, State and local subsidies, we believe that hundreds of assets exist that are cash flow positive.  Management believes the company can achieve significant growth through proper due diligence and the acquisition of available assets.

3.
Acquired assets or companies will provide access to additional qualified projects. This will allow the Company to opportunistically build its own solar projects.  The primary goal of these type projects is to further build the Company balance sheet, increase revenue and further extend and expand valuable relationships.

4.
As grid parity moves closer, the Company is utilizing its unique resources to begin plans and strategic discussions to build a large-scale project.  Management believes it has strong enough contacts in some of the world’s largest companies and in the decision making segments of utilities and governments that give us the opportunities to build gigawatt projects in key global locations.

Project Pipeline

According to a November 1, 2013 listing from the Solar Energy Industry Association, there are over 550 major solar projects of 1 MW and above that are either operating, under construction or under development in the United States, representing over 31 GW of total capacity.  The Company is continuously evaluating prospective developer partners and acquisition targets.

The Company’s strategic acquisition plan revolves around an understanding of how the solar market has developed in the last 10 years.  In the earlier years, installations were built almost exclusively by members of the early solar movement that believed in the dream of renewable power.  The economics of these installations were almost always in the red.  This was somewhat helped by state and federal incentives, but for the most part, no installations made sense from a capitalist perspective.  In the last 10 years, the manufacturing costs have dramatically fallen, while efficiencies have increased.  Simultaneous with the trends in solar, the cost of electricity has steadily climbed.  The question of “grid parity” (solar being able to compete with traditional power generation) has become a viable debate in recent years.  SolarBuzz (a market research and analysis group) reports (as of July 9, 2013) that an amazing 10 gigawatts of solar photovoltaic installations have been made since 2010.

Non-Residential Projects by System Size* (2010-2015)

Source: Solarbuzz April 2011.  US Deal Tracker

This data from industry analysts supports our own experience in the market that there are more than enough solar projects ripe for acquisition and quality partnerships to build.  The Company has worked to develop its due diligence process while simultaneously also building financial relationships and credibility in the industry.  The Company considerations for evaluating acquisitions are shown below.

Key Project Assessment Criteria

•
Power Purchase Agreement.  The Power Purchase Agreement (PPA) is a legal agreement between the project builder-owner-operator, and the purchaser of electricity.  Power Purchase Agreements have been around as long as utilities have been selling electricity.  They represent the source of revenue in the acquisition.  It is important to evaluate not only the legal quality of the document, but the credit quality and stability of the buyer of electricity that is party to that PPA.

•
Location. Location is important for several factors.  The Company will evaluate location for local regulatory factors that could impact our projects and for local environmental factors that impact the amount of electricity a project may produce.  SolarBuzz lists the 10 states (as of September 12, 2011) where non-residential projects are most prevalent:

▪California ▪New Jersey ▪Massachusetts ▪Pennsylvania ▪Arizona	▪Texas ▪Colorado ▪North Carolina ▪Nevada ▪Florida

•
Solar Renewable Energy Certificates.  Solar Renewable Energy Certificates (SREC) vary from state to state and are constantly changing.  They represent fees paid for generation of electricity from a renewable source.  There is considerable market uncertainty concerning the value of SRECs.  Principal Solar intends to take a conservative approach concerning SRECs and limit our risk exposure through pre-sales and forward contracts where available. A SREC is a certificate, issued by that state in which the solar system is operating, representing the “green attributes” of one megawatt-hour (MWh) of electricity generated from a solar energy system.  SREC’s are bought and sold in each state’s SREC market like a commodity and can even be sold from certain state-to-state markets.   The sale of SRECs is intended to promote the growth of distributed solar by shortening the time it takes to earn a return on investment.  The SREC is sold separately from the electricity and represents the "solar" aspect of the electricity that was produced. The value of an SREC is determined by the market subject to supply and demand constraints.  SRECs can be sold to electricity suppliers needing to meet their solar Renewable Portfolio Standards (RPS) requirement. The market is typically capped by a fine or solar alternative compliance payment (SACP) paid by any electricity suppliers for every SREC they fall short of in connection with applicable requirements.

•	Hardware.

o
Panels. While many manufacturers are producing panels, we will only undertake acquisitions with builder owner operators that have built utilizing panels from larger more financially stable manufacturers like Yingli, Trina, Canadian Solar, Sharp, Sunpower and First Solar. Currently, the Company does not have a primary supplier, but has strong relationships with major players in the industry including GCL, the world’s leading solar cell manufacturer. Along with doing business with the largest manufacturers, it is important to evaluate the quality of the warranty provided.  Principal Solar will seek hardware backed by financially strong manufacturers who have minimized warranty financial risk through investment grade reinsurance partners.

o
Inverters.  Inverters are a critical component in solar installation; they also tend to be the weak link because they fail in 10 to 15 years while the panels, with no moving parts tend to last 30 to 40 years.  For this reason, it is preferable to have extended service contracts which cover failure during the term of the PPA.

•
Operations and Maintenance.  Our engineering team is tasked with inspection of projects and evaluation of existing maintenance contracts. Ongoing maintenance will be conducted through third party operations and maintenance organizations to minimize costs.  This has been done in each of the three solar generation acquisitions the Company has completed to date.  Because of the nature of the existing assets, no maintenance contracts are currently in place.

•
Insurance.  Panel manufacturers typically include warranties covering hail damage, but not wind and flooding, nor do they cover injuries from electric shock.  The acquisition criterion includes an evaluation of the current insurance policy in place.

•
Deal structure.  We plan for acquisitions to be funded with third party financing through non-dilutive special purpose vehicles (i.e. a 5 year partnership flip, sale leaseback, and inverted lease – we have included a brief description of these vehicles below).  Additionally, as a publicly listed company, the Company will have access to various capital market strategies to help support acquisitions through the issuance of debt and equity securities.

•
Tax strategies.  Our finance model assumes various tax benefits and strategies to include bonus depreciation, accelerated depreciation schedules and investment tax credits.  For example, Modified Accelerated Cost Recovery System (MACRS) allows tangible property to be depreciated on an accelerated basis. Solar projects qualify for MACRS treatment and are depreciated, for tax purposes, over the course of six years. In recent years, Congressional legislation has amplified the tax benefits related to accelerated depreciation to include a first-year ‘bonus depreciation’ provision for qualified renewable energy systems. The bonus depreciation incentive is scheduled to expire at the end of 2013 yet may be extended through 2014.

•
Valuation.  All acquisitions will be made at fair valuations based on discounting the value of the PPA revenue and overall project cash flows.  Additionally, we focus on assets that are accretive to cash flow.  This is possible because of economies of scale, prudent transaction structuring, and understanding market dislocations in the pricing of electricity and renewable energy credits.

•
Leverage. Many times, builder owner operators utilize loans to fund construction of facilities, which are guaranteed by the owner and (sometimes) their financial partners.  We plan to finance projects through subsidiary special purpose vehicles. Utilizing these common project finance structures we believe that we will be able to finance projects on a limited or no recourse basis.

White Papers, Standards and Thought Leadership

Over the past two years via the Principal Solar Institute, the Company has become one of the most prolific authors in the solar industry.  The Company has produced multiple White Papers and dozens of articles on solar and solar-related topics.  The Institute also regularly hosts industry experts to conduct valuable and relevant webinars.  The long-term goal is to publish an authoritative library of papers and webinars, which will represent a single source and resource for understanding the solar industry.  In the fall of 2012, the Company launched the Principal Solar Ratings System, an industry-first ratings system that allows easy, unbiased, comprehensive analysis and comparison of photovoltaic modules and solar power generation systems. The Institute built the Ratings system by bringing together a standards committee consisting of some of the best-known global luminaries in the sector.

The list of papers currently published (✓) and pending (•) on www.PrincipalSolarInstitute.org:
✓	Turning Green Into Greener: Solar 101
✓	Shining Light on Renewable Energy in Developing Countries
✓	Navigating Environmental and Regulatory Issues to Reduce Risk
✓	Interfacing with the Electrical Grid
✓	Next Generation Vehicles: Addressing Air Quality, Fuel and Efficiency
✓	Energy Efficiency and Sustainability in the Organic Food Supply
✓	DOD Takes Aggressive Lead / Early Adopter
✓	The Capitalist Case for Solar Energy.
✓	Solutions for the Texas Energy Shortage.
✓	Feed-In Tariffs: The Proven Road Not Taken.
✓	Investing in the Power of the Sun
✓	Solar Goes Mainstream Why Distributed Solar Makes Sense Today for Large Electricity Buyers.

•	Electricity Transmission using microwave and Laser Technology.
•	How Will Solar Reach Grid Parity?
•	Best Locations for Building Solar
•	Regulatory environment for Solar
•	Solar and natural gas – the perfect complimentary pair
•	Solar in the Future – Geosynchronous Based Generation
•	Evaluation of Future U.S. Electricity Needs
•	Solar as a tool for Metropolitan Water Districts
•	Storage of Electricity
•	Building an International Network of Solar Generation Plants
•	Advantages of Solar Over: Coal / Nuclear / Natural Gas
•	Advantages of PV over Thin Film and Solar Thermal.
•	Solar for Land Reclamation Areas
•	Desalination of the World’s Water Supplies
•	Off-Grid Solar
•	PV Efficiency Projections
•	DC Transmission Lines and Other technologies for the National Grid
•	Solar power and recharged vehicles.

The Company regularly evaluates and seeks out potential luminaries and think tanks for collaboration as co-authors for white papers.  Final editing and publishing is done by us through our Principal Solar Institute website (www.PrincipalSolarInstitute.com ).  The authoring process takes approximately six weeks.

Along with the publication of papers and webinars, the Company plans to become an industry focal point for solar vendors and buyers.  In January 2011, the Company acquired Capstone Solar, an entity focused on bringing together vendors and buyers in an online webinar environment.  Capstone Solar has been integrated into the Company’s marketing and business development operations and is a component of the Principal Solar Institute.

Sales and Marketing

The Company’s business development team is focused on analyzing the solar market and companies, pursuing relevant acquisition discussions and expanding the Company’s network of advisors and partners. The Company has developed relationships with trainers, solar vendors and financing entities to broaden access to builder owner operators that meet the criteria in each stage of the acquisition plan.  We currently have strong relationships with several such entities that are providing a robust pipeline of targets as well as utilizing our data sources for partner identification.

The Company has deployed version 1 of its website (www.PrincipalSolar.com).  The key feature of the site is the tie in to the Principal Solar Institute (www.PrincipalSolarInstitute.org) which presents the library of Company-developed white papers, and other relevant resources and news in the solar and renewable energy fields.

The Company is also aligning itself with strategic partners who are actively promoting the expansion and adoption of renewable energy.  These partners include think tanks, policy organizations, major energy companies, commercial developers and local community leaders. The Company believes that collaboration with other stakeholders in the transforming energy business will accelerate its visibility and success.

Acquisition and Financing Structures

Financial Structure Overview

We plan to use a variety of legal and financial structures in the development and acquisition of solar power production capacity. The most common structures currently used in the industry are direct equity, a partnership flip, a sale leaseback, and an inverted lease.  Each structure will be tailored to maximize each individual project and to achieve the highest probably of risk adjusted returns above our investment threshold.

Direct Equity: With direct equity, the project will be structured much like a traditional leveraged buy-out acquisition.  At the simplest level, this will utilize a senior lender with an amortizing loan, preferably with a 10 to 20 year amortization schedule and an equity partner and/or equity provided directly by the Company.  Cash flows will be divided based on a pro-rata split after debt service.

Partnership Flip: With the Partnership Flip, the Company will utilize a partner that co-invests in a project typically motivated by tax credits to drive their returns. One partner will receive the majority of tax benefits from the project until a certain trigger. On the trigger, ownership flips and the Company will receive the majority of project cash flows.  This flip can be time contingent (usually a minimum period of 5 years for IRS regulations) or yield contingent (usually approximately an 8 or 9% internal rate of return).

Sale-Leaseback: Used frequently in corporate real estate transactions, there is a sale of the asset by one partner to another.  A sale leaseback is the disposal of a building, land, or other property to a buyer under special arrangements for simultaneously leasing it on a long-term basis to the original seller, usually with an option to renew the lease..

Inverted Lease or Lease Pass-through: The inverted lease is almost the opposite of the sale-leaseback structure.  The buyer directs lease payments to the partner. The Investment Tax Credit (ITC) is then passed-through from lessor to lessee.  Typically the lessee will retain a preferred return and a percentage of project cash flows. This is a highly complex structure with a very important feature: there are multiple 'levers' available to the various parties.  There can be a negotiated ITC split, a different split on up-front investment, and yet another split on any potential loss allocations. A lessee may own up to 49% of the lessor.  In cases where the lessee may have tax liability for gains outside of the transaction, the lessee may be able to capture a loss allocation on its investment.  This loss allocation means that it may be in the investors’ interest to have a severely underperforming project. Inverted lease structures are much more complicated than provided for here.

Competition

There are currently five types of competitors for the Company:

1.
Traditional power generation companies – this group represents the largest power generation in the energy sector.  They typically generate electricity using fossil fuels (e.g. coal & natural gas), nuclear, and hydro. The Company views these companies as potential partners.   The Company plans to bring solar expertise to an industry that is historically slow to move.   With 30+ year life expectancies for their fossil-based energy generation facilities, traditional power companies are far more deliberate in allocating new funding to power plants.  Power generators need to be able to sell their generation to utilities to justify the capital expense of building a new plant.   By demonstrating the ability to own and operate solar facilities, the Company believes that it can become an attractive partner for traditional power generators looking to expand into renewable energy, but reluctant to independently commit to a new power source.

2.
Solar Thermal – has been deployed on a limited scale to-date around the country.  More efficient than PV, it has moving parts, which can cause efficiency and cost issues in the long term.  Over the last few years, less and less solar thermal is being commissioned due primarily to the decrease in cost of solar PV.

3.
PV Installers – The Company is aware of regional solar installers in various markets in the US.  Most actually represent partners more than competitors due to our generally complementary business strategies.

4.
Independent Power Producers (IPPs) and Large Solar PPA Developers  – Independent Power Producers (IPPs) are owners and operators of power plants, including solar power plants, who sell electricity via power purchase agreements to local utilities.  A small number of IPP’s have begun adding solar to their portfolios (Recurrent and Sun Edison for example).  While these firms represent a source of competition for the Company, their presence in the marketplace actually legitimizes the goals of the Company.  The large solar developers who own PPA’s and sell the resulting electricity have become de facto IPP’s.

5.
Wind Farms –Wind generation had a phase of popularity that has slowed considerably.  Because of problems with gearing and maintenance, many wind farms have closed. Gearing problems and maintenance continue to plague wind turbines, yet new technologies make this form of generation profitable in many locations and wind development does continue.   In contrast to solar, wind tends to be more dependable at night and this is not when additional generating capacity is needed.   Peak demand across America’s population growth areas (South and West) occurs during hot summer days which favors solar.  During these times, many utilities must buy peak power from inefficient, older power plants at higher prices.   Overnight, only the most efficient, cost-effective power plants are needed in order to provide the base load of electricity generation demanded by customers.   Solar PV and wind provide the majority of their power output at very different times and therefore don’t really compete.

As described above, there are several competitive technologies.  Below we will focus on companies that fall under bullet 4: Other PV installers.  There are several notable players in this space which is just now beginning to grow in the U.S.  The American Solar Energy Society (ASES) is the national trade association for all solar related companies.  Market research suggests that there are no companies with business models similar to that of the Company.  Each of the competitors mentioned below is helping to grow this business sector, and may in fact become viable strategic partners and/or acquisition targets for the Company as we grow.

•	First Solar, Inc. (NASDAQ:FSLR)
•	SolarCity Corp. (NASDAQ:SCTY)
•	Exelon Corp. (NYSE:EXC)
•	E.ON SE (OTCQX:EONGY)
•	Nextera Energy, Inc. (NYSE:NEE)
•	IPP Solar (private company)

While the Company clearly recognizes the competition, ultimately we believe there are several things that differentiate the Company from the competition as discussed previously.  Like the utility industry, we do not anticipate one big winner or even one big provider.  We believe that gives us a significant advantage.

The solar energy industry is intensely competitive and rapidly evolving. The number of PV product manufacturers, suppliers, and installers has rapidly increased due to the growth of actual and forecasted demand for PV products and the relatively low barriers to entry. We expect that the prices of PV products, including PV modules, may continue to decline over time due to increased supply of PV products, reduced manufacturing costs from economies of scale, and the advancement of manufacturing technologies.

Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. The greater size of many of our competitors provides them with cost advantages as a result of their economies of scale and their ability to obtain volume discounts and purchase raw materials at lower prices. As a result, such competitors may have stronger bargaining power with their suppliers and have an advantage over us in pricing as well as securing sufficient supply of PV during times of shortage. Many of our competitors also have better brand name recognition, more established distribution networks, larger customer bases or more in-depth knowledge of the target markets. As a result, they may be able to devote greater resources to the research and development, promotion and sale and respond more quickly to evolving industry standards and changes in market conditions as compared to us. Our failure to adapt to changing market conditions and to compete successfully with existing or future competitors would have a material adverse effect on our business, prospects and results of operations.

Principal Suppliers

Most parts for building solar generation facilities come from China, Japan, Germany and the U.S.
The Company will not manufacture solar PV modules, inverters or other components used in its solar energy systems itself, but will instead purchase those components directly from manufacturers or, in some cases, from third-party distributors.  The Company intends to purchase solar PV modules manufactured by GCL Solar and others.  The Company plans to purchase inverters manufactured by SMA Solar Technology and others.  The Company plans to purchase the components used in its solar energy systems on a purchase order basis from a select group of manufacturers or suppliers.

If the Company is unable to purchase from any of these sources, the Company believes it would not have difficulty in securing alternative supply sources, because all of the components used in its solar energy systems will be available from a number of different sources globally.  With that said, the world-wide market for solar PV modules has from time to time experienced shortages of supply that have increased prices and affected availability.

Material Acquisitions

To date, the Company has completed four acquisitions.  The first, a small Texas based technology company named Capstone Solar was acquired in January 2011 because of its unique webinar technology, its access to industry vendors, and its marketing expertise.  Capstone Solar has been integrated into the Company’s marketing and business development operations, continues to run webinars and is a component of the Principal Solar Institute. The next three acquisitions have been entities that own Power Purchase Agreements (described in greater detail below).  In total, the production facilities acquired amount to just under 3,500 kilowatts (KW).

Capstone Solar

Capstone Solar (“Capstone”) was acquired by Principal Solar Texas pursuant to a Share Exchange Agreement entered into with the shareholders of Capstone (Rick Borry (our current consultant) and Dan Bedell, our EVP of Strategic and Corporate Development) in January 2011 in consideration for 500,000 shares of the restricted common stock of Principal Solar Texas. The Share Exchange Agreement specified that Capstone will continue to operate as a wholly-owned subsidiary of the Company and that the Company will receive twenty-five percent (25%) of profits generated by Capstone, with the remainder to be retained by Mr. Borry and Mr. Bedell for four years from the closing date.  The institution is managed as a not-for-profit organization and is not intended to generate any profits.  Capstone did not have any significant revenue generating activity prior to its acquisition and the Company received no profits during 2011 or 2012.  The Share Exchange Agreement also provides that if Capstone enters into bankruptcy or becomes insolvent for four years following the closing, ownership of Capstone reverts back to Mr. Borry and Mr. Bedell.

SunGen Mill 77 LLC and SunGen StepGuys LLC

Pursuant to a Limited Liability Company Membership Purchase Agreement (the “Membership Purchase Agreement”), entered into with the sole owner of SunGen Mill 77 LLC and SunGen StepGuys LLC (the “SunGen Entities”) and Talmage Solar Engineering (“Talmage”) in September 2011, we acquired the SunGen Entities in consideration for $1,000 in cash and the satisfaction of $841,154 of outstanding liabilities payable by the SunGen Entities to Talmage in consideration for 440,163 shares of our restricted common stock issued to Talmage.  The SunGen Entities own and operate certain solar power generation facilities, described in greater detail below under “Description of Property”.  The Company and Talmage also entered into a Maintenance & Operations Agreement at closing to provide for Talmage to perform certain services in connection with the facilities acquired by the Company pursuant to the Membership Purchase Agreement (the “Maintenance Agreement”).  Pursuant to the Maintenance Agreement, which has a term of five years (beginning September 2011), subject to automatic renewals unless either party terminates the agreement with 30 days prior written notice, and in consideration for the services agreed to be performed by Talmage, a service fee of $12 per Kwh per year.

PowerHouse One

Effective December 31, 2012, the Company entered into a Purchase and Sale Agreement (as amended from time to time) with Vis Solis, Inc. (“Vis Solis”), a Tennessee limited liability company, and the sole member of Powerhouse One, LLC (“Powerhouse”), whereby, effective June 17, 2013, 88% of the outstanding membership interest of Powerhouse was exchanged for $6,200,000 in cash.  Powerhouse owns and operates a ground mounted solar electric generation facility consisting of four projects: Lincoln Farm I, II, III and IV, located in Franklin, Tennessee.  The project was designed as a 3 MW facility providing approximately 4.5 million Kilowatt hours of electricity per year.

In connection with the acquisition, Powerhouse, and certain of its subsidiaries, entered into a Loan and Security Agreement with Bridge Bank, NA (“Bridge Bank” and the “Loan Agreement”).  Pursuant to the Loan Agreement, Powerhouse borrowed $5,050,000 from Bridge Bank, which bears interest at 7.5% per annum, with monthly interest payable in arrears, and certain amortization payments due quarterly in an amount of between $55,514 to $77,574 (increasing during the term of the loan).  The amount borrowed was used to pay the purchase price of the Powerhouse acquisition. The amount borrowed under the Loan Agreement is due on the fourth anniversary of the loan date (June 17, 2017), can be prepaid at any time with thirty (30) days prior written notice, provided that an additional 7% of the principal amount of the loan is due if the loan is repaid within the first year of the loan, 6% is due if repaid within the second year of the loan, 5% is due if the loan is repaid within the third year of the loan and no additional amount is due if repaid three years from the date of the loan.  The Loan Agreement required a commitment fee of 1% of the loan amount, an underwriting fee of 1.75% of the loan amount and a yearly annual portfolio management fee of 0.16% of the amount outstanding under the loan.  Pursuant to the Loan Agreement and a separate Pledge and Security Agreement, all of the membership interests of Powerhouse and all of the assets of Powerhouse were pledged as security to secure the repayment of the loan.  The Loan Agreement requires certain affirmative and negative covenants, including requiring Powerhouse to maintain a debt coverage ratio of not less than 1.10:1; prohibiting any sales or transfers of assets of Powerhouse without the approval of Bridge Bank; prohibiting any change in control of Powerhouse; and prohibiting Powerhouse from granting any other party a security interest over its assets.

Pursuant to a Guaranty Agreement, the Company agreed to guaranty the repayment of the loan made pursuant to the Loan Agreement and the performance by Powerhouse of the Loan Agreement.

Effective June 17, 2013, we granted a warrant to purchase 151,050 shares of our common stock to Bridge Bank in connection with the acquisition of Powerhouse.  The warrant has an exercise price of $1.00 per share, cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur, of the 10 year anniversary of the grant, the closing of the Company’s initial public offering (which is being affected pursuant to the Registration Statement of which this Prospectus is a part), or the liquidation of the Company (each a “Termination Event”), and the warrant is automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

As additional consideration for the right to purchase the remaining interest in Powerhouse, we issued 46,010 shares of our restricted common stock valued at $1.00 per share or $46,010 to Vis Solis, Inc.

Recent Events

Effective December 4, 2013, we entered into a Consulting Agreement with Carlyle Capital Markets, Inc. (“Carlyle”).  Pursuant to the agreement Carlyle agreed to provide us non-exclusive consulting services in connection with financing and other services.  The agreement has a term of two years, automatically renewable for additional one year periods thereafter unless either party provides the other written notice of their intent to terminate no later than 60 nor more than 90 days prior to end of the then current term.  The agreement can be terminated by the Company with thirty days prior written notice at any time after the nine month anniversary of the agreement in the event less than $50 million has been raised by the Company through sources introduced to the Company by Carlyle and at any time for ‘cause’ as defined in the agreement.  Pursuant to the agreement we agreed to pay Carlyle (a) 3% of the gross amount received by the Company or its affiliates upon the sale of any Investment Tax Credits associated with any solar project; (b) 4% of the first $20 million, 3% of the next $25 million, and 2% of any remaining amounts of the aggregate gross purchase price paid by any funding source directly or indirectly introduced to the Company or its affiliates by Carlyle, and 1% of any gross purchase price paid by any funding source introduced by any person other than Carlyle; (c) 4% of the gross amount of tax credits associated with any solar project; (d) 3% of any debt securities purchased by investors introduced to the Company or its affiliates by Carlyle and 1% of debt securities purchased by persons introduced to the Company or its affiliates from persons other than Carlyle, provided that Carlyle shall only be due a 1.5% fee in connection with any financing for which Friedman, Luzzatto & Co. (“FLCO”) serves as Placement Agent, plus 1% of the total amount of the project if FLCO serves as Placement Agent; (e) 2% of the amount of any loan or grant obtained by the Company or its affiliates from any federal or state governmental agency or entity; and (f) a monthly monitoring fee of $1,000 for each solar project.  Carlyle is due the fees described above during the term of the agreement, for any contract entered into during the term of the agreement (even if not closed until after the termination of the agreement), and for any transaction closed within 12 months following the termination of the agreement (including agreements not entered into until after such termination).  After the expiration of 12 months from the termination date, Carlyle will be due 1% of the total gross purchase or investment amount for any transaction which the Company or its affiliates undertake with any person or entity introduced to the Company by Carlyle during the original term of the agreement and 1% of the total gross purchase or investment amount relating to any follow on funding of any source first introduced to the Company by Carlyle who provided funding to the Company during the term, not to exceed 150% of the total amount of funding provided by such financing source during the term.

Employees

As of the date of this Prospectus, the Company has four full-time employees consisting of four high level executives.  The Company also retains outside consultants from time to time as the need arises. Management believes its employee relations are good and as a matter of fundamental philosophy, plans continue to build a strong corporate culture.  No employees are covered by a collective bargaining agreement.

Insurance

The Company currently has director and officer as well as general liability insurance currently in place.  While the Company believes that these insurance policies will be adequate, there can be no assurance that such coverage will fully protect the Company against all losses which the Company might sustain.

Effect of Existing or Probable Governmental Regulations on the Business

The solar energy systems are subject to oversight and regulation under local ordinances; building, zoning and fire codes; environmental protection regulation; utility interconnection requirements for metering; and other rules and regulations. The Company plans to attempt to keep up-to-date about these requirements on a national, state and local level and will be required to design, install and construct solar energy systems to comply with varying standards. The Company plans to engage design and engineering teams to design and install solar energy systems to comply with these varying standards as well as to minimize the installation and operating costs of each system. Certain jurisdictions may have ordinances that prevent or increase the cost of installation of our solar energy systems. In addition, new government regulations or utility policies pertaining to the installation and construction of solar energy systems are unpredictable and may result in significant additional expenses or delays, which could cause a significant reduction in demand for solar energy systems.

The Company’s operations will also be subject to generally applicable laws and regulations relating to discharge of materials into the environment and protection of the environment; however, because the Company’s operations are not planned to typically involve any such discharge, we believe that there will be no material effects on our business relating to our compliance with such environmental laws and regulations.

Websites/Intellectual Property

We have 3 websites, plus 7 domains that forward to those 3 websites:

1.	www.principalsolar.com
•	www.Principlesolar.com

2.	www.principalsolarinstitute.org
•	www.principalsolarinstitute.com
•	www.Definitivesolar.com
•	www.capstonesolar.com

3.	www.psiratings.org
•	www.Psiratings.com
•	www.Psrating.com
•	www.Psratings.com

The information on, or that may be accessed through, our websites is not incorporated by reference into this Prospectus and should not be considered a part hereof.

Subsidiaries

The Company has three subsidiaries: SunGen Mill 77, LLC, a Maine limited liability company; SunGen StepGuys, LLC, a Massachusetts limited liability company; and Power House One, LLC, a Tennessee limited liability company.  Additionally, the Company also does business under the name “Principal Solar Institute”. Unless otherwise stated or the context requires otherwise, all references herein to the Company, we or us, include the operations of our subsidiaries.

DESCRIPTION OF PROPERTY

Through our SunGen Mill 77, LLC, wholly-owned subsidiary, we own and operate a roof mounted solar electric generation facility located in Amesbury, Massachusetts.  The project was designed as a 63 kilowatt direct current (DC) facility that is operating at standard residential and commercial voltages (120/208 volts) providing approximately 62,500 kilowatt hours of electricity per year.  The Company does not have a formal lease agreement in place for this property.

Through our SunGen StepGuys, LLC, wholly-owned subsidiary, we own and operate a roof mounted solar electric generation facility located in Alfred, Maine.  The project was designed as a 111 kilowatt DC that is operating at 120/208 volts providing approximately 124,000 kilowatt hours of electricity per year.  The Company does not have a formal lease agreement in place for this property.

Through Powerhouse One, LLC, our 88% owned subsidiary, we own and operate a ground mounted solar electric generation facility consisting of four projects: Lincoln Farm I, II, III and IV, located in Franklin, Tennessee.  The project was designed as a 3 MW facility providing approximately 4.5 million Kilowatt hours of electricity per year. We have lease agreements in place evidencing our rights to this property which provide for us to pay 4% of the monthly net energy revenues generated by the photo voltaic (PV) facilities to the lessors, include standard mutual indemnification provisions and extend until November 1, 2031, renewable for two additional periods of five years each (provided that either party does not provide the other at least six months’ notice prior to the end of any then term of their intent to terminate), provided that we can terminate the leases at any time without penalty.  The leases also include a right of first refusal for lessor to be provided the right to purchase the Company’s facilities in the event the Company desires to sell such systems during the term of the leases. The rights to the leases associated with this property have been pledged to Bridge Bank as collateral for the repayment of the amount owed pursuant to the Loan Agreement, described above under “Description of Business” - “Material Acquisitions” - “PowerHouse One”.

The Company maintains approximately 88 square feet of office space located at 2700 Fairmount Street, Suite 150 in Dallas, Texas pursuant to a sublease agreement.  Pursuant to the sublease, we are provided the right to use certain office space, conference room facilities and kitchen facilities.  The sublease, which was entered into on July 1, 2012, is on a month-to-month basis, terminable with 30 days prior written notice.  The monthly rental cost under the sublease is $500.

LEGAL PROCEEDINGS

The $947,701 of liabilities arising from the reverse merger as shown in the Company’s September 30, 2013, balance sheet, represent long term real estate leases which had been abandoned, general unsecured liabilities, commercial liens, and tax liens filed with various states associated with the Company’s pre-reverse merger operations, which were unknowingly assumed in the March 2011 reverse merger transaction. The statute of limitations for most of such liabilities is five years and for most liens is ten years, subject to renewal at the lien holders’ option, depending upon the jurisdiction.  The liens accrue interest at between 8% and 12%. Liabilities not associated with a lien have been accrued based upon management’s estimation of the amount to be paid.  Liabilities associated with a lien have been accrued at face value.  Management believes all such liabilities have been indemnified by Pegasus Funds, LLC which remains a large common stock holder.  However, as the Company is obligor, the Company has recorded the liability.  As of the date of this Prospectus, only one lien holder has approached the Company concerning payment.  Such lien holder is pursuing the former management of the Company first through litigation.  To the extent such lien holder recovers the liability from the former management; the lien against the Company will be reduced.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Officers serve at the discretion of the Board of Directors.  The Company has assembled a leadership team with a strong mix of senior executive experience across energy, consulting, procurement, corporate development, technology, sales and marketing.

The Company is founded on the philosophy of strong business ethics and work fundamentals.  Set forth below is a summary of our executive officers’ and directors’ business experience for the past 5 years.  The experience and background of each of the directors, as summarized below, were significant factors in their previously being nominated as directors of the Company.

Name	Age	Position	Since
Michael Gorton	55	Chief Executive Officer and Chairman	March 2011
Kenneth G. Allen	70	Chief Operations Officer	March 2011
R Michael Martin	52	Executive Vice President Business Development	March 2011
Dan Bedell	38	Executive Vice President Strategic and Corporate Development, Senior Director Principal Solar Institute	March 2011
Margaret Keliher	58	Director	January 2012
Ronald B. Seidel	66	Director	January 2012
John R. Harris	65	Director	January 2012
Jeffrey M. Heller	73	Director	May 2013
Brenda Jackson	63	Director	September 2013

Biographical Information

Michael Gorton, Chief Executive Officer and Chairman

In January 2002, Mr. Gorton became the founding CEO of TelaDoc, a company which solved the efficiency paradigm for a subsection of healthcare.  Under the TelaDoc model, members had access to telephonic physicians who could review medical records, treat and prescribe medication.  When Mr. Gorton founded the company, it was considered controversial, and when he left in 2009, it had over a million paying members nationwide.

In August 2000, as the tech bubble was popping, Mr. Gorton became a founding partner of the Texas Acceleration Group (“TAG”), an entity formed to assist startup companies.  Because of the imminent fall of the technology sector, Mr. Gorton and other TAG partners founded Palo Duro Records to promote an unknown country artist: Shelley Laine.  During the next three years, Ms. Laine became the number one ranked independent artist on the Country Music Chart, was nominated for best female artist by Country Music Radio DJs in 2002, and put six songs on the charts.

In 1993, Mr. Gorton founded Internet Global (“iGlobal”), an entity designed to deliver Internet access.  At that time, almost no one knew what the Internet was or how it would impact the world.  In the early days, Mr. Gorton would travel and lecture on subjects as simple as: what is an email address?  Ultimately, iGlobal would deliver the world’s first DSL network and one of the nation’s first voice over internet phone (VOIP) networks.  In the late 1990s, the Dallas Business Journal ranked iGlobal as North Texas #1 internet provider.  Mr. Gorton negotiated a $122 million buyout of iGlobal in 2000.

In 1981, Mr. Gorton joined Dallas Power and Light, which later merged into Texas Utilities (TXU).  During his term there, he worked as a project engineer dealing with power plants, distribution, transformer management, and integration of renewable energy into the grid.  Over the course of several projects, he moved from lead engineer to management.  After completing law school at night, Michael began working on regulatory issues and other non-engineering management projects.  Mr. Gorton left TXU in 1992.

Mr. Gorton enjoys writing both fiction, and nonfiction.  He has published two novels and dozens of articles on topics ranging from physics to healthcare.  He has run 18 marathons, climbed mountains on several continents, ridden his bicycle on several long distance rides, one of which was just under 5,000 miles.  Michael and his family are working a goal of climbing the highest mountain in each of the 50 States.

Mr. Gorton earned his B.S. in Engineering from Texas Tech, his M.S. in Physics from the University of Texas at Dallas, and his Juris Doctorate from Texas Wesleyan University (recently acquired by Texas A&M University).

Kenneth G. Allen, Chief Operations Officer

Since January 2010, Mr. Allen has served as Chief Operations Officer of Principal Solar Texas and has served as the Chief Operations Officer of the Company since March 2011.  From February 2001 through July 2009, Mr. Allen served as Plant Manager of Texas Independent Energy.  From February 1969 to July 1999, Mr. Allen served as Plant Manager/Engineer of TXU Energy.  Over the years, Mr. Allen has served in many roles that required developing employees in administration, engineering, and other skilled crafts.  Mr. Allen’s skill set and accomplishments include:

Working as an engineer, and then coordinating construction of various facilities and power plants, substations, foundations, buildings, walls, towers, roads, drainage systems, high-voltage electrical systems, electronic control systems, mechanical systems, pumps systems and emergency power systems.  Beginning in 1985, Mr. Allen managed a combustion turbine and steam power plant for Texas Utilities. Texas Independent Energy (TIE) hired Mr. Allen in 2001 as a Plant Manager with responsibilities for oversight of commissioning, operating and maintaining combined cycle combustion turbines.  Mr. Allen retired from TIE in 2009.

Mr. Allen has chaired Safety Committee upgrades to safety programs and ensured compliance with government and state regulatory agencies.  Additionally, he developed a safety handbook and implemented adequate protection satisfying regulatory requirements.

Mr. Allen has directed accounting and administrative review teams to streamline procedures, accounting, policies and procedures, and methods of purchasing and distribution of materials.

Mr. Allen earned his B.S. in Electrical Engineering from New Mexico State University.

R. Michael Martin, Executive Vice President Business Development

Mr. Martin has served as the Executive Vice President Business Development since June 2011.  Prior thereto, from October 2005 to July 2009, Mr. Martin served as a strategic sales executive for Aquire, Inc., a software company, where he led the sales of Aquire's strategic workforce management solutions to its largest customers.  From May 2003 to December 2004, Mr. Martin served as VP of Business Development at Initiate Systems (“Initiate”), accelerating the company's partnerships highlighted by the company’s relationship with IBM, which led to Initiate's subsequent acquisition by IBM.  From January 1996 to November 2002, Mr. Martin served as VP Strategic Alliances for i2 Technologies (“i2”) where he was a leader for i2's largest strategic partnerships that were instrumental to the company's growth.  Mr. Martin has over 20 years’ of experience in the information technology industry in diverse business development roles.

During his successful tenure in information technology, Mr. Martin has passionately and consistently provided high-value solutions to large enterprises for strategic aspects of their operations.  A key to his success has been creative problem solving with senior management of large corporate customers.

Mr. Martin graduated from The University of Texas at Austin in 1983 with a Bachelor of Business Administration in International Business.

Dan Bedell, Executive Vice President Strategic and Corporate Development and Sr. Director Principal Solar Institute

Dan Bedell joined Principal Solar as EVP Marketing and Corporate Development following Principal Solar’s acquisition of Capstone Solar. Mr. Bedell’s primary responsibilities are outreach to prospective Principal Solar strategic partners and positioning the company for strategic expansion. Dan Bedell co-founded Capstone Solar, a think tank for solar professionals to exchange ideas on policy and technology and a platform for peer to peer branding, micro-networking and interactive solar webinars.

Mr. Bedell previously worked as a consultant on integration, mergers and acquisitions, focusing on strategic planning and corporate change. Prior to that, Mr. Bedell was COO and Director of Business Development for a Dallas-area construction company that was an early entrant into the "green" building market and the rooftop solar installation market. In that capacity, he was an advocate and evangelist for distributed solar generation in the state of Texas. He now brings that same passion for the inevitable mainstream adoption of solar power to Principal Solar.  Since January 2013, Mr. Bedell has served as the Director of Program Management for ReachLocal, an internet marketing company.  From December 2011 to December 2012, Mr. Bedell served as a management consultant to Accretive Solutions.  From April 2008 to October 2011, Mr. Bedell served as a program management consultant for Lehigh Hanson, a building materials company.  From June 2006 to January 2009, Mr. Bedell served as a principal of Caprock Roofing and Solar, a roofing, solar and construction company.

Mr. Bedell holds his B.B.A. in Economics from the University of North Texas where he graduated cum laude and spent a semester studying international finance in the UK.

Board of Directors

Michael Gorton – Chairman (see bio above)

Qualifications as Director:

Mr. Gorton has extensive industry knowledge as well as a deep knowledge as our founder, of our history, strategy and culture.  Having led us as CEO and founder, Mr. Gorton has been the driving force behind the strategy and operations that have led to our growth thus far.

Margaret Keliher,Director

Judge Keliher has served as the Executive Director of Texas Business for Clean Air since 2007 and director at the Texas Institute. Judge Keliher has a passion for finding solutions to America’s energy problem and for developing business initiatives for clean air and energy independence.  She is the first female in the 157-year history of Dallas County to serve as County Judge. In 2002 Judge Keliher was appointed to an unexpired term as Dallas County Judge by the County Commissioners Court. She served as Dallas County Judge until 2007.

Judge Keliher came to the Chief Executive Officer's role on the Court in 2002 after serving as Judge of the 44th Civil District Court of Dallas County since 1999. In that position she received accolades for her organizational skills and for innovative ideas in handling her docket and communicating with persons with business in her court. The 2001 Dallas Bar Association Judicial Evaluation ranked her as one of the hardest-working Civil District Court Judges, ranked among the top in judicial temperament and demeanor.

She came to the bench from Jones Day law firm where she handled commercial and business litigation. She was with Jones Day from 1992 until 1998. Before joining the firm, Judge Keliher was with the Dallas County District Attorney's office as a felony prosecutor for two years. Prior to her law career, she was a Certified Public Accountant with Deloitte from 1977 until 1986. She earned a Bachelor’s degree in accounting from the University of Virginia, and graduated cum laude from the Southern Methodist University School of Law.

Qualifications as Director:

Judge Keliher brings a unique combination of legal and accounting expertise to the Board.  As a result of her many accomplishments, Judge Keliher is a well-respected businesswoman in the State of Texas, and has numerous business contacts.  Her name and credibility bring great value to the Board and the Company.

Ronald B. Seidel, Director

Mr. Seidel has served as a director of the Company since January 2011.  Mr. Seidel began serving as President of RBS Energy Consulting in 2007, working with private equity, investment banks, and the government on electric energy issues primarily in the Electric Reliability Council of Texas (ERCOT) market. Prior to his consultancy, Mr. Seidel was president of Texas Independent Energy from 2005 – 2007, with full profit and loss responsibility for two 1,000 megawatt combined-cycle plants in ERCOT.  From May 2004 to December 2004, Mr. Seidel served as senior vice president of Energy Supply at City Public Service of San Antonio.  Mr. Seidel’s career as an executive at TXU spanned from 1970 - 2003 where, among other duties, he was senior vice president of Fossil Generation and Mining, president of TXU Energy Trading, and operations manager at the Comanche Peak Nuclear Plant located in Somervell County, Texas.

Mr. Seidel holds his Mechanical Engineering degree from New Mexico State University; he earned his Master of Business Administration from the Cox School of Business at Southern Methodist University; is a registered professional engineer in Texas; and has held a U.S. Nuclear Regulatory Commission Senior Reactor Operator license.

Qualifications as Director:

With his extensive background in electric energy issues and capital markets, Mr. Seidel brings a unique portfolio of business expertise to us.   His service and leadership with leading organizations in financial and operational roles reflects his expertise in navigating opportunities that complex organizations such as us face.

John R. Harris, Director

John R. Harris is a veteran in the Information Technology and Business Process Outsourcing industry with more than 35 years of experience in CEO and senior executive positions.  Mr. Harris spent 25 years at Electronic Data Systems (EDS) in a number of senior executive positions and was a significant contributor to the growth of the company as it scaled from $100 million dollars in revenue to approximately $19 billion at the time of his departure in 2000. Since EDS, Mr. Harris has served as CEO of several private equity backed technology service companies where his primary focus has been on developing new growth strategies, repositioning the companies to better serve their target markets, building strong leadership teams and creating value for stockholders. He has extensive International experience having worked/ lived in Europe, The Middle East, Asia and Latin America.

Since January 2011, Mr. Harris has served as an operating partner and investor with glendonTodd Capital and CEO of Chemical Information Services, a leading provider of information services to the bulk chemical sourcing community. From March 2006 to October 2009, Mr. Harris served as President and CEO of eTelecare Global Solutions; a $300M private equity backed Business Process Outsourcing Company delivering technical support, sales, and customer care services to the Fortune 1000 market. During his tenure the company doubled revenues, and expanded operations in the Philippines, Central America and South Africa while building an industry-leading management team.  He successfully led the company’s IPO, privatization and ultimate merger in 2009 that created a $1 billion BPO services company.

Prior to eTelecare, from 2004 to 2006, Mr. Harris was President and CEO of Seven World Wide, a $400 million private equity backed Marketing Services BPO Company which provided digital imaging, production, distribution and content management services with 36 facilities and 48 locations in North America and the United Kingdom. During his tenure he restructured the company, disposed of non-core assets, right sized the cost structure, and shifted the focus to profitable growth areas. Mr. Harris led the sale of the company doubling shareholder value for the investors.

At EDS, Mr. Harris was named a Group Vice President and Corporate officer and was responsible for EDS's four Communications Industry business units that served the wire line, wireless, entertainment and publishing markets.  Under Mr. Harris' leadership, these business units grew from $65 million to approximately $1 billion serving clients in 22 countries and providing a portfolio of IT outsourcing, system integration, business process management and consulting services.

Mr. Harris graduated from the University of West Georgia with a BBA and MBA and is on the Board of Advisors to the Richardson School of Business.  He has held board positions with a number of public and private telecommunications and technology services companies, and he currently sits on the boards of Premier Global Services, The Hackett Group, DGFastchannel and StarTek.  He has been a long-term member of Young Presidents’ Organization and World Presidents’ Organization.

Qualifications as Director:

With his extensive background in operations, growth strategies, and capital markets, Mr. Harris offers a wealth of information and experience.   His successful experiences and ability to add stockholder value are an asset to our Company.

Jeffrey M. Heller, Director

Jeffrey M. Heller, an acclaimed business development expert acting as investor and advisor at MHT Partners, a middle market investment bank in Dallas and Boston, spent 40 years of his career helping the EDS Corporation (EDS) grow from a small private company into a global leader in information technology and communication services.

Mr. Heller’s distinguished career began in the US Marine Corps as a pilot. He served in Vietnam in the mid 1960’s and attained the rank of captain. Shortly thereafter, he joined the EDS Systems Engineering Development Program, the largest outsourcing and data processing services organization in the country.  He assisted the explosive growth of EDS’ healthcare business as an implementation specialist and was named regional manager of EDS’ healthcare business in the Eastern US in 1973.

In 1974, Mr. Heller was appointed Corporate Vice President with responsibility for technology planning, support and the EDS Service Corporation. In 1979 he headed the newly formed Technical Services Group, and in 1983 was elected to the EDS board of directors. He led the integration of General Motors and EDS information technology organizations and assets following General Motors' acquisition of EDS in 1984. In 1987 he was named a senior vice president and became president and chief operating officer in 1996.

Mr. Heller retired in 2002 and was asked by the EDS Board to return as president and chief operating officer in 2003. In 2006, he was named vice chairman and retired in 2008.

Qualifications as Director:

Mr. Heller has had a long and successful career in the technology sector serving in various capacities, having been the President, Chief Operating Officer and Vice Chairman at EDS.  Mr. Heller’s background brings insights into corporate structure and project development, along with expansion and corporate growth.

Brenda Jackson, Director

Brenda Jackson brings customer-centric viewpoints to Principal Solar from her experience as senior vice president and chief customer officer for Oncor, where she led a team of 185 employees and indirectly the dedicated customer care employees of a major contractor before retiring in June 2013. During her 40 years with Oncor, Brenda cultivated relationships with key stakeholders, oversaw the development and implementation of economic development initiatives, assured the company's energy efficiency programs met the state mandates, and spear-headed the development and management of Oncor's corporate philanthropy and volunteer programs.

Ms. Jackson spent the lion's share of her career in customer operations, customer service and community relations functions. She was one of the four steering committee officers who led the Competitive Action Plan initiative that re-engineered the company and eliminated $200 million of expense in 1992. She also managed the Businesses Services human resource, information technology, administrative services, procurement and environmental services functions. Additionally, she chaired the officer steering committee of the WINS Project to reduce administrative and general expenses.

Throughout her career, Ms. Jackson served on countless civic and community boards, including the boards of the Teacher's Retirement System of Texas, the YWCA of Metropolitan Dallas, the City of Dallas Private Industry Council and the Dallas Symphony Association Board of Governors. She currently serves on the Board of Directors for the Diabetes Health & Wellness Institute at the Juanita J. Craft Recreation Center in Dallas, the Dallas Breakfast Group, the State Fair of Texas, and the North Texas Opportunity Fund. For five years, Ms. Jackson served on a regional panel to select finalists for White House Fellowships.

Ms. Jackson earned her B.S. from Prairie View A&M College and holds a graduate finance certificate from Southern Methodist University in Dallas.

Qualifications as Director:

Ms. Jackson spent forty years serving in various roles in the electric power industry.  She has a tremendous amount of experience overseeing customer operations and customer service.  Her service and leadership, as well as the contacts that she has developed, will be an asset to our Company.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Independence of Directors

Even though the Company is not currently required to maintain independent directors, management believes that, with the exception of Mr. Gorton, all Board members are independent.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board of Directors.

Our Company does not have any defined policy or procedural requirements for stockholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

A stockholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Prospectus.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K.  However, with the exception of Mr. Gorton,  every Board member qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The directors of our Company do not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the Board of Directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Corporate Governance; Code of Conduct and Ethics

The Company promotes accountability for adherence to honest and ethical conduct; and will endeavor to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. We have not adopted a formal Code of Conduct and Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by only a small number of employees, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Conduct and Ethics.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Election of Directors and Vacancies

The Company’s Bylaws provide that the Board of Directors has the sole authority to determine the number of members of the Board of Directors of the Company.  There are no agreements with respect to the election of directors. Our Bylaws further provide that vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even if such majority is less than a quorum, or by the plurality of votes cast at a meeting of stockholders.

EXECUTIVE AND DIRECTOR COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2012 and 2011 by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), and (iii) up to two additional most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year whose total compensation exceeded $100,000 during such fiscal year ends.

Name and Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	All Other Comp ($)	Total ($)(2)
Michael Gorton, CEO	2012	$264,000	(3)	$-		$-	$-	$-	$264.000
	2011	$240,000	(3)	$-		$-	$-	$-	$240,000

Aaron Cother, former CFO (4)	2012	$70,385	(5)	-		-	-	-	$70,385

Richard Kang, former CFO (6)	2012	$65,500		$-		$-	$-	$-	$65,500
	2011	$67,750			$-	$-	$-	$-	$67,750

R. Michael Martin, EVP	2012	$168,000	(7)		$-	$-	$-	$-	$168,000
	2011	$104,200	(7)	$-		$-	$-	$-	$104,200

(1)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).
(2)
Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.  None of our executive officers received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the periods presented.

(3)	Includes $97,400 which was accrued for fiscal 2011 and $22,000 which was accrued for fiscal 2012.
(4)	Served as CFO from October 2012 to May 2013.
(5)	Includes $12,825 which was accrued.
(6)	Served as CFO from January 2011 to March 2012.
(7)	Includes $65,139 which was accrued for fiscal 2011 and $13,500 which was accrued for fiscal 2012.

Director Compensation

Set forth below is the compensation received by each of our directors during the last fiscal year, other than executive directors whose compensation is reported in the table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hunter L. Hunt(1)			-	(3)
Margaret Keliher			-	(3)
Ronald B. Seidel			-	(3)
John R. Harris			-	(3)
Jeffrey M. Heller			-	(3)				-
Brenda Jackson			-	(3)				-

(1)	Resigned effective October 27, 2013.

(2)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).

(3)	In January, May and September 2013 the Company issued 432,000 options for shares of common stock to outside Board of Director members which resulted in expense of $171,970. Stock option expense for board members for the twelve months ended December 31, 2012 was zero. The options have an exercise price of $1.00 per share and have various vesting schedules not to exceed 2 years.

We do not currently have any policy regarding the compensation of directors, other than to reimburse reasonable travel expenses for attendance at board meetings, and have paid no compensation for director services in the last year other then as part of the grant of stock options described above.

Employment Agreements

Effective January 1, 2012, the Company entered into an Employment Agreement with Michael Gorton to serve as the Company’s Chief Executive Officer.  The agreement remains in effect until the Board of Directors terminates Mr. Gorton’s employment with the Company or Mr. Gorton resigns with 30 days’ notice.  Pursuant to the agreement, the Company agreed to pay Mr. Gorton (a) $22,000 per month ($264,000 per year) during the term of the agreement; and (b) an additional $2,000 per month for the first 18 months of the agreement to repay accrued compensation due to Mr. Gorton. Additionally pursuant to the agreement, the Company agreed to reimburse up to $170 of monthly cell phone expenses and up to $1,000 in health insurance premiums.  Mr. Gorton is provided four weeks of vacation per year pursuant to the agreement.  The Company can terminate the agreement at any time with or with cause, provided that if the Company terminates the agreement without cause, it is required to pay Mr. Gorton, all salary due as of the date of such termination, plus one year of severance pay (at his then applicable salary) and all unvested options held by Mr. Gorton, if any, vest immediately. Termination for cause under the agreement includes Mr. Gorton’s willful misconduct or habitual neglect in the performance of his duties, conviction for any felony involving fraud, dishonesty or moral turpitude, a material breach of the agreement which remains uncured for 10 days after written notice of such breach by the Company, the material violation of the Company’s policies, or the material dishonesty, moral turpitude, fraud or misrepresentation with respect to Mr. Gorton’s duties under the agreement.  In the event Mr. Gorton resigns from the Company for any reason, or upon Mr. Gorton’s death, the Company is required to pay Mr. Gorton, all salary due as of the date of such termination, plus one year of severance pay (at his then applicable salary) and all unvested options held by Mr. Gorton, if any, vest immediately.  In the event of the termination of Mr. Gorton’s employment agreement for cause or disability, the Company is only required to pay him any salary and other benefits earned as of the date of termination.

Effective January 1, 2011, the Company entered into an Employment Agreement with R. Michael Martin to serve as the Company’s Executive Vice President Business Development.  The agreement remains in effect until the Board of Directors terminates Mr. Martin’s employment with the Company or Mr. Martin resigns with 30 days’ notice.  Pursuant to the agreement, the Company agreed to pay Mr. Martin $16,000 per month ($192,000 per year) during the term of the agreement. Additionally pursuant to the agreement, the Company agreed to reimburse up to $170 of monthly cell phone expenses and up to $1,000 in health insurance premiums.  Mr. Martin is provided four weeks of vacation per year pursuant to the agreement.  The Company can terminate the agreement at any time with or without cause, provided that if the Company terminates the agreement without cause, it is required to pay Mr. Martin, all salary due as of the date of such termination, plus six months of severance pay (at his then applicable salary) and all unvested options held by Mr. Martin, if any, vest immediately. Termination for cause under the agreement includes Mr. Martin’s willful misconduct or habitual neglect in the performance of his duties, conviction for any felony involving fraud, dishonesty or moral turpitude, a material breach of the agreement which remains uncured for 10 days after written notice of such breach by the Company, the material violation of the Company’s policies, or the material dishonesty, moral turpitude, fraud or misrepresentation with respect to Mr. Martin’s duties under the agreement.  In the event Mr. Martin resigns from the Company for any reason, or upon Mr. Martin’s death, the Company is required to pay Mr. Martin, all salary due as of the date of such termination, plus one year of severance pay (at his then applicable salary) and all unvested options held by Mr. Martin, if any, vest immediately.  In the event of the termination of Mr. Martin’s employment agreement for cause or disability, the Company is only required to pay him any salary and other benefits earned as of the date of termination.

Compensation Discussion and Analysis

We design our executive compensation program with the goal of achieving the following objectives:

•
To provide executives with overall levels of compensation that we believe are competitive with the high growth sector of the energy industry, as well as with the broader spectrum of companies from which we plan to draw our executives.

•	To attract the highest caliber of talent.

•	To provide executive pay packages with appropriate short and long-term incentives, including annual bonus and equity compensation tied to individual and company performance.

•	To reward performance that creates stockholder value for our Company.

We expect that our executive officer compensation plans will include some combination of the following elements of compensation that are generally recognized as important in attracting and retaining qualified individuals:

•	Base salaries.

•	Annual cash incentives.

•	Long-term incentives.

•	Employee benefits programs.

•	Stock Incentive Plan compensation (e.g., shares of common stock or options).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of shares of common stock as of the date of this Prospectus by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 19,017,225 shares outstanding as of the date of this Prospectus, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person.  Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this Prospectus, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

The address for each of our directors and named executive officers is 2700 Fairmount, Dallas, Texas 75201.

Name and Address	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Owned

Executive Officers and Directors
Michael Gorton	2,086,681	(1)	11.0%
Kenneth G. Allen	1,491,326	(2)	7.8%
R. Michael Martin	856,488	(3)	4.5%
Dan Bedell	257,463	(4)	1.4%
Margaret Keliher	149,277	(5)	*
Ronald B. Seidel	227,156	(6)	1.2%
Jeffrey M. Heller	224,000	(7)	1.2%
Brenda Jackson	212,000	(8)	1.1%
John R. Harris	75,546	(9)	*
All of the officers and Directors as a group (nine persons)	5,327,937		29.0%

5% Stockholders
Hunter L. Hunt (10)	6,460,845	(11)(12)	30.4%
1900 North Akard St.
Dallas, Texas 75201

Steuben Investment Company II LP (10)	6,391,845	(12)	30.2%
1900 North Akard St.
Dallas, Texas 75201

* Represents ownership of less than 1%.

(1)           Includes 156,185 shares held by Mr. Gorton’s wife.

(2)           Includes 17,731 shares held by Mr. Allen’s wife.

(3)           Includes 17,731 shares held by Mr. Martin’s wife.

(4)           Includes 4,433 shares held by Mr. Bedell’s wife.

(5)           Includes options to purchase 72,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

(6)           Includes options to purchase 72,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

(7)           Includes options to purchase 24,000 shares of the Company’s common stock at an exercise price of $1.00 per share and does not include options to purchase 48,000 shares of the Company’s common stock at an exercise price of $1.00 per share, which have not vested, and which vest at the rate of 3,000 options per month.

(8)           Includes options to purchase 12,000 shares of the Company’s common stock at an exercise price of $1.00 per share and does not include options to purchase 60,000 shares of the Company’s common stock at an exercise price of $1.00 per share, which have not vested, and which vest at the rate of 3,000 options per month.

(9)           Includes options to purchase 72,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

(10)           The beneficial owner of the securities held by Steuben Investment Company II LP is Hunter L. Hunt, who resigned as a director of the Company on October 27, 2013.

(11)           Includes options to purchase 69,000 shares of the Company’s common stock at an exercise price of $1.00 per share which expire if unexercised on October 27, 2014.

(12)           Includes warrants to purchase 2,181,818 shares of the Company’s common stock at an exercise price of $1.00 per share, which expire on June 13, 2023.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Our certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Our Bylaws provide for the indemnification of officers, directors and other agents acting on our behalf if this person is not adjudged guilty of willful nonfeasance, misfeasance or malfeasance in the performance of his duties.

Additionally, in the future, we may purchase and maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage we ultimately obtain.  Neither our Bylaws nor our certificate of incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

We need to raise approximately $2,000,000 of additional funding to satisfy our cash requirements for the next twelve (12) months.  Because we do not develop new products, no new cash will be required for product development. As previously described, the Company has a four-pronged strategy which it plans to undertake over the next five (5) years. Accomplishing this four-pronged approach will require significant capital.  Management currently has non-binding letters of intent in place with various potential acquisition targets and is in the process of completing due diligence on such assets. We hope to acquire these assets with a combination of debt from banking institutions and equity from investors.

Moving forward, after the registration of which this Prospectus is a part is declared effective by the Securities and Exchange Commission, we plan to seek out debt and/or equity financing to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and to affect our plan of operations, however, we do not currently have any specific plans to raise such additional financing at this time.  The sale of additional securities, if undertaken by the Company and if accomplished, may result in dilution to our stockholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.

Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of these financial instruments.  The estimated fair value of accounts receivable, deposits, accounts payable, compensation payable and accrued expenses, and other liabilities approximate the carrying amounts due to the relatively short maturity of these instruments.  The carrying value of the liabilities arising from the reverse merger and convertible notes payable also approximate fair value since these instruments bear market rates of interest.

Use of Estimates

The preparation of the Company’s consolidated financial statements in accordance with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, and expenses.  Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.  At December 31, 2012 and 2011, the Company had no such investments.  The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).  The Company has not experienced any losses related to amounts in excess of FDIC limits.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.  Changes in the valuation allowance have not been material to the consolidated financial statements and no allowance has been recorded at December 31, 2012 or 2011.

Plants and equipment

Plants and equipment, which consist primarily of solar power plants, are stated at the value of the consideration provided by the Company.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes.  Expenditures for major renewals and betterments that extend the useful lives are capitalized.  Expenditures for normal maintenance and repairs are expensed as incurred.  The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying consolidated statement of operations of the respective period.  The estimated useful lives of solar power plants are 25 years from the date placed in service.

Intangible Assets

Intangible assets, which consist of technological and intellectual property, are stated at the value of the consideration provided by the Company, and are amortized over three years.

Long-Lived Asset Impairment

The recoverability of the carrying value of long-lived assets is assessed when an indicator of impairment has been identified.  The Company judgmentally reviews its long-lived assets each quarter to assess whether impairment indicators are present

For purposes of recognition and measurement of an impairment loss, a long-lived asset or group of assets is combined with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

For long-lived assets, when impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable.  If undiscounted cash flows are less than carrying value, the excess of carrying value over fair value is expensed in the periods in which it is estimated to have occurred.  No impairment was recorded during the years ended December 31, 2012 or 2011.

Revenue Recognition

Revenue consists of three sources:

1.	Consulting: Consulting revenue consists of services provided on a time and material basis. Consulting revenue is generally recognized as the services are provided.

2.
Power generation revenue:  Power generation revenue consists of power generated by our solar power plants.  Revenue is usually subject to Purchase Power Agreements (“PPA”) with major utility companies which establish a price floor.  Power generated is measured at the plant in terms of kilowatt-hours (“kWh”) and the revenue is determined in accordance with the PPA.  Power generation revenue is recognized as it is generated.

3.	Sponsorship: Sponsorship revenue consists of amounts collected for hosting events. Sponsorship revenue is generally recognized as the events occur.

Advertising Costs

The Company’s policy is to expense advertising costs as incurred.

Income Taxes

Income taxes are recorded under the asset and liability method under which deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

We account for uncertain income tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes.  Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in our consolidated financial statements.  Income tax returns are subject to a three year statute of limitations during which they are subject to audit and adjustment.  We file income tax returns in the United States federal jurisdiction. The tax years which remain subject to examination by major tax jurisdictions as of December 31, 2012 include 2010 through 2012.

Net Loss per Share

Basic net loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding for the period.  Fully diluted loss per share reflects the potential dilution of securities by including other potential issuances of common stock, including shares to be issued upon exercise of options and warrants and upon conversion of convertible debt, in the weighted average number of shares of common stock outstanding for a period and are not included where the effect is anti-dilutive.

Comparison of Operating Results

Results Of Operations For The Nine Months Ended September 30, 2013, Compared To The Nine Months Ended September 30, 2012

For the nine months ended September 30, 2013, total revenues were $335,611, compared to total revenues of $13,694 for the nine months ended September 30, 2012, an increase in total revenues of $321,917 or 2,351% from the prior period.  Revenues from consulting, increased $2,400 to $2,400 for the nine months ended September 30, 2013, from $0 for the nine months ended September 30, 2012.  Revenues from power generation increased from $12,794 for the nine months ended September 30, 2012 to $332,627 for the nine months ended September 30, 2013.   The increase in revenues from power generation was due to revenues generated by the Powerhouse assets acquired in June 2013.  Revenue from sponsorship decreased from $900 for the nine months ended September 30, 2012 to $584 for the nine months ended September 30, 2013.

Cost of revenues increased $121,883 or 417% to $151,103 for the nine months ended September 30, 2013, as compared to $29,220 for the nine months ended September 30, 2012.  Cost of revenues increased mainly as a result of increased depreciation associated with the Powerhouse assets acquired in June 2013.

Gross profit increased $200,034 to $184,508 for the nine months ended September 30, 2013 compared to gross loss of $15,526 for the nine months ended September 30, 2012.  The 1,288% increase in gross profit was mainly due to the $319,833 increase in revenues from power generation offset by the $121,883 increase in cost of revenues.

Selling, general and administrative expenses were $1,776,074 and $2,241,361, for the nine months ended September 30, 2013 and September 30, 2012, respectively, constituting a decrease of $465,287 or 21% from the prior period.  The decrease in selling, general and administrative expenses was mainly associated with a $781,800 or 62% decrease in consulting fees, from $1,252,930 for the nine months ended September 30, 2012, to $471,130 for the nine months ended September 30, 2013 and a $253,401 decrease in general and administrative expenses, to $320,209 for the nine months ended September 30, 2013, compared to $573,610 for the nine months ended September 30, 2012, offset by a $277,287 increase in legal fees ($277,287 for the nine months ended September 30, 2013, compared to no legal fees for the nine months ended September 30, 2012) and a $292,620 increase in salaries and wages, to $624,945 for the nine months ended September 30, 2013, compared to $332,325 for the nine months ended September 30, 2012.

Loss from operations were $1,591,566 and $2,256,887, for the nine months ended September 30, 2013 and September 30, 2012, respectively, constituting a decrease of $665,321 or 29% from the prior period.  The decrease in loss from operations was principally due to the increase in revenues and the decrease in selling, general and administrative expenses.

Interest expense increased $136,989 or 364% to $174,609 for the nine months ended September 30, 2013, compared to $37,620 for the nine months ended September 30, 2012. The increase in interest expense for the nine months ended September 30, 2013, compared to the nine months ended September 30, 2012, was due to interest on the Bridge Bank loan described below.  We also had $102,193 of inducement for conversion of notes payable for the nine months ended September 30, 2013, relating to the reduction in the conversion price of certain convertible promissory notes from $1.70 per share to $1.00 per share in order to induce the holders thereof to convert such notes into shares of our common stock, described below under “Sources of Liquidity”.

The Company had a net loss for the nine months ended September 30, 2013 of $1,869,595 compared to a net loss of $2,295,883 for the nine months ended September 30, 2012.  The decreased net loss of $426,288 was mainly the result of the increase in revenues and the decrease in operating expenses as described above.

Results Of Operations For The Year Ended December 31, 2012, Compared To The Year Ended December 31, 2011

For the year ended December 31, 2012, total revenues were $35,528, compared to $18,682 for the year ended December 31, 2011, an increase in total revenues of $16,846 or 90% from the prior period.  For the year ended December 31, 2012, revenues from consulting, increased $4,841 or 39% to $17,100 for the year ended December 31, 2012, from $12,259 for the year ended December 31, 2011.  Revenues from power generation increased $10,622 or 165% to $17,045 for the year ended December 31, 2012, from $6,423 for the year ended December 31, 2011.  Sponsorship revenues increased from $0 for the year ended December 31, 2011 to $1,383 for the year ended December 31, 2012.

The increase in revenues related to consulting was primarily due to a one-time consulting project with a client located in California.  The increase in revenues related to power generation was related to a whole year of revenues from the SunGen Entities acquired in September 2011, as opposed to only a partial year of revenues associated with such project for 2011.

Cost of revenues increased $34,111 or 186% to $52,423 for the year ended December 31, 2012, compared to $18,312 for the year ended December 31, 2011.  The increase in cost of revenues was due to a full year of expenses associated with the SunGen Entities in 2012 as opposed to only a partial year of such expenses in 2011.

Gross loss increased $17,265 or 4,662% to a gross loss of $16,895 for the year ended December 31, 2012 compared to a gross profit of $370 for the year ended December 31, 2011.  Gross loss increased as a result of the increase in cost of revenues discussed above.

Selling, general and administrative expenses were $2,723,706 and $1,458,341 for the years ended December 31, 2012 and December 31, 2011, respectively, resulting in an increase of $1,265,365 or 87% from the prior period.  The increase in selling, general and administrative expense was primarily the result of the Company increasing its sales and growing its operations.

Loss from operations increased to $2,740,601 for the year ended December 31, 2012 from a loss from operations of $1,457,971.  The increased loss from operations of $1,282,630 or 88% was principally due to selling, general and administrative expenses.

Interest expense was $50,332 and $47,923 for the years ended December 31, 2012 and December 31, 2011, respectively.

The Company had a net loss of $2,792,834 for the year ended December 31, 2012, compared to a net loss of $1,505,894 for the year ended December 31, 2011, an increase in net loss of $1,285,039 or 85%.  The increase in net loss during 2012 was the result of the increase in cost of revenues and the increased selling, general and administrative expenses, offset by the increase in revenues.

Liquidity and Capital Resources

We had total assets of $7,844,302 as of September 30, 2013, which included the power plant assets of $7,057,194, cash of $523,173, accounts receivable of $180,428, intangible assets of $27,497, deposits of $10,000 and $46,010 of rights to acquire non-controlling interest.

We had total liabilities as of September 30, 2013 of $8,221,128 which included $80,398 of accounts payable, $565,998 of compensation payable, $16,398 of accrued expenses and other liabilities, $947,701 of liabilities arising from reverse merger, associated with the Exchange Agreement between the Company and Principal Solar Texas, $222,056 of current portion of long term liability, $4,720,879 of loan payable, net of current portion (the long term liability was associated with the outstanding loan with Bridge Bank, described below), and $1,667,158 of derivative liability.  Included in the $565,998 of compensation payable were $173,000 owed to our Chief Executive Officer, Mr. Gorton, $69,770 owed to Kenneth G. Allen, our Chief Operations Officer, $113,927 owed to R. Michael Martin, our Executive Vice President Business Development, $20,000 owed to Dan Bedell our Executive Vice President Strategic and Corporate Development and $20,000 owed to Rick Borry, our consultant.

The $947,701 of liabilities arising from the reverse merger represent long term real estate leases which had been abandoned, general unsecured liabilities, commercial liens, and tax liens filed with various states associated with the Company’s pre-reverse merger operations. The statute of limitations for most of such liabilities is five years and for most liens is ten years, subject to renewal at the lien holders’ option, depending upon the jurisdiction.  The liens accrue interest at between 8% and 12%. Liabilities not associated with a lien have been accrued based upon management’s estimation of the amount to be paid.  Liabilities associated with a lien have been accrued at face value.  Management believes all such liabilities have been indemnified by Pegasus Funds, LLC which remains a large common stock holder.  However, as the Company is an obligor, the Company has recorded the liability at present.  As of the date of this Prospectus, only one lien holder has approached the Company concerning payment.  Such lien holder is pursuing the former management of the Company first through litigation.  To the extent such lien holder recovers the liability from the former management; the lien against the Company will be reduced.

We had $882,030 of net cash used in operating activities for the nine months ended September 30, 2013, which was mainly due to a net loss of $1,878,447, offset by an increase of $260,676 of compensation payable, and non-cash charges of $188,192 of depreciation and amortization expenses, $171,970 of stock-based employee compensation expense and $106,930 of stock-based consultant compensation expense.

We had $6,077,215 of net cash used in investing activities for the nine months ended September 30, 2013 relating to fixed assets acquired in the Powerhouse acquisition.

We had $7,471,000 of net cash provided by financing activities for the nine months ended September 30, 2013, which was due to $5,050,000 related to the note payable obtained to finance the Powerhouse Acquisition and $2,300,000 of proceeds from the sale of common stock.

The Company plans to continue its focus on acquisitions, the goal of developing a gigawatt project in the desert southwest, and through leadership through the Principal Solar Institute.  The Company expects capital expenditures to be greater than cash flow from operating activities for the 2014 fiscal year.  To cover the anticipated shortfall, our business plan includes bank or private borrowings, and/or issuing equity or debt.

Sources of Liquidity

To date, we have funded our operations primarily through the sale of common stock.  Since the date of the reverse merger with Principal Solar Texas, we have sold 5,643,839 shares of our common stock for aggregate proceeds of approximately $5,173,950. Although we have successfully financed our operations through the issuance of common stock to date, we cannot be assured that we will be able to continue to be successful in financing our operations in the future.

During November 2012, the Company sold unsecured convertible notes in the aggregate amount of $17,000 to Jorge Aizcorbe, our employee ($5,000), Aaron Cother, who was then serving as CFO ($2,000) and Matthew Thompson, an employee ($10,000).  The convertible notes accrued interest at 12% per annum, were due in November 2013 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes were converted into shares of the Company’s restricted common stock.

In January 2013, the Company sold an unsecured convertible note in the aggregate amount of $100,000 to a private investor The convertible note accrued interest at 12% per annum, was due in January 2014 and was convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the note was reduced to $1.00 per share and the note was converted into shares of the Company’s restricted common stock.

During March 2013, the Company sold unsecured convertible notes in the aggregate amount of $21,000 to Michael Gorton, our Chief Executive Officer ($5,000), Kenneth G. Allen, our Chief Operations Officer ($5,000), R. Michael Martin, our Executive Vice President of Business Development ($2,000), and the wife of Mr. Gorton ($9,000). The convertible notes (as amended) accrued interest at 18% per annum, were due in March 2014 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes were converted into shares of the Company’s restricted common stock.

In May 2013, the conversion price of the unsecured convertible notes sold by the Company in November 2012, January 2013 and March 2013 was reduced to $1.00 per share and all of the notes were converted into 39,990 restricted shares of the Company’s common stock.  Shares of our restricted common stock were issued to the following related parties in connection with the conversions: Michael Gorton, our Chief Executive Officer (5,230 shares), Kenneth G. Allen, our Chief Operations Officer (5,230 shares), R. Michael Martin, our Executive Vice President of Business Development (2,092 shares), the wife of Mr. Gorton (9,414 shares), Jorge Aizcorbe, an employee (5,301), Aaron Cother, who was then serving as CFO (2,120 shares) and Matthew Thompson, an employee (10,603 shares).  Additionally, in January 2013, a note held by the private investor was converted into common stock as well.

Effective June 17, 2013, the Company closed an acquisition agreement with Vis Solis, Inc. (“Vis Solis”), a Tennessee limited liability company, and the sole member of Powerhouse One, LLC (“Powerhouse”), whereby 88% of the outstanding membership interest of Powerhouse was exchanged for $6,200,000 in cash.  Powerhouse owns and operates a ground mounted solar electric generation facility consisting of four projects: Lincoln Farm I, II, III and IV, located in Franklin, Tennessee.  The project was designed as a 3 MW facility providing approximately 4.5 million Kilowatt hours of electricity per year.

In connection with the acquisition, Powerhouse, and certain of its subsidiaries, entered into a Loan and Security Agreement with Bridge Bank, NA (“Bridge Bank” and the “Loan Agreement”).  Pursuant to the Loan Agreement, Powerhouse borrowed $5,050,000 from Bridge Bank, which bears interest at 7.5% per annum, with monthly interest payable in arrears, and certain amortization payments due quarterly in an amount of between $55,514 to $77,574 (increasing during the term of the loan).  The amount borrowed under the Loan Agreement was used to pay the purchase price of the Powerhouse acquisition. The amount borrowed under the Loan Agreement is due on the fourth anniversary of the loan date (June 17, 2017), can be prepaid at any time with thirty (30) days prior written notice, provided that an additional 7% of the principal amount of the loan is due if the loan is repaid within the first year of the loan, 6% is due if repaid within the second year of the loan, 5% is due if the loan is repaid within the third year of the loan and no additional amount is due if repaid three years from the date of the loan.  The Loan Agreement required a commitment fee of 1% of the loan amount, an underwriting fee of 1.75% of the loan amount and a yearly annual portfolio management fee of 0.16% of the amount outstanding under the loan.  Pursuant to the Loan Agreement and a separate Pledge and Security Agreement, all of the membership interests of Powerhouse and all of the assets of Powerhouse were pledged as security to secure the repayment of the loan.  The Loan Agreement requires certain affirmative and negative covenants, including requiring Powerhouse to maintain a debt coverage ratio of not less than 1.10:1; prohibiting any sales or transfers of assets of Powerhouse without the approval of Bridge Bank; prohibiting any change in control of Powerhouse; and prohibiting Powerhouse from granting any other party a security interest over its assets.

Pursuant to a Guaranty Agreement, the Company agreed to guaranty the repayment of the loan made pursuant to the Loan Agreement and the performance by Powerhouse of the Loan Agreement.

Effective June 17, 2013, we granted a warrant to purchase 151,050 shares of our common stock to Bridge Bank in connection with the acquisition of Powerhouse.  The warrant has an exercise price of $1.00 per share, cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur, of the 10 year anniversary of the grant, the closing of the Company’s initial public offering (which is being affected pursuant to the Registration Statement of which this Prospectus is a part), or the liquidation of the Company (each a “Termination Event”), and the warrant is automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2011, the Company issued two shares of Series A Super Voting Preferred Stock (“Series A Preferred Stock”) to Pegasus Funds LLC as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter.  The designation of the Series A Preferred Stock was never filed with Delaware.  The Series A Preferred Stock had the terms and conditions described above under “Description of Business” – “Organizational History” – “Exchange Agreement”.

In connection with the March 7, 2011 Exchange Agreement (described in greater detail above under “Description of Business” – “Organizational History” – “Exchange Agreement”), we issued 10,430,734 shares of our common stock to the shareholders of Principal Solar Texas in exchange for 100% of the outstanding shares of Principal Solar Texas (which was later merged with and into us in April 2011) and 2,138,617 shares of the Company’s common stock in connection with the Preferred Stock Exchange to Pegasus Funds LLC and its assigns (“Pegasus”).  Included in the shareholders of Principal Solar Texas who exchanged their shares for shares of the Company were our Chief Executive Officer and Chairman, Michael Gorton (2,125,266 shares, 200,000 of which were subsequently transferred in a private transaction), Kenneth G. Allen, our Chief Operations Officer (1,468,365 shares), R. Michael Martin, our Executive Vice President of Business Development (834,183 shares), Ronald B. Seidel, our director (133,879 shares), Carl Hefton, who at the time was a director of the Company (118,728 shares), Richard Borry, our current consultant (250,000 shares) and Dan Bedell (250,000 shares) our Executive Vice President of Strategic and Corporate Development.

The 2,138,617 shares of common stock issued to Pegasus were issued in exchange for the two shares of Series A Preferred Stock held by Pegasus.

In March 2011, we sold 56,000 shares of common stock to Margaret Keliher, our director, for $36,960 or $0.66 per share.

In November 2011, we sold an aggregate of 1,018,410 shares of restricted common stock to 19 individuals and entities in private transactions for $1.41 per share.  Persons purchasing shares in the offering included Steuben Investment Company II, L.P., a greater than 5% stockholder of the Company (709,220 shares), the wife of Mr. Gorton, our Chief Executive Officer and Chairman (70,922 shares), Margaret Keliher, our director (21,277 shares), Ronald B. Seidel, our director (17,731 shares), the wife of Mr. Allen, our Chief Operations Officer (17,731 shares), the wife of Mr. Martin, our Executive Vice President of Business Development (17,731 shares), the wife of Mr. Bedell, our Executive Vice President of Strategic and Corporate Development (4,433 shares), and a trust owned by Rick Borry, our current consultant (8,000 shares).

In February 2012, we sold an aggregate of 32,622 shares of our restricted common stock to 10 individuals for $1.41 per share in a private offering.  Persons purchasing shares included R. Michael Martin, our Executive Vice President of Business Development (2,482 shares), Ronald B. Seidel, our director (3,546 shares), Hunter L. Hunt, our former director (7,092 shares), and John R. Harris, our director (3,546 shares).

In June 2012, we sold 591,716 shares of our restricted common stock to Steuben Investment Company II, L.P., a greater than 5% stockholder for an aggregate of $1,000,000 or $1.69 per share in a private transaction.

During November 2012, the Company sold unsecured convertible notes in the aggregate amount of $17,000 to Jorge Aizcorbe, our employee ($5,000), Aaron Cother, who was then serving as CFO of the Company ($2,000) and Matthew Thompson, our Institute Executive Director ($10,000).  The convertible notes accrued interest at 12% per annum, were due in November 2013 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes were converted into shares of the Company’s restricted common stock.

During March 2013, the Company sold unsecured convertible notes in the aggregate amount of $21,000 to Michael Gorton, our Chief Executive Officer ($5,000), Kenneth G. Allen, our Chief Operations Officer ($5,000), R. Michael Martin, our Executive Vice President of Business Development ($2,000), and the wife of Mr. Gorton ($9,000). The convertible notes (as amended) accrued interest at 18% per annum, were due in March 2014 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes were converted into shares of the Company’s restricted common stock.

In May 2013, the conversion price of the unsecured convertible notes sold by the Company in November 2012 and March 2013 was reduced to $1.00 per share and all of the notes were converted into 39,990 restricted shares of the Company’s common stock.  Shares of our restricted common stock were issued to the following related parties in connection with the conversions: Michael Gorton, our Chief Executive Officer (5,230 shares), Kenneth G. Allen, our Chief Operations Officer (5,230 shares), R. Michael Martin, our Executive Vice President of Business Development (2,092 shares), the wife of Mr. Gorton (9,414 shares),  Jorge Aizcorbe, an employee (5,301), Aaron Cother, was was at the time serving as CFO (2,120 shares) and Matthew Thompson, an employee (10,603 shares).  Additionally, in January 2013, a note held by the private investor was converted into common stock as well.

From May through September 2013, we sold an aggregate of 1,006,000 shares of our restricted common stock to four individuals and one entity for $1.00 per share or $1,006,000 in aggregate.  Purchasers in the offering included Brenda Jackson, our director (200,000 shares) and Jeffrey M. Heller, our director (200,000 shares).

In May and September 2013, the Company granted options to purchase up to 528,000 shares of the Company’s common stock to members of the Company’s Board of Directors and advisors to the Company.  The options have an exercise price of $1.00 per share, various vesting schedules not exceeding two years from the date of grant and a term of ten years (subject, where applicable, to the continued service of the option holder with the Company).  Included in the grants were Hunter L. Hunt, our former director (options to purchase 48,000 shares vesting immediately and 72,000 options vesting over the following eight months); Margaret Keliher, our director (options to purchase 48,000 shares vesting immediately and 72,000 options vesting over the following eight months), Ronald B. Seidel, our director (options to purchase 48,000 shares vesting immediately and 72,000 options vesting over the following eight months), John R. Harris, our director (options to purchase 48,000 shares vesting immediately and 72,000 options vesting over the following eight months), Jeffrey M. Heller, our director (options to purchase 72,000 shares vesting over the following eight months) and Brenda Jackson, our director (options to purchase 72,000 shares vesting over the following eight months).

Effective June 14, 2013, the Company entered into a Subscription Agreement with Steuben Investment Company II, L.P. (“Steuben”).  Pursuant to the subscription agreement, Steuben purchased 2,909,091 shares of the Company’s common stock for an aggregate of $1,600,000 or $0.55 per share.  The securities held by Steuben are beneficially owned by Hunter L. Hunt, who resigned as a director of the Company on October 27, 2013. As additional consideration in connection with the subscription, the Company granted Steuben warrants to purchase 2,181,818 shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years (the “Steuben Warrants”).  The Company also provided Steuben registration rights pursuant to a Registration Rights Agreement entered into with Steuben in connection with the shares sold and shares of common stock issuable upon exercise of the warrants (collectively, the “Registrable Securities”).  Pursuant to the subscription agreement, for so long as Steuben holds at least 500,000 or more shares of the Company’s common stock, Steuben is entitled to designate one observer to the Company’s Board of Directors, who has not been designated to date.  Pursuant to the registration rights agreement, the Company was required to file a registration statement to register the Registrable Securities within 90 days after the date of the subscription and to obtain effectiveness of the registration statement within 180 days after the date of the subscription (which deadlines were not met); provided that the Company is not in default of the registration rights agreement unless it fails to file the registration statement within 120 days of the subscription (which date was October 12, 2013) or fails to obtain effectiveness of the registration statement within 210 days of the subscription (which date is January 10, 2014).  The Company is required to pay Steuben $16,000 per month for the first three months that a registration default occurs (including any period that a previously declared effective registration statement is no longer effective) and $24,000 per month for each month thereafter.  As the Company failed to file the registration statement of which this Prospectus is a part by November 11, 2013 (the date thirty days after the required filing date), the Company owes Steuben $16,000 in penalty payments as of the date of this filing. The Steuben Warrants include cashless exercise rights, and anti-dilution rights, resulting in a decrease of the exercise price in the event the Company issues or is deemed to issue (e.g., in the event it grants options with an exercise price lower than $1.00 per share) securities for less than $1.00 per share, subject to certain exempted issuances/grants including up to an aggregate of 1,385,026 shares issued directly or upon exercise of options granted to directors, officers, employees or consultants and in connection with the issuance of shares of common stock upon the exercise or conversion of convertible securities outstanding on the date of the subscription, provided that the terms of such securities are not amended to a lower exercise or conversion price thereafter.

Effective June 17, 2013, we granted a warrant to purchase 151,050 shares of our common stock to Bridge Bank, National Association in connection with the Bridge Bank loan described in greater detail above under “Liquidity and Capital Resources”.  The warrant has an exercise price of $1.00 per share, cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur, of the 10 year anniversary of the grant, the closing of the Company’s initial public offering (which is being affected pursuant to the Registration Statement of which this Prospectus is a part), or the liquidation of the Company (each a “Termination Event”), and the warrant is automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

Certain members of the management team have deferred payment of their compensation for the benefit of the Company.  No formal terms of payment have been established.  The amounts payable as of December 31, 2012 and December 31, 2011 were $305,322 and $311,762, respectively.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders.  However, all of the transactions described above were approved and ratified by our officers and/or directors.  In connection with the approval of the transactions described above, our officers and directors took into account various factors, including their fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our officers and directors will continue to approve any related party transaction based on the criteria set forth above.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTIONS OF CAPITAL STOCK

Common Stock

Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 300,000,000 shares of common stock, $0.01 par value per share. As of the date hereof, there are 19,017,225 shares of our common stock issued and outstanding, which are held by approximately 197 stockholders of record. All outstanding shares of common stock are of the same class and have equal rights and attributes. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Subject to the rights of the holders of any preferred stock then outstanding, holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Upon our liquidation or dissolution, the holders of our common stock are entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our common stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our common stock is subject to the prior payment of dividends on any outstanding preferred stock.

Preferred Stock

Our Certificate of Incorporation, as amended, authorizes the Board of Directors to issue, without stockholder approval, up to 100,000,000 shares of preferred stock, $0.01 par value per share, which preferred stock may be issued from time to time in one or more series. As of the date hereof, no shares of preferred stock are issued and outstanding. Our Board of Directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of our preferred stock. Our Board of Directors may be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock, and could have anti-takeover effects. Although we do not currently intend to issue any shares of preferred stock, we cannot assure any person or other entity that we will not do so in the future. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management.

Equity Compensation Plan Information

In January 2012, the Board approved an option pool of 20% of the then outstanding common stock (the “Pool”, which is not documented in writing).  Such Pool consists of 2,864,359 shares of common stock.  The following table provides information as of December 31, 2012 regarding the Pool (including individual compensation arrangements) under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding those in first column)
Equity compensation plans approved by the security holders	-	-	-
Equity compensation plans not approved by the security holders	1,100,833	$1.41	1,256,026
Total	1,100,833		1,256,026

Anti-Takeover Provisions of Our Charter and Bylaws

The following discussion summarizes the reasons for, and the operation and effects of, certain provisions of our Certificate of Incorporation and Bylaws which management has identified as potentially having an anti-takeover effect.

The anti-takeover provisions in Delaware law, the Certificate of Incorporation and Bylaws are designed to minimize our susceptibility to sudden acquisitions of control which have not been negotiated with and approved by our Board of Directors.  These provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors and may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company’s stock.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case.  Anti-takeover provisions may discourage such purchases, particularly those of less than all of the company’s stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price.  These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful.  As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer.  These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the Board of Directors, whether or not stockholders deem such transactions to be in their best interests.

Authorized Shares of Capital Stock.  Our Certificate of Incorporation authorizes the issuance of up to 300,000,000 shares of common stock.  Our Certificate of Incorporation also authorizes the issuance of up to 100,000,000 shares of preferred stock.  This preferred stock, together with authorized but unissued shares of common stock, could represent additional capital stock required to be purchased by an acquirer.  Issuance of such additional shares may dilute the voting interest of our stockholders.  If our directors determine it is in our best interest to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

Stockholder Meetings.  Delaware law provides that the stockholder meetings may be called by a corporation’s Board of Directors or by such person or persons as may be authorized by a corporation’s Certificate of Incorporation or Bylaws.  Our Bylaws provide that stockholder meetings, whether annual or special, may be called by our Board of Directors, the President or by stockholders holding in aggregate 10% or more of our outstanding voting shares, unless otherwise required by law.  Although we believe that this provision will discourage stockholder attempts to disrupt the business of the Company between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of the Company by preventing the call of a special meeting of stockholders.

Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors.  Delaware law requires that the Board of Directors of a corporation consist of one or more members and that the number of directors shall be established by the corporation’s Certificate of Incorporation or Bylaws.  Our Certificate of Incorporation and Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors.  The power to determine the number of directors and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in our Board of Directors.  The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of the Company through an increase in the number of our directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

Lack of Cumulative Voting. Under Delaware law, there is no cumulative voting by stockholders for the election of our directors.  The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all of the directors to be elected at that meeting, thus precluding a small group of stockholders from controlling the election of one or more representatives to our Board of directors.

Amendment of Bylaws. Our Certificate of Incorporation provides that the power to adopt, amend or repeal the Company’s Bylaws resides in the Board of directors, but that the stockholders may make additional Bylaws and may alter or repeal any Bylaw(s), whether adopted by them or otherwise, by an affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on such proposal at a duly held meeting of the stockholders or, without a meeting, by written consent, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 19,017,225 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 1,891,765 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market and an additional 4,776,835 shares registered herein (which are held by “affiliates” of the Company) will be subject to the resale requirements of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), described in greater detail below. Approximately 12,250,780 shares of our currently issued and outstanding common stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Securities Act and bear appropriate legends, restricting transferability. The Company may also raise capital in the future by issuing additional restricted shares to investors.  In addition to the shares being registered herein and the “restricted securities” which are currently outstanding, and an aggregate of 97,845 shares of the Company are non-“restricted securities” currently eligible to be freely traded on the OTC Pink Sheets market.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, because, while we do not believe that we are a “shell company” we were previously a “shell company” pursuant to Rule 144, and sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company” (which we believe occurred in June 2013 in connection with the Powerhouse acquisition); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 type information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  As such, none of our securities will be eligible to be sold pursuant to Rule 144 until at least a year after the date that our Registration Statement is declared effective by the Commission and any “restricted shares” which are not registered herein will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after our Registration Statement has been declared effective and the other requirements of Rule 144 have been complied with, as described above.

Assuming our Registration Statement is declared effective by the Commission and we are not deemed to be a “shell company” in the future and we otherwise meet the requirements of Rule 144, including our status as a “reporting company”, a person (or persons whose shares are aggregated) who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months after a period of at least six months has elapsed after the date of the Registration Statement), would be entitled to sell such securities without restrictions other than the availability of current public information about us and the requirement that we continue to timely file our periodic filings for one year from the date they acquired such securities. A person who may be deemed our affiliate, who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months after a period of at least six months has elapsed after the date of our Registration Statement), would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of the Company’s common stock. Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. If the Company has complied with the requirements above, and continues to be a “reporting company” and timely files its filings, a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

In the event we become a “shell company” or non-“reporting company” in the future, under Rule 144, due to the fact that we are deemed to be a former “shell company”, no sales of our “restricted securities” are eligible to be made pursuant to Rule 144 until we comply with the requirements of Rule 144, as described above, including, in the event we do not become a “shell company”, becoming current in our filings with the Commission and in the event we do become a “shell company”, complying with Rule 144 above, as such relates to “shell companies.”

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 6,668,600 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker/dealers and/or affiliated with broker/dealers. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception except as set forth in the footnotes below.

Selling Stockholders:

Stockholder	Common Stock Beneficially Owned*+	Amount Offered	Shares Beneficially Owned After Resale (1)*+
Darla Airington	25,000	2,500	22,500
Jorge Aizcorbe	625,301	62,530	562,771
Buzz Aldrin	96,000	9,600	86,400
Deborah Allen (a)	17,731	1,773	15,958
Kenneth G. Allen (a)	1,473,595	147,360	1,326,235
Ihor Andruch	3,546	3,546	-
John Antos	24,200	2,420	21,780
Jay Arnold	15,152	15,152	-
Kristen Bedell (b)	4,433	443	3,990
Dan Bedell (b)	253,030	25,303	227,727
Mary Begia	20,000	2,000	18,000
Sean Black	22,244	22,244	-
Gary Blum	3,800	380	3,420
Richard Borry (c)	253,030	25,303	227,727
Richard Boxer	2,800	280	2,520
Tom Boyd	47,731	47,731	-
George Byron Brooks	51,000	5,100	45,900
Wendell Brown	85,000	8,500	76,500
Laura Carabello	529,996	46,000	483,996
Lynn Carroll	6,400	640	5,760
Robert Castelano	24,000	2,400	21,600
Lianju Chen	24,879	2,488	22,391
Wesley Choy	1,200	120	1,080
Gary Cino	5,000	500	4,500
Sydney M Cole	80,000	8,000	72,000
James Coleman	14,185	14,185	-
Scott Collier	35,546	3,555	31,991
Aaron Cother	102,120	10,212	91,908
Dan Patterson, LP (2)	10,000	1,000	9,000

David William Davison	28,000	2,800	25,200
Scott Deatherage	13,774	13,774	-
Abhay Dhir	62,000	6,200	55,800
Carl Dickerson	6,000	600	5,400
Frederick Duffy	75,758	75,758	-
Bob England	48,000	4,800	43,200
Equity Trust FBO, Rick Borry (3)	8,000	8,000	-
Dean PFankhauser	20,000	20,000	-
Dave Ferguson	2,600	260	2,340
Joseph Fuchs	1,800	180	1,620
Bruce Galbraith	35,461	35,461	-
Tomasa Gembarowski (d)	88,691	88,691	-
Paul Gembarowski (d)	44,346	44,346	-
Shelley Gorton (e)	156,185	15,619	140,566
Everett Gorton (e)	1,418	142	1,276
Michael Gorton (e)	1,930,496	193,050	1,737,446
Michael Graceffo	60,000	60,000	-
Aaron Grunfeld	250,000	25,000	225,000
Rebecca Halstead	47,093	4,709	42,384
Dirk Hansen	8,000	800	7,200
Dennis Harris (f)	6,000	600	5,400
John R. Harris (f)	3,546	355	3,191
Carl Hefton	118,728	11,873	106,855
Jeffrey M. Heller (f)	200,000	20,000	180,000
King Hughes	5,000	500	4,500
Hunter L. Hunt (8)	7,092	709	6,383
Steven Ingram	2,900	290	2,610
Integrity Partners, LLC (4)	80,000	8,000	72,000
Brenda Jackson (h)	200,000	20,000	180,000
Mei Jiang	23,000	2,300	20,700
Richard Kang (i)	574,346	57,435	516,911
Elise Kang (i)	17,731	17,731	-
Margaret Keliher (j)	77,277	7,728	69,549
Chantelle Deylyn Kelly	2,000	2,000	-
Bob Kramer	1,500	150	1,350
Donald Lightfoot	10,000	10,000	-
Heidi Loewinsohn	25,000	2,500	22,500
Shannan Lynes	55,674	5,567	50,107
Reginald Hugh Magennis	506,000	50,600	455,400
Guillermo Marmol	100,000	100,000	-
Victoria Martin (k)	17,731	1,773	15,958
R. Michael Martin (k)	838,757	83,876	754,881
Maria Martindale	15,152	15,152	-
Charles McCoy	20,000	2,000	18,000
Michael McIntyre	10,000	1,000	9,000
Lisa Mishler	6,000	600	5,400
Roger Moczygemba	6,500	650	5,850
Joseph Murtaugh	3,600	360	3,240
David Nelson	5,000	500	4,500
Dan Olsen	10,000	1,000	9,000
Pathfinder Worldwide Financial Group LLC (5)	50,000	5,000	45,000
Pearl M Thompson Trust (6)	10,000	10,000	-
Steve Perkins	24,000	2,400	21,600
Terry Phillips	9,000	900	8,100
Michael Piranian	533,876	53,388	480,488
Kenneth S. Pope	23,000	23,000	-
Terry Quan	15,152	15,152	-
Dr. Jon Quillian	1,418	1,418	-
Bruce Quinnell	30,000	3,000	27,000
Tibor Racz	15,152	15,152	-
David Ramsour	5,000	500	4,500
Joel Ray (l)	10,000	1,000	9,000
Terry Ray (l)	10,000	1,000	9,000
Asghar Ali Raza	12,000	1,200	10,800
Fredrick Rikkers	10,000	1,000	9,000
Frank Roby	25,000	2,500	22,500
Thomas Sabin	75,758	75,758	-
Seatac Digital Resources, Inc. (7)	30,000	3,000	27,000
Ronald B. Seidel (m)	155,156	15,516	139,640
Kelly Smith	40,000	4,000	36,000
Roger Staubach	12,000	1,200	10,800
Steuben Investment Company II, L.P. (8)	4,210,027	4,210,027	-
Amy Styczynski	50,000	50,000	-
Talmage Solar Engineering, Inc. (9)	440,163	440,163	-
The Moss Trust LTD (10)	160,000	16,000	144,000
The White Trust (11)	350,000	35,000	315,000
Matthew Thompson (n)	40,603	4,060	36,543
Tommy G. Thompson (n)	12,000	1,200	10,800
Cameron Thomson (n)	15,000	1,500	13,500
Timothy S, Sotos Revocable Trust FBO (12)	5,000	500	4,500

Max Toy	3,546	3,546	-
Vis Solis, Inc. (13)	46,010	46,010	-
Michael Warren	55,152	5,515	49,637
Jerry White (o)	16,000	1,600	14,400
Diana White (o)	30,000	30,000	-
William B. Houston 1991 Grantor Trust (14)	18,000	1,800	16,200
Tin-Cheun Yeung	2,000	200	1,800
Marisol Zimmerman	88,691	88,691	-
	16,331,779	6,668,600	9,663,179

* Does not include beneficial ownership of shares issuable upon exercise of outstanding options or warrants.

+ Shares beneficially owned due to husband/wife and other familiar relationships and through entities holding common stock of the Company owned by each selling stockholder are described in the footnotes below, but such ownership has not been aggregated in the table above beside each selling stockholder’s name.

 (1) Assuming the sale of all shares registered herein.

(2) The beneficial owner of the shares held by Dan Patterson, LP is Dan Patterson.

(3) The beneficial owner of the shares held by Equity Trust FBO, Rick Borry is Rick Borry.

(4) The Company is not aware of the beneficial owner of the shares held by Integrity Partners, LLC.

(5) The beneficial owner of the shares held by Pathfinder Worldwide Financial Group LLC is Grant Seabolt.

(6) The beneficial owner of the shares held by Pearl M Thompson Trust is Matthew Thompson.

(7)  The Company is not aware of the beneficial owner of the shares held by Seatac Digital Resources, Inc.

(8) The beneficial owner of the securities held by Steuben Investment Company II LP is Hunter L. Hunt, who resigned as a director of the Company on October 27, 2013.

(9) The beneficial owner of the shares held by The Moss Trust LTD is Jerry Moss.

(10)  The Company is not aware of the beneficial owner of the shares held by The White Trust.

(11)  The Company is not aware of the beneficial owner of the shares held by Timothy S, Sotos Revocable Trust FBO.

(12)  The Company is not aware of the beneficial owner of the shares held by Vis Solis, Inc.

(13)  The Company is not aware of the beneficial owner of the shares held by William B. Houston 1991 Grantor.

(a) Kenneth G. Allen is our Chief Operations Officer.  Deborah Allen is the spouse of Kenneth G. Allen and they are deemed to beneficially own the shares held by each other.

(b) Dan Bedell is our Executive Vice President Strategic and Corporate Development.  Kristen Bedell is the spouse of Dan Bedell and they are deemed to beneficially own the shares held by each other.

(c) Richard Borry is a Company consultant.

(d) Tomasa Gembarowski and Paul Gembarowski are mother and son.

(e) Michael Gorton is our Chairman and Chief Executive Officer.  Shelly Gorton is the spouse of Mr. Gorton and they are deemed to beneficially own the shares held by each other.  Everett Gorton is the father of Mr. Gorton, provided that Mr. Gorton is not deemed to beneficially own shares held by Everett Gorton.

(f) John R. Harris is a director of the Company.  John R. Harris and Dennis Harris are not related.

(g) Jeffrey M. Heller is a director of the Company.

(h) Brenda Jackson is a director of the Company.

(i) Richard Kang and Elise Kang are husband and wife and each are deemed to beneficially own each other’s shares.

(j) Margaret Keliher is a director of the Company.

(k) R. Michael Martin is our Executive Vice President Business Development.  Victoria Martin is the spouse of R. Michael Martin and they are deemed to beneficially own the shares held by each other.

(l) Joel Ray and Terry Ray are husband and wife.

(m) Ronald B. Seidel is a director of the Company.

(n) Matthew Thompson, Tommy G. Thompson and Cameron Thomson are not related.

(o) Jerry White and Diana White are not related.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our shares of common stock quoted on an exchange, the OTCQB or the Over-The-Counter Bulletin Board, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California (note that California only recognizes “investment grade securities” listed in an approved manual, which will not initially be applicable to the Company), Illinois, Kentucky, Louisiana, Montana, New York, Pennsylvania, Tennessee, and Virginia.

Market for our Shares

Our common stock is currently traded on the OTC Pink Sheet market. We intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or to quote our common stock on the OTCQB market maintained by OTC Markets Group, Inc., depending upon our qualifications at the time, in the future. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCQB.

The securities traded on the Over-The-Counter Bulletin Board, OTC Pink Sheet market and OTCQB are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-The-Counter Bulletin Board or OTCQB in the future, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 (not including the value of the individual’s principal residence) or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in sales in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The selling stockholders named in this Prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales; provided that as described below, the Affiliate Selling Stockholders will be considered “underwriters”. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

·	Not engage in any stabilization activities in connection with our common stock;

·	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus from time to time, as may be required by such broker or dealer; and
·	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The selling stockholders other than the Affiliate Selling Stockholders (defined below) may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The following selling stockholders (the “Affiliate Selling Stockholders”) are considered to be underwriters within the meaning of the Securities Act in connection with this offering and sales hereunder: Kenneth G. Allen, our Chief Operations Officer and his wife Deborah Allen, Dan Bedell our Executive Vice President Strategic and Corporate Development and his wife Kristen Bedell, Richard Borry, our current consultant, Michael Gorton, our Chief Executive Officer and Chairman and his wife Shelley Gorton, John R. Harris a director of the Company, Jeffrey M. Heller a director of the Company, Brenda Jackson a director of the Company, Margaret Keliher a director of the Company, R. Michael Martin the Executive Vice President Business Development of the Company and his wife Victoria Martin, Ronald B. Seidel a director of the Company, Hunter L. Hunt, and Steuben Investment Company II, L.P., which is beneficially owned by Mr. Hunt.  The Affiliate Selling Stockholders must offer their shares at the fixed price of $_______ per share even if our shares are quoted on a national securities exchange or quoted on the OTCBB or OTCQB markets, until such time as this offering is concluded.

The officers and directors who are Affiliate Selling Stockholders intentions are to remain with us regardless of whether they sell all or a substantial portion of their stockholdings in us.  As an officer/director/control person of the Company, none of the Affiliate Selling Stockholders may avail themselves of the provisions of Rule 144 until this offering is concluded and the Company becomes a publicly reporting company and the other provisions of Rule 144 are complied with.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock is currently quoted on the OTC Pink Market maintained by OTC Markets Group, Inc. under the symbol “PSWW”; however, our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. We intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or to quote our common stock on the OTCQB market maintained by OTC Markets Group, Inc., depending upon our qualifications at the time, in the future. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCQB.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock. The quotations reflect inter-dealer prices without retail markups, markdowns, or commissions and may not represent actual transactions. For current price information, stockholders or other interested individuals are urged to consult publicly available sources.  During the periods presented below trading in our common stock was highly illiquid and sporadic. Effective with FINRA on May 25, 2011, the Company completed a 1:40 reverse stock split of its outstanding common stock.  Unless otherwise stated or the context would require otherwise, all share amounts disclosed throughout this Prospectus retroactively take into account the Reverse Split.

QUARTER ENDED	HIGH		LOW

December 31, 2013 (through December 20, 2013)		$1.50		$0.51
September 30, 2013		$1.75		$0.40
June 30, 2013		$1.00		$0.99
March 31, 2013		$2.00		$0.99

December 31, 2012	$	*	$	*
September 30, 2012		$2.60		$0.53
June 30, 2012		$2.60		$2.50
March 31, 2012		$2.60		$1.68

December 31, 2011		$2.50		$1.20
September 30, 2011		$2.50		$0.51
June 30, 2011		$1.75		$0.26
March 31, 2011		$2.40		$0.08

* No reported trades/volume.

Holders

As of December 23, 2013, there were approximately 197 record holders of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future.  We intend to devote any earnings to fund the operations and the development of our business.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits.

Our fiscal year ends on December 31. We plan to furnish our stockholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this Prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

The validity of the securities to be sold by the Selling Stockholders described herein will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

EXPERTS

The financial statements of the Company as of December 31, 2012 and 2011, included in this Prospectus, have been audited by Whitley Penn LLP, our independent registered public accounting firm, as stated in their report appearing herein and have been included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our company or any of our parents or subsidiaries.  Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

FINANCIAL STATEMENTS

Audited Financial Statements

Unaudited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of directors and Stockholders of
Principal Solar, Inc.

We have audited the accompanying consolidated balance sheets of Principal Solar, Inc. and subsidiaries (the “Company”), as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the entity will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has negative cash flows from operating activities, negative working capital and an accumulated deficit of $4.7 million as of December 31, 2012.  Management’s plans in regard to these matters are also described in Note 3.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Whitley Penn LLP

Dallas, Texas
October 15, 2013

PRINCIPAL SOLAR, INC.
CONSOLIDATED BALANCE SHEETS
	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$11,418	$713,157
Accounts receivable	20,145	3,216
Deposits	57,000	-
Total current assets	88,563	716,373

Plants and equipment at cost, net	497,565	519,993
Intangible assets at cost, net	110,000	219,996

Total assets	$696,128	$1,456,362

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$127,060	$70,958
Compensation payable	305,322	311,762
Accrued expenses and other liabilities	3,002	7,500
Liabilities arising from reverse merger	906,141	855,982
Convertible notes payable, related parties	17,173	-
Total current liabilities	1,358,698	1,246,202

Stockholders' equity (deficit):
Preferred stock: $0.01 par value per share; 100,000,000 shares authorized; zero
issued and outstanding December 31, 2012 and 2011	-	-
Common stock: $0.01 par value per share; 300,000,000 shares authorized;
14,946,135 and 14,321,797 shares issued and outstanding at
December 31, 2012 and 2011, respectively	149,462	143,219
Additional capital	3,919,934	2,106,321
Stock subscriptions receivable	-	(100,248)
Accumulated deficit	(4,731,966)	(1,939,132)
Total stockholders' equity (deficit)	(662,570)	210,160

Total liabilities and stockholders' equity (deficit)	$696,128	$1,456,362

PRINCIPAL SOLAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2012	2011
Revenues:
Consulting	$17,100	$12,259
Power generation	17,045	6,423
Sponsorship	1,383	-

Total Revenues	35,528	18,682

Cost of revenues	52,423	18,312

Gross profit (loss)	(16,895)	370

Operating expenses:
Selling, general, and administrative	2,723,706	1,458,341

Total operating expenses	2,723,706	1,458,341

Loss from operations	(2,740,601)	(1,457,971)

Interest expense	50,332	47,923

Loss before provision for income taxes	(2,790,933)	(1,505,894)

Provision for income taxes	1,901	-

Net loss	$(2,792,834)	$(1,505,894)

Net loss per share - basic and diluted	$(0.19)	$(0.12)

Basic and diluted weighted average shares outstanding	14,655,252	12,622,036

PRINCIPAL SOLAR, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

					Stock
	Common Stock		Additional	Accumulated	Subscriptions
	Shares	Amount	Capital	Deficit	Receivable	Total

December 31, 2010	9,718,661	$97,187	$249,067	$(433,238)	$(167,140)	$(254,124)

Collection of subscriptions receivable from a previous period	-	-	-	-	167,112	167,112

Common stock issued for acquisition of Capstone	500,000	5,000	325,000	-	-	330,000

Common stock issued upon conversion of convertible debt and accrued interest	196,728	1,967	127,872	-	-	129,839

Common stock issued in part as compensation for services and cash received of $960	96,000	960	62,400	-	-	63,360

Common stock issued in connection with Kupper Park reverse merger	2,295,835	22,958	(22,958)	-	-	-

Liabilities assumed in connection with reverse merger	-	-	(808,772)	-	-	(808,772)

Common stock issued at $0.66 per share in March	56,000	560	36,400	-	(36,120)	840

Common stock issued for acquisition of the Talmage solar plants	440,163	4,402	525,709	-	-	530,111

Common stock issued primarily at $1.41 per share in November	1,018,410	10,185	1,429,987	-	(64,100)	1,376,072

Stock-based consultant compensation expense	-	-	181,616	-	-	181,616

Net loss	-	-	-	(1,505,894)	-	(1,505,894)

December 31, 2011	14,321,797	$143,219	$2,106,321	$(1,939,132)	$(100,248)	$210,160

					Stock
	Common Stock		Additional	Accumulated	Subscriptions
	Shares	Amount	Capital	Deficit	Receivable	Total

December 31, 2011	14,321,797	$143,219	$2,106,321	$(1,939,132)	$(100,248)	$210,160

Common stock issued at $1.41 per share in February	32,622	326	45,674	-	-	46,000

Common stock issued at $1.69 per share in June	591,716	5,917	994,083	-	-	1,000,000

Collection of subscriptions receivable from prior period	-	-	-	-	100,248	100,248

Stock-based consultant compensation expense	-	-	773,856	-	-	773,856

Net loss	-	-	-	(2,792,834)	-	(2,792,834)

December 31, 2012	14,946,135	$149,462	$3,919,934	$(4,731,966)	$-	$(662,570)

PRINCIPAL SOLAR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2012	2011

Cash flows from operating activities:
Net loss:	$(2,792,834)	$(1,505,894)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued as compensation for services	-	62,400
Stock based consulting compensation expense	773,856	181,616
Depreciation and amortization	132,424	117,480

Change in operating assets and liabilities:
Accounts receivable	(16,929)	(621)
Deposits	(57,000)	-
Accounts payable	56,102	14,893
Compensation payable	(6,440)	137,262
Accrued expenses and other liabilities	(4,325)	(50,500)
Liabilities arising from reverse merger	50,159	47,210

Net cash used in operating activities	(1,864,987)	(996,154)

Cash flows from investing activities:
Cash acquired in acquisition	-	1,112

Net cash provided by investing activities	-	1,112

Cash flows from financing activities:
Net proceeds from sale of common stock	1,046,000	1,377,872
Proceeds from convertible notes payable, related parties	17,000	-
Receipts from stock subscriptions receivable	100,248	167,112

Net cash provided by financing activities	1,163,248	1,544,984

Net increase (decrease) in cash and cash equivalents	(701,739)	549,942

Cash and cash equivalents at beginning of year	713,157	163,215

Cash and cash equivalents at end of year	$11,418	$713,157

Supplemental Disclosures
Interest paid	$-	$-

Income taxes paid	$-	$-

Non-Cash Transactions:
Stock issued for subscriptions receivable	$-	$100,220

Common stock issued for Talmage acquisition	$-	$530,111

Common stock issued for acquisition of Capstone	$-	$330,000

Liabilities assumed in connection with reverse merger	$-	$808,772

Common stock issued upon conversion to convertible debt and interest	$-	$129,839

PRINCIPAL SOLAR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011

Note 1 - Description of Business

Principal Solar, Inc. (“PSI”, the “Company”, “our”, “us”, or “we”) was incorporated on July 8, 2010, under the laws of the State of Texas and became a New York corporation upon consummation of the reverse merger.  On March 7, 2011, we were acquired by Kupper Parker Communications, Inc., (“KPCG”) which was then a public shell company, in a reverse merger transaction whereby KPCG merged with and into PSI, with KPCG remaining as the surviving corporation with PSI becoming a wholly-owned subsidiary of KPCG.  In connection with the merger, the Company changed its corporate name from “Kupper Parker Communications, Inc.” to “Principal Solar, Inc.”  In accordance with the terms of this transaction, the shareholders of PSI exchanged all of their shares of PSI common stock for shares of KPCG common stock, which immediately following the transaction, represented approximately 82 percent of the issued and outstanding common stock of the Company.

In October 2012 the Company was re-domiciled in Delaware.  The Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.01 per share and 100,000,000 shares of preferred stock, also with a par value of $0.01 per share.

PSI, the Company’s wholly-owned subsidiary, was the “accounting acquirer”, and for accounting purposes, KPCG was deemed as having been “acquired” in the merger.  Because the merger was accounted for as a reverse acquisition under generally accepted accounting principles (“GAAP”), the financial statements for periods prior to March 7, 2011, reflect only the operations of Principal Solar, Inc.  PSI is traded on the OTC Markets exchange under the symbol PSWW.

PSI is a renewable energy company with the goal of becoming a leading solar power company.

PSI intends to establish itself as the world’s leading solar power company using a 4-pronged approach.  The Company will:

1.	Acquire existing small and medium sized companies in a serial roll-up strategy using the stock swap approach; the goal is to create a large portfolio of solar electricity generation.

2.	Establish thought leadership by networking well-respected thinkers who will author technical White Papers and host interactive webinars at www.principalsolarinstitute.org.

3.	Implement, opportunistically, new commercial solar projects utilizing our new partnerships and relationships.

4.	Build an entity capable of winning bids for very large gigawatt projects around the world based on solid economics; this is the longer-term phase 2 of the Company plan.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with GAAP.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, the Principal Solar Institute, SunGen Mill 77, LLC, and SunGen StepGuys, LLC, all of which are wholly-owned.  Significant intercompany accounts and transactions have been eliminated in consolidation.

Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of these financial instruments.  The estimated fair value of accounts receivable, deposits, accounts payable, compensation payable and accrued expenses, and other liabilities approximate the carrying amounts due to the relatively short maturity of these instruments.  The carrying value of the liabilities arising from reverse merger and convertible notes payable also approximate fair value since these instruments bear market rates of interest.

Use of Estimates

The preparation of these consolidated financial statements in accordance with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, and expenses.  Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.  At December 31, 2012 and 2011, the Company had no such investments.  The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).  The Company has not experienced any losses related to amounts in excess of FDIC limits.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 - Summary of Significant Accounting Policies – continued

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.  Changes in the valuation allowance have not been material to the consolidated financial statements and no allowance has been recorded at December 31, 2012 or 2011.

Plants and equipment

Plants and equipment, which consist primarily of solar power plants, are stated at the value of the consideration provided by the Company.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes.  Expenditures for major renewals and betterments that extend the useful lives are capitalized.  Expenditures for normal maintenance and repairs are expensed as incurred.  The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying consolidated statement of operations of the respective period.  The estimated useful lives of solar power plants are 25 years from the date placed in service.

Intangible Assets

Intangible assets, which consist of technological and intellectual property, are stated at the value of the consideration provided by the Company, and are amortized over three years.

Long-Lived Asset Impairment

The recoverability of the carrying value of long-lived assets is assessed when an indicator of impairment has been identified.  The Company judgmentally reviews its long-lived assets each quarter to assess whether impairment indicators are present

For purposes of recognition and measurement of an impairment loss, a long-lived asset or group of assets is combined with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

For long-lived assets, when impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable.  If undiscounted cash flows are less than carrying value, the excess of carrying value over fair value is expensed in the periods in which it is estimated to have occurred.  No impairment was recorded during the years ended December 31, 2012 or 2011.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 - Summary of Significant Accounting Policies – continued

Revenue Recognition

Revenue consists of three sources:

1.	Consulting: Consulting revenue consists of services provided on a time and material basis. Consulting revenue is generally recognized as the services are provided.

2.
Power generation revenue:  Power generation revenue consists of power generated by our solar power plants.  Revenue is usually subject to Purchase Power Agreements (“PPA”) with major utility companies which establish a price floor.  Power generated is measured at the plant in terms of kilowatt-hours (“kWh”) and the revenue is determined in accordance with the PPA.  Power generation revenue is recognized as it is generated.

3.	Sponsorship: Sponsorship revenue consists of amounts collected for hosting events. Sponsorship revenue is generally recognized as the events occur.

Advertising Costs

The Company’s policy is to expense advertising costs as incurred.  There were no advertising costs during the years ended December 31, 2012 and 2011.

Rent Expense

Rent expense was $1,120 and $15,166 for the years ended December 31, 2012 and 2011, respectively.  The Company’s rental agreement is on a month-to-month basis.

Income Taxes

Income taxes are recorded under the asset and liability method under which deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

We account for uncertain income tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes.  Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in our consolidated financial statements.  Income tax returns are subject to a three year statute of limitations during which they are subject to audit and adjustment.  We file income tax returns in the United States federal jurisdiction. The tax years which remain subject to examination by major tax jurisdictions as of December 31, 2012 include 2010 through 2012.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2 - Summary of Significant Accounting Policies – continued

Net Loss per Share

Basic net loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding for the period.  Fully diluted loss per share reflects the potential dilution of securities by including other potential issuances of common stock, including shares to be issued upon exercise of options and warrants and upon conversion of convertible debt, in the weighted average number of shares of common stock outstanding for a period and are not included where the effect is anti-dilutive. As of December 31, 2012, 1,083,333 options and 17,500 warrants have been excluded from the calculation of diluted earnings per share as their effect would have been anti-dilutive. The impact of convertible debt has also been excluded as of December 31, 2012. As of December 31, 2011, 216,666 options and 17,500 warrants have been excluded from the calculation of diluted earnings per share as their effect would have been anti-dilutive.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As of December 31, 2012, the Company has an accumulated deficit of $4,731,966, and the Company has had negative cash flows from operations since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that the Company will be able to continue as a going concern.  These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.  Management will need to obtain additional funding by borrowing funds or through a sale of common stock or preferred stock.

Note 4 – Mergers and Acquisitions

Capstone

On January 19, 2011, PSI entered into a Share Exchange Agreement with Definitive Solar, Inc. (“DSI”), a Texas corporation, dba Capstone Solar (“Capstone”), whereby all of the outstanding shares of common stock of Capstone (100,000 shares) were exchanged for 500,000 shares of common stock in PSI.  The acquisition is carried based on the value of the PSI shares given up, or $330,000.

The acquisition was made for the sole purpose of acquiring its website and intellectual property related to the solar energy industry to serve as the core basis for a not for profit institute and was accounted for as a business combination under ASC 805.  The organization is now known as the Principal Solar Institute.  The website and intellectual property are being amortized over their estimated useful life of three years, generating $110,000 of amortization expense annually, and are included in intangible assets on the accompanying consolidated balance sheets.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 4 – Mergers and Acquisitions – continued

Capstone – continued

Capstone common stock acquired in the transaction had not been previously registered under the Securities Act of 1933 (as amended), and the shares were considered to be “unregistered” common stock under that Act.

No acquisition-related costs were incurred as part of the transaction.

The Agreement specified that Capstone will continue to operate as a wholly-owned subsidiary of PSI under agreement that PSI shall retain voting control over Capstone, and that PSI shall receive twenty-five percent (25%) of profits, with the remainder to be retained by Capstone management for 4 years from the closing date.  The institution is managed as a not-for-profit organization and is not intended to generate any profits therefore no contingent consideration has been recorded.  Capstone did not have any significant revenue generating activity prior to its acquisition and the Company received no profits during 2011 or 2012.

Reverse Merger

On March 7, 2011, PSI entered into an Exchange Agreement and reverse merger transaction with KPCG, a New York corporation, and Pegasus Funds LLC (“Pegasus”), the sole existing shareholder of KPCG preferred stock. The transaction is considered a reverse merger and was accounted for under such accounting guidance. The primary reason for the reverse merger was the ability for PSI to obtain additional capital in public markets as well as provide liquidity for stockholders.

As of the date of the transaction, there were 300,000,000 authorized common shares of PSI (no par value) of which 10,595,389 shares were issued and outstanding.  PSI had no preferred shares authorized or outstanding at the time.  As of the date of the transaction, there were 30,000,000 authorized common shares of KPCG ($0.01 par value) of which 6,028,000 shares were issued and outstanding.  There were 1,000,000 shares of KPCG preferred stock ($1.00 par value) authorized, with 2 shares issued and outstanding.

As of the date of the transaction, Pegasus Funds LLC held ownership of KPCG’s two shares of Series A Super Voting preferred stock.

For their role in the transaction, the common stock shareholders of record of PSI agreed to transfer and exchange all of their currently issued and outstanding 10,595,389 shares of common stock (no par value) for 10,595,389 newly issued shares of KPCG common stock ($0.01 par value), with such exchange constituting approximately 82.2% of the post-merger, fully diluted issued and outstanding capital stock of KPCG.

Concurrent with the exchange of PSI shares, KPCG amended its Articles of Incorporation to reflect an increase in their existing number of common shares authorized from 30,000,000 to 300,000,000, and reverse split their outstanding 6,028,000 common shares on a one (1) for forty (40) basis, resulting in a remaining total of 157,217 “legacy” common shares issued and outstanding.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 4 – Mergers and Acquisitions – continued

Reverse Merger – continued

For their part of the transaction, Pegasus exchanged their existing two shares of KPCG Series A Super Voting preferred shares for 2,138,617 post amendment, post reverse split, common shares of KPCG.

The combined exchange transaction resulted in a new total amount of KPCG common shares issued and outstanding of 12,720,051 shares, comprised of the 10,595,389 shares exchanged to existing PSI shareholders, the 2,138,617 shares issued to Pegasus, and the remaining 157,217 legacy shares.  In addition, Pegasus received $89,000 in cash which was expensed as incurred as acquisition-related costs.

The entire transaction and issuance of new shares was propagated to constitute a tax-free exchange under Section 368 of the Internal Revenue Code of 1986, as amended.

The following table represents the current new capitalization of KPCG immediately following the completion of the exchange transaction described above:

Post-Exchange PSI Common Stock Equity Ownership	Number of Shares	Percent of Ownership

Previous shareholders of Principal Solar, Inc.	10,595,389	82.2%
Pegasus, LLC	2,138,617	16.6%
Legacy KPCG shareholders	157,217	1.2%
Total PSI issued and outstanding common shares	12,891,223	100.0%
Issued and outstanding PSI Preferred Stock	-	-

Post-Exchange PSI Common Shares Authorized	300,000,000	100%
Post-Exchange PSI Preferred Shares Authorized	1,000,000	100%

The Company acquired certain liabilities associated with KPCG in the course of the reverse merger.  Such liabilities consisted primarily of long term real estate leases which had been abandoned, general unsecured liabilities, commercial liens, and tax liens filed with various states.  The statute of limitations for most such liabilities is five years and for most liens is ten years, subject to renewal at the lien holders’ option, depending upon the jurisdiction.  The liens accrue interest at between 8% and 12%.

Liabilities not associated with a lien have been accrued based upon management’s estimation of the amount to be paid.  Liabilities associated with a lien have been accrued at face value.  Interest has been accrued for all liabilities.  Liabilities, including interest accrued as of the merger date, are estimated to be $808,772.  Accrued interest on the liabilities since the merger date totaled $97,369 and $47,210 as of December 31, 2012 and 2011, respectively, and are included in the liabilities arising from reverse merger on the accompanying balance sheet.  Interest expense associated with the liabilities from the reverse merger was $49,867 and $47,502 for the years ended December 31, 2012 and 2011, respectively.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 4 – Mergers and Acquisitions – continued

Reverse Merger – continued

Management believes all such liabilities have been indemnified by Pegasus Funds, LLC which remains a large common stock holder.  However, as Company is obligor, the Company has recorded the liability at present.  No other assets or liabilities were recorded as a result of the acquisition of KPCG.

As of the date of these financials, only one lien holder has approached the Company concerning payment.  Such lien holder is pursuing the former management of KPCG first through litigation.  To the extent such lien holder recovers the liability from the former management, the lien against the Company will be reduced.

If the Merger had occurred on January 1, 2011, the Company’s revenues would have remained at $18,682 and the Company’s net loss and net loss per share for the year ended December 31, 2011, would have remained at $1,505,894 or $(0.12) per share.

Talmage

Effective September 7, 2011, PSI entered into an acquisition agreement with Talmage Solar Engineering, Inc. (“Talmage”), a Maine corporation, and sole member of SunGen Mill 77, LLC (“Mill 77”) and SunGen StepGuys, LLC (“StepGuys”) whereby all of the outstanding membership interest of Mill 77 and StepGuys were exchanged for 440,163 shares of common stock in the Company.  The acquisition was carried at the value of the common shares given up which was estimated to be $530,111.  The solar power plants have an estimated useful life of twenty-five years, beginning from when each was placed in service in 2010.  The acquisition was accounted for as a business combination under ASC 805 and was entered into primarily for the purpose of acquiring the solar power plants of Talmage as part of the Company’s growth strategy.

No acquisition-related costs were incurred as part of the transaction.

The purchase price was allocated as follows:

	Mill 77 (77 kw)	StepGuys (110 kw)	Total

Cash	$80	$1,032	$1,112
Accounts receivable	-	1,595	1,595
Solar power plants	132,188	395,281	527,469
Liabilities assumed	(50)	(15)	(65)

Net purchase price	$132,218	$397,893	$530,111

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 4 – Mergers and Acquisitions – continued

Talmage – continued

The operating results of Talmage have been included in the consolidated financial statements since the acquisition date of September 7, 2011.

The revenue and earnings of the combined entity had the acquisition date been January 1, 2011 are:

	Revenue (Unaudited)	Earnings (Loss) (Unaudited)

Fiscal 2011 combined entity proforma	$32,738	$(23,010)

The Mill 77 solar power facility, in accordance with its agreement with the power purchaser, may not charge for the power produced and transferred until June 1, 2013.  The Agreement specified that Talmage will continue to operate and maintain the two solar power plants for the term of five years under an operating and maintenance agreement.

Andover

During 2012, the Company attempted to purchase 100% of the membership ownership interests in SunGen Mark Andover, LLC (“Andover Project”) for the amount of $2,496,000 to be paid in cash.  The Company paid a deposit of $37,000 that was included in deposits on the consolidated balance sheet at December 31, 2012, however the acquisition was terminated, and the Company received their deposit back in full in August 2013.

Note 5 – Plants and equipment

Plants and equipment consisted of the following at December 31:

	2012	2011

Solar power plants	$527,469	$527,469
Less accumulated depreciation	(29,904)	(7,476)

	$497,565	$519,993

Depreciation expense for the year ended December 31, 2012 and 2011, was $22,428 and $7,476, respectively.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 6 – Intangible Assets

Intangible assets consisted of the following at December 31:

	2012	2011

Website and intellectual property	$330,000	$330,000
Less accumulated amortization	(220,000)	(110,004)

	$110,000	$219,996

Amortization expense for the years ended December 31, 2012 and 2011, was $109,996 and $110,004, respectively.  The remaining balance will be fully expensed during 2013.

Note 7 – Convertible Notes Payable, Related Parties

During November 2012 the Company issued three unsecured convertible notes payable for cash proceeds of $17,000 to certain related parties.  These notes mature in November 2013, and bear an annual interest rate of 12%.  The notes automatically convert to 10,000 shares of common stock at the stock price of $1.70 per share upon maturity should the Company not be able to repay the debt in cash.

Note 8 – Stockholders’ Equity (Deficit)

Common Stock

In 2011 the Company issued 940,163 shares for the acquisition of assets, including the Talmage entities and Capstone entity.

In January 2011 the Company issued 196,728 shares of common stock as a result of the conversion of the convertible notes and related accrued interest.

In March 2011 the Company issued 96,000 shares of common stock as compensation for services provided and cash received of $960.  The services were valued based on the estimated fair value of the shares issued.

In March 2011 the Company issued 2,295,835 shares of common stock for the preferred shares of KPCG in the course of the reverse merger.

During 2011 the Company issued 1,075,865 shares of common stock, including 1,455 shares related to the $960 described above, for cash of $1,478,120 less subscriptions receivable of $100,248 at December 31, 2011.  The subscriptions receivable were fully collected in 2012.

In February 2012 the Company issued 32,622 shares of common stock for cash of $46,000.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 8 – Stockholders’ Equity (Deficit) – continued

Common Stock – continued

In June 2012, the Company issued 591,716 shares of common stock for cash of $1,000,000.

Note 9- Stock Options

The Company records expense associated with stock options in accordance with ASC 505, Equity.

In November 2011 the Company issued options for 1,300,000 shares of common stock to a consultant which vested over one year and have an exercise price of $1.41.  The options will expire in November 2016 if not exercised prior to then.  Only 216,666 of such options were vested as of December 31, 2011, and an additional 866,667 vested during 2012.  The remaining 216,667 options were cancelled in 2012.

Consultant expense for stock-based compensation for the years ended December 31, 2012 and 2011 was $773,856 and $181,616, respectively.  No options or stock-based compensation expense was recorded related to employees in 2012 and 2011.

Establishment of a stock option pool

In January 2012 the Board approved an option pool of 20% of the then outstanding common stock.  Such pool consists of 2,864,359 shares of common stock.  No options were issued under this plan during 2012.

Note 10 – Income Taxes

The provision for income tax differs from the amount estimated by applying the statutory federal income tax rate to the net loss before taxes as follows at December 31:

	2012	2011

Tax benefit at statutory rates	$(948,917)	$(512,004)
State taxes	1,901	-
Permanent differences	498	615
Increase in valuation allowance	948,419	511,389

Income tax expense	$1,901	$-

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 10 – Income Taxes – continued

Deferred tax assets (liabilities) are comprised of the following at December 31:

	2012	2011

Other accrued expense	$37,594	$16,051
Depreciation	(83,089)	(33,325)
Amortization	61,136	29,921
Stock option expense	324,860	61,749
Net operating losses	1,266,608	584,294
Total deferred income tax assets	$1,607,109	$658,690
Valuation allowance	(1,607,109)	(658,690)

Deferred tax assets, net of valuation allowance	$-	$-

The Company had established a valuation allowance to fully reserve the net deferred tax assets at December 31, 2012 and 2011, due to the uncertainty of the timing and amounts of future taxable income.

At December 31, 2012, the amount of net operating loss carryforwards are $3,725,318 and will begin to expire in 2030.

Note 11 – Related Party Transactions

Certain members of the management team have deferred payment of their compensation for the benefit of the Company.  No formal terms of payment have been established.  The amounts payable as of December 31, 2012 and December 31, 2011 were $305,322 and $311,762, respectively.

During 2012, the Company issued three convertible notes payable for cash totaling $17,000 to certain members of management and shareholders.  The balance payable at December 31, 2012, included interest, totaled $17,173. There were no such outstanding notes payable at December 31, 2011.  See Note 7 for further information.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 12 – Subsequent Events

Convertible Notes Payable

In May 2013 the conversion price of two of the outstanding convertible notes as of December 31, 2012 was amended from $1.71 per share to $1.00 per share.  These two convertible notes and accrued interest were then converted in May 2013 to 12,723 shares of common stock.

In January 2013 the Company issued an unsecured convertible note payable for cash proceeds of $100,000 at an interest rate of 12% annually, convertible to common stock at the stock price of $1.70 per share.  The conversion price of the convertible note was amended from $1.70 per share to $1.00 per share in May 2013 and simultaneously converted into 106,000 shares of common stock which represented the principal amount of the note plus accrued interest.

In March 2013 the Company issued four unsecured convertible notes payable for cash proceeds of $21,000 to certain related parties.  These notes matured on June 15, 2013, and bore an interest rate of 1.5% compounded monthly.  Upon maturity, the holder could choose to convert the notes to common stock at the stock price of $1.00 per share or cash or a combination of the two.  All notes were converted in May 2013 for 21,966 shares of common stock which represented the principal amount of the notes plus accrued interest.

Stock Based Compensation

Subsequent to year-end, the Company issued 528,000 options for shares of common stock to Board of directors members and outside advisors.  The options have an exercise price ranging from $1.00 to $1.70 per share, have various vesting terms not to exceed 2 years, and expire after 10 years.

Common Stock

In May and June 2013 the Company issued 500,000 shares of common stock for cash of $500,000.

In June 2013 the Company issued 2,909,091 shares of common stock for cash of $1,600,000 and 2,181,818 warrants with an exercise price of $1.00 as part of financing the acquisition of Powerhouse One.

In June 2013 the Company issued 46,010 shares of common stock as part of the purchase price for the acquisition of Powerhouse One.

In September 2013 the Company issued 400,000 shares of common stock for cash of $400,000.

Acquisition of Powerhouse One

On June 17, 2013, PSI entered into an acquisition agreement with Vis Solis, LLC. (“Vis Solis”), a Tennessee Limited Liability Company, and sole member of Powerhouse One, LLC (“Powerhouse”), whereby 88.99% of the outstanding membership interest of Powerhouse was acquired in exchange for $6,200,000 in cash and the issuance of 46,010 shares of PSI common stock.

PRINCIPAL SOLAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 12 – Subsequent Events – continued

Acquisition of Powerhouse One – continued

The solar power plants have an estimated useful life of twenty-five years, beginning from when each was placed in service in 2011.  The acquisition was accounted for as a business combination under ASC 805 and was entered into primarily for the purpose of acquiring the solar power plants of Vis Solis as part of the Company’s growth strategy.  The Company has the option to purchase the remaining 11.1% interest in Powerhouse for $766,827 through May 2014.

The Company incurred $277,287 of acquisition costs as part of the transaction.

The purchase price was preliminarily allocated as follows:

Powerhouse One

Cash	$122,785
Accounts receivable	178,724
Solar power plants	5,954,588
Liabilities assumed	(10,087)

Net purchase price	$6,246,010

In connection with the acquisition of Powerhouse One, PSI entered into a loan agreement with a financial institution for $5,050,000, bearing interest at a rate of 7.5%.  Interest payments are due and payable in arrears on a monthly basis and principal payments are due and payable quarterly beginning on June 30, 2013.  As part of the loan agreement, the Company incurred a commitment fee of $50,500 which represents 1% of the loan amount.  The loan is also subject to certain financial and non-financial covenants.  As part of the transaction, the financial institution received 151,050 warrants with an exercise price of $1.00 that expire at the earlier of 10 years, the closing of the Company’s initial public offering of common stock, or the closing of a liquidation, dissolution, or winding up of the Company.

Cash proceeds from the issuance of common stock of $1,600,000, as noted above, was used to fund the remaining purchase price.

PRINCIPAL SOLAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$523,173	$11,418
Accounts receivable	180,428	20,145
Deposits	10,000	57,000
Rights to acquire non-controlling interest	46,010	-
Total current assets	759,611	88,563

Plants and equipment at cost, net	7,057,194	497,565
Intangible assets at cost, net	27,497	110,000

Total assets	$7,844,302	$696,128

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$80,398	$127,060
Compensation payable	565,998	305,322
Accrued expenses and other liabilities	16,938	3,002
Liabilities arising from reverse merger	947,701	906,141
Current portion of notes payable	222,056	-
Convertible notes payable, related parties	-	17,173
Total current liabilities	1,833,091	1,358,698

Long term liabilities:
Notes payable, net of discount	4,720,879	-
Derivative liability - warrants	1,667,158	-
Total long term liabilities	6,388,037	-

Total liabilities	8,221,128	1,358,698

Stockholders' deficit:
Preferred stock: $0.01 par value per share; 100,000,000 shares authorized; zero issued and outstanding at September 30, 2013 and December 31, 2012, respectively	-	-
Common stock: $0.01 par value per share; 300,000,000 shares authorized; 18,947,226 and 14,946,135 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	189,472	149,462
Additional paid-in capital	5,468,436	3,919,934
Stock subscriptions receivable	(200,000)	-
Accumulated deficit	(6,610,413)	(4,731,966)
Total Principal Solar, Inc. stockholders' deficit	(1,152,505)	(662,570)
Non-controlling interest	775,679	-
Total stockholders' deficit	(376,826)	(662,570)

Total liabilities and stockholders' deficit	$7,844,302	$696,128

The accompanying notes are an integral part of these condensed consolidated financial statements

PRINCIPAL SOLAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2013	2012

Revenues:
Power generation	$332,627	$12,794
Consulting	2,400	-
Sponsorship	584	900

Total revenues	335,611	13,694

Cost of revenues:
Depreciation	105,689	16,821
Other	45,414	12,399

Total cost of revenues	151,103	29,220

Gross profit (loss)	184,508	(15,526)

Operating expenses:
Salaries and wages	624,945	332,325
Consulting	471,130	1,252,930
Legal fees	277,287	-
Amortization	82,503	82,496
General and administrative	320,209	573,610

Total operating expenses	1,776,074	2,241,361

Loss from operations	(1,591,566)	(2,256,887)

Other expense:
Interest expense	174,609	37,620
Inducement for conversion of notes payable	102,193	-
Total other expense	276,802	37,620

Loss before provision for income taxes	(1,868,368)	(2,294,507)

Provision for state income taxes	(1,227)	(1,376)

Net loss	(1,869,595)	(2,295,883)

Less: Net income attributable to non-controlling interest	(8,852)	-

Net loss attributable to Principal Solar	$(1,878,447)	$(2,295,883)

Net loss per share - basic and diluted	$(0.11)	$(0.16)

Basic and diluted weighted average shares outstanding	16,452,951	14,557,731

The accompanying notes are an integral part of these condensed consolidated financial statements

PRINCIPAL SOLAR, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Stock Subscriptions Receivable	Principal Solar, Inc. Total	Non-controlling Interest	Total

December 31, 2012	14,946,135	$149,462	$3,919,934	$(4,731,966)	$-	$(662,570)	$-	$(662,570)

Common stock issued for cash in May	500,000	5,000	495,000	-	-	500,000	-	500,000

Common stock issued upon conversion of convertible debt, accrued interest, and conversion price adjustment	145,990	1,460	246,723	-	-	248,183	-	248,183

Common stock issued for rights to acquire non-controlling interest	46,010	460	45,550	-	-	46,010	-	46,010

Common stock issued with warrants for cash in June	2,909,091	29,090	(29,090)	-	-	-	-	-

Common stock issued for cash in September	400,000	4,000	396,000	-	(200,000)	200,000	-	200,000

Stock-based consultant compensation expense	-	-	106,930	-	-	106,930	-	106,930

Stock-based employee compensation expense	-	-	171,970	-	-	171,970	-	171,970

Debt discount - warrants	-	-	115,419	-	-	115,419	-	115,419

Power House One non-controlling interest	-	-	-	-	-	-	766,827	766,827

Net income (loss)	-	-	-	(1,878,447)	-	(1,878,447)	8,852	(1,869,595)

September 30, 2013	18,947,226	$189,472	$5,468,436	$(6,610,413)	$(200,000)	$(1,152,505)	$775,679	$(376,826)

The accompanying notes are an integral part of these condensed consolidated financial statements

PRINCIPAL SOLAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2013	2012

Cash flows from operating activities:
Net loss:	$(1,878,447)	$(2,295,883)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-controlling interest	8,852	-
Stock-based consulting compensation expense	106,930	623,630
Stock-based employee compensation expense	171,970	-
Depreciation and amortization	188,192	99,317
Interest expense paid in stock	7,816	-
Loss on derivative liability	67,158	-
Debt discount interest expense	8,355	-
Inducement cost for conversion of notes payable	102,193	-
Change in operating assets and liabilities:
Accounts receivable and employee advance	18,441	1,244
Deposits	47,000	(37,000)
Accounts payable and accrued expense	(32,726)	(29,166)
Compensation payable	260,676	24,363
Accrued interest on legacy liabilities	41,560	37,620

Net cash used in operating activities	(882,030)	(1,575,875)

Cash flows from investing activities:
Powerhouse One acquisition, net of cash acquired	(6,077,215)	-

Net cash used in investing activities	(6,077,215)	-

Cash flows from financing activities:
Proceeds from sale of common stock	2,300,000	1,046,000
Proceeds from note payable	5,050,000	-
Receipts from stock subscription receivable	-	100,248
Proceeds from convertible related party notes	21,000	-
Proceeds from convertible note payable	100,000	-

Net cash provided by financing activities	7,471,000	1,146,248

Net increase (decrease) in cash	511,755	(429,627)

Cash at beginning of period	11,418	713,157

Cash at end of period	$523,173	$283,530

Supplemental Disclosures
Interest paid	$45,386	$-

Income taxes paid	$-	$-

Non-Cash Transactions:
Note payable debt discount	$115,419	$-
Non-controlling interest purchase rights	46,010	-
Derivative liability on Stueben warrants	1,600,000	-
Issuance of stock for subscription receivable	200,000	-
Redemption of convertible notes payable and accrued interest for stock	138,173	-

The accompanying notes are an integral part of these condensed consolidated financial statements

Note 1 - Description of Business

Principal Solar, Inc. (“PSI”, the “Company”, “our”, “us”, or “we”) was incorporated on July 8, 2010, under the laws of the State of Texas and became a New York corporation upon consummation of a reverse merger.  On March 7, 2011, we were acquired by Kupper Parker Communications, Inc., (“KPCG”) which was then a public shell company, in a reverse merger transaction whereby KPCG merged with and into PSI, with KPCG remaining as the surviving corporation with PSI becoming a wholly-owned subsidiary of KPCG.  In connection with the merger, the Company changed its corporate name from “Kupper Parker Communications, Inc.” to “Principal Solar, Inc.” In accordance with the terms of this transaction, the shareholders of PSI exchanged all of their shares of PSI common stock for shares of KPCG common stock, which immediately following the transaction, represented approximately 82 percent of the issued and outstanding common stock of the Company.

In October 2012 the Company was re-domiciled in Delaware.  The Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.01 per share and 100,000,000 shares of preferred stock, also with a par value of $0.01 per share.

PSI is traded on the OTC Markets exchange under the symbol PSWW.

PSI is a renewable energy company with the goal of becoming a leading solar power company.

PSI intends to establish itself as the world’s leading solar power company using a 4-pronged approach.  The Company will:

5.	Acquire existing small and medium sized companies in a serial roll-up strategy using the stock swap approach; the goal is to create a large portfolio of solar electricity generation.

6.	Establish thought leadership by networking well-respected thinkers who will author technical White Papers and host interactive webinars at www.principalsolarinstitute.org.

7.	Implement, opportunistically, new commercial solar projects utilizing our new partnerships and relationships.

8.	Build an entity capable of winning bids for very large gigawatt projects around the world based on solid economics; this is the longer-term phase 2 of the Company plan.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted ("GAAP") in the United States of America and the rules of the Securities and Exchange Commission (the "SEC"), and should be read in conjunction with audited consolidated financial statements for the year ended December 31, 2012, and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the interim periods presented have been reflected herein. The condensed consolidated results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. The notes to condensed consolidated financial statements, which would substantially duplicate the disclosures required in the Company's 2012 annual consolidated financial statements shown already in this registration statement, have been omitted.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries, the Principal Solar Institute, LLC, SunGen Mill 77, LLC, SunGen StepGuys, LLC, and Power House One, LLC.  Significant intercompany accounts and transactions have been eliminated in consolidation.

Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of these financial instruments.  The estimated fair value of accounts receivable, deposits, accounts payable, compensation payable, accrued expenses and other liabilities approximate the carrying amounts due to the relatively short maturity of these instruments. The carrying value of short and long-term debt and liabilities arising from the reverse merger also approximate fair value since these instruments bear market rates of interest or applicable regulatory rates.  None of these instruments are held for trading purposes.

Fair Value Estimates

In February 2007 the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Topic 820 “Fair Value Measurements and Disclosures.”  The object of ASC 820 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands

Note 2 - Summary of Significant Accounting Policies – continued

Fair Value Estimates-continued

disclosures about fair value measurements.  ASC 820 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.

The Company measures its warrants at fair value in accordance with ASC 820. ASC 820 specifies a valuation hierarchy based on whether the inputs to those valuations techniques are observable or unobservable.  Observable inputs reflect market data obtained from independent sources; unobservable inputs reflect the Company’s own assumptions.  These two types of inputs have created the following fair value hierarchy:

Level 1 - Quoted prices for identical instruments in active markets;

Level 2 - Quoted prices for similar instruments in active markets, quoted process for identical or similar instruments in markets that are not active, and model–derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value.  The fair values of the warrant derivative liability outstanding as of September 30, 2013 was as follows:

	Markets for Identical Assets (Level 1 )	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total
Stueben warrants	$-	$-	$1,667,158	$1,667,158

The valuation methodology for these warrants is further disclosed in Note 7-Derivative Liability.

The following table sets forth a summary of changes in fair value of the derivative liability for the nine months ended September 30, 2013:

Beginning balance January 1, 2013	$-
Derivative warrants issued	1,667,158
Change in fair value included in net loss	-
Balance at September 30, 2013	$1,667,158

Note 2 - Summary of Significant Accounting Policies – continued

Use of Estimates

The preparation of these condensed consolidated financial statements in accordance with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, and expenses.  Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.  At September 30, 2013 and December 31, 2012, the Company had no such investments.  The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).  The Company has not experienced any losses related to amounts in excess of FDIC limits.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.  Changes in the valuation allowance have not been material to the consolidated financial statements and no allowance has been recorded at September 30, 2013 or December 31, 2012.

Plants and equipment

Plants and equipment, which consist primarily of solar power plants, are stated at the value of the consideration provided by the Company.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes.  Expenditures for major renewals and betterments that extend the useful lives are capitalized.  Expenditures for normal maintenance and repairs are expensed as incurred.  The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying condensed consolidated statements of operations of the respective period.  The estimated useful lives of solar power plants are 25 years from the date placed in service.

Intangible Assets

Intangible assets, which consist of technological and intellectual property, are stated at the value of the consideration provided by the Company, and are amortized over three years.

Note 2 - Summary of Significant Accounting Policies – continued

Long-Lived Asset Impairment

The recoverability of the carrying value of long-lived assets is assessed when an indicator of impairment has been identified.  The Company judgmentally reviews its long-lived assets each quarter to assess whether impairment indicators are present.

For purposes of recognition and measurement of an impairment loss, a long-lived asset or group of assets is combined with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

For long-lived assets, when impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable. If undiscounted cash flows are less than carrying value, the excess of carrying value over fair value is expensed in the period in which it is estimated to have occurred. No impairment was recorded during the nine months ended September 30, 2013 and 2012.

Revenue Recognition

Revenue consists of three sources:

4.	Consulting: Consulting revenue consists of services provided on a time and material basis. Consulting revenue is generally recognized as the services are provided.

5.
Power generation revenue:  Power generation revenue consists of power generated by our solar power plants.  Revenue is usually subject to Purchase Power Agreements (“PPA”) with major utility companies which establish a price floor.  Power generated is measured at the plant in terms of kilowatt-hours (“kWh”) and the revenue is determined in accordance with the PPA.  Power generation revenue is recognized as it is generated.

6.	Sponsorship: Sponsorship revenue consists of amounts collected for hosting events. Sponsorship revenue is generally recognized as the events occur.

Rent Expense

Rent expense was $4,569 and $1,500 for the nine months ended September 30, 2013 and 2012, respectively.  The Company’s rental agreement is on a month-to-month basis.

Note 2 - Summary of Significant Accounting Policies – continued

Income Taxes

Income taxes are recorded under the asset and liability method under which deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

We account for uncertain income tax positions in accordance with FASB ASC 740, Income Taxes.  Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in our consolidated financial statements.  Income tax returns are subject to a three year statute of limitations during which they are subject to audit and adjustment.  We file income tax returns in the United States federal jurisdiction. The tax years which remain subject to examination by major tax jurisdictions as of September 30, 2013 include 2010 through 2012.

Net Loss per Share

Basic net loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding for the period.  Fully diluted loss per share reflects the potential dilution of securities by including other potential issuances of common stock, including shares to be issued upon exercise of options and warrants and upon conversion of convertible debt, in the weighted average number of shares of common stock outstanding for a period and are not included where the effect is anti-dilutive. As of September 30, 2013, 1,611,333 options and 2,350,368 warrants have been excluded from the calculation of diluted earnings per share as their effect would have been anti-dilutive. As of September 30, 2012, 1,083,333 options and 17,500 warrants have been excluded from the calculation of diluted earnings per share as their effect would have been anti-dilutive.

Note 3 – Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As of September 30, 2013, the Company has an accumulated deficit of $6,610,413, and the Company has had negative cash flows from operations since inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern.  These condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.  Management will need to obtain additional funding by borrowing funds or through the sale of common stock or preferred stock.  Management also believes the current cash balance will support continued operation through March 31, 2014.

Note 4 – Mergers and Acquisitions

Acquisition of Powerhouse One

Effective June 17, 2013, PSI entered into an acquisition agreement with Vis Solis, LLC. (“Vis Solis”), a Tennessee Limited Liability Company, and sole member of Power House One, LLC (“Powerhouse”), whereby 89% of the outstanding membership interest of Powerhouse was exchanged for $6,200,000 in cash.  The four solar power plants have an estimated useful life of twenty-five years, beginning from when each was placed in service in 2011. The acquisition was accounted for as a business combination under ASC 805 and was entered into primarily for the purpose of acquiring the solar power plants of Vis Solis as part of the Company’s growth strategy.  As part of the acquisition, 46,010 shares were issued to Vis Solis in consideration for the right to acquire their non-controlling interest for $766,827 within 1 year from the acquisition date of the controlling interest.

The Company incurred $277,287 in acquisition related fees as part of the transaction.

The purchase price was preliminarily allocated as follows:

Powerhouse One

Cash	$122,786
Accounts receivable	178,723
Solar power plants	6,665,318
Non-controlling interest	(766,827)
Net purchase price	$6,200,000

The operating results of Powerhouse have been included in the condensed consolidated financial statements since the acquisition date of June 17, 2013.

The revenue and earnings of the combined entity, had the acquisition date been January 1, 2012 respectfully, is as follows for the nine month period ended September 30:

	2013	2012

Revenue (unaudited)	$676,969	$721,840
(Loss) (unaudited)	$(1,705,533)	$(2,237,740)

Revenue from Power House One since the acquisition date to September 30, 2013 is $320,000 and net income is $80,399.

Note 5 – Convertible Notes Payable

During November 2012 the Company issued three unsecured convertible notes payable for cash proceeds of $17,000 to certain related parties.  These notes were scheduled to mature on November 30, 2013, bearing annual interest rate of 12%.  The notes were to automatically convert to shares of common stock including accrued interest at the stock price of $1.70 per share upon maturity should the Company not be able to repay the debt in cash.  Accrued interest at the conversion date was $1,024.

In January 2013 the Company issued one convertible note for cash proceeds of $100,000 to a foreign party.  The note was scheduled to mature on April 30, 2013, bearing annual interest rate of 12%. The notes were to automatically convert to shares of common stock including accrued interest at the stock price of $1.70 per share upon maturity should the Company not be able to repay the debt in cash.  Accrued interest at the time of conversion was $6,000.

In March 2013 the Company issued four convertible notes for cash proceeds of $21,000 to certain related parties.  The notes were to automatically convert to shares of common stock including accrued interest at the stock price of $1.70 per share upon maturity should the Company not be able to repay the debt in cash.  These notes were scheduled to mature on June 15, 2013, bearing annual interest rates of 18%.  Accrued interest at the time of conversion was $966.

In May 2013 the Company induced all convertible note holders to convert their existing notes and accrued interest into common stock at $1.00 per share versus the stated conversion price of $1.70 per share.  This difference was recorded as cost of inducement of convertible note expense in the amount of $102,193 and was included in general and administrative expenses on the accompanying statement of operations.

Note 6 - Note Payable

On June 17, 2013, Power House One secured financing of $5,050,000 from Bridge Bank based on an 11year 7.5% fixed interest amortization with a maturity date of four years from the closing date. The debt is collateralized by all of its assets.

In conjunction with the Bridge Bank note payable, 151,050 warrants were issued with an exercise price of $1.00 with a contractual life of 10 years. Value of the warrants issued in connection with this debt of $115,419 is recorded as debt discount and reduces the long term note balance by that amount.  Interest expense for the period ending September 30, 2013 in connection with this debt discount using the interest method amortized over the life of the four year note is $8,355. The value of the warrant was determined using the Black Scholes model using the following assumptions:

Estimated fair value	$0.76
Expected life (years)	10 Years
Risk free interest rate	0.89%
Volatility	73.26%

Note 7 - Derivative Liability

In June 2013, the Company issued 2,181,818 warrants, with a 10 year contractual term to Steuben Investments in connection with the issuance of common stock to fund the Powerhouse One acquisition, which are convertible into the Company’s common stock with exercise price of $1.00. There is no vesting period associated with the warrants. However, as the warrants have “down round” protection they are treated as a derivative liability in the amount of $1,667,158 at September 30, 2013.  As the fair value of the warrants exceeded the cash proceeds of $1,600,000 from the sale of common stock and warrants, the excess $67,158 was recorded as a loss on derivative liability and included in general and administrative expense. The computed fair value at time of issuance using Black-Sholes method with the following assumptions:

Estimated fair value	$0.76
Expected life (years)	10 Years
Risk free interest rate	0.89%
Volatility	73.26%

There is no assumed market value change at September 30, 2013 from the issuance date as the change in value is minimal.

Note 8 – Stockholders’ Deficit

Common Stock

In May 2013 the Company issued 400,000 shares for cash at $1.00 per share to foreign party under EB5 visa sponsorship.

In May 2013 the Company issued 100,000 shares for cash at $1.00 per share.

In May 2013 the Company issued 145,990 shares of common stock for conversion of convertible debt of $138,000 plus accrued interest of $7,990 including induced conversion expense of $102,193.

In June 2013 the Company issued 2,909,091 shares of common stock and 2,181,818 warrants for $1,600,000 as part of financing the acquisition of Power House One, LLC.

In June 2013 the Company issued 46,010 shares of common stock at $1.00 for the right to purchase the remaining non-controlling interest of Power House One, LLC  for $766,827 by June 2014.

In September 2013 the Company issued 400,000 shares of common stock for cash of $200,000 and stock subscription receivable of $200,000.

Stock Options

The Company records expense associated with stock options in accordance with ASC 505, Equity.

The Company issued 96,000 options for shares of common stock to consultants during 2013. The options have exercise prices ranging from $1.41 to $1.70 and vest over one year.  The computed market value at time of issuance using the Black-Scholes method with the following inputs:

Estimated fair value	$1.10 - $1.31
Expected life (years)	10 Years
Risk free interest rate	1.72 – 2.17%
Volatility	73.26%

Stock-based consultant expense for the nine months ended September, 2013 and 2012 was $106,930 and $623,630, respectively.

In January, May and September 2013 the Company issued 432,000 options for shares of common stock to outside Board of Director members which resulted in expense of $171,970.  Stock option expense for board members for the nine months ended September 30, 2012 was zero. The options have an exercise price of $1.00 per share and have various vesting schedules not to exceed 2 years.  The computed market value at time of issuance using the Black-Scholes method with the following inputs:

Estimated fair value	$0.63
Expected life (years)	5.75 Years
Risk free interest rate	0.89%
Volatility	73.26%

A summary of options activity during the nine months ended September 30, 2013 is as follows:

Options
Outstanding at December 31, 2012	1,083,333
Options Granted	528,000
Options Exercised	-
Outstanding at September 30, 2013	1,611,333

The following is a summary of stock options outstanding at September 30, 2013:

Exercise Price	Options Outstanding	Average Remaining Contractual Lives (Years)	Options Exercisable
$1.70	24,000	9.25	24,000
$1.41	1,155,333	9.09	1,155,333
$1.00	432,000	9.64	270,000

Note 9 - Non-controlling Interest

The equity of minority investors in Powerhouse One is reported on the condensed consolidated balance sheet as non-controlling interest.  Non-controlling interest reported in the condensed consolidated statement of operations reflects the respective interest in the income or loss of the limited liability company attributable to the minority investors (equity interests is 11% during the period ended September 30, 2013).

The following table sets forth the activity in the non-controlling interest liability account for the period ending September 30, 2013:

Balance December 31, 2012	$-
Non-controlling interest at acquisition	766,827
Earnings allocated to non-controlling interest holders	8,852
Balance September 30, 2013	$775,679

Note 10 – Related Party Transactions

Other than the converted notes payable as described in Note 5 and the board member options discussed further in Note 8, no other related party transactions occurred in the nine months ended September 30, 2013 and 2012, respectfully.

 [Back page of Prospectus]

THE DATE OF THIS PROSPECTUS IS [_____], 2013

Principal Solar, Inc.

RESALE OF
6,668,600 SHARES OF COMMON STOCK

Initial Public Offering

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the Company in connection with the distribution of securities registered on this registration statement.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,288
Legal fees and expenses	40,000
Accounting fees and expenses	20,000
Transfer agent's and registrar fees and expenses	1,000
Miscellaneous	5,000
Total	$67,288

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Indemnification of directors and Officers” above.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In March 2011, the Company issued two shares of Series A Super Voting Preferred Stock (“Series A Preferred Stock”) to Pegasus Funds LLC as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter.  The designation of the Series A Preferred Stock was never filed with Delaware.  The Series A Preferred Stock had the terms and conditions described above under “Description of Business” – “Organizational History” – “Exchange Agreement”.

In connection with the March 7, 2011 Exchange Agreement (described in greater detail above under “Description of Business” – “Organizational History” – “Exchange Agreement”), we issued 10,430,734 shares of our common stock to the shareholders of Principal Solar Texas in exchange for 100% of the outstanding shares of Principal Solar Texas (which was later merged with and into us in April 2011) and 2,138,617 shares of the Company’s common stock in connection with the Preferred Stock Exchange to Pegasus Funds LLC and its assigns (“Pegasus”).  Included in the shareholders of Principal Solar Texas who exchanged their shares for shares of the Company were our Chief Executive Officer and Chairman, Michael Gorton (2,125,266 shares, 200,000 of which were subsequently transferred in a private transaction), Kenneth G. Allen, our Chief Operations Officer (1,468,365 shares), R. Michael Martin, our Executive Vice President of Business Development (834,183 shares), Jorge Aizcorbe, our employee (620,000 shares), Ronald B. Seidel, our director (133,879 shares), Carl Hefton, who at the time was a director of the Company (118,728 shares), Richard Borry, our current consultant (250,000 shares) and Dan Bedell (250,000 shares) our Executive Vice President of Strategic and Corporate Development.

The 2,138,617 shares of common stock issued to Pegasus were issued in exchange for the two shares of Series A Preferred Stock held by Pegasus. We claim an exemption from registration afforded by Section 3(a)(9) of the Securities Act for the conversions, as the securities were exchanged by the Company with its existing security holder exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In March 2011, we sold 56,000 shares of common stock to Margaret Keliher, our director, for $36,960 or $0.66 per share.

In September 2011, we acquired 100% of the outstanding membership interests of SunGen Mill 77 LLC and SunGen StepGuys LLC (the “SunGen Entities”) in consideration for $1,000 in cash and the satisfaction of $841,154 of outstanding liabilities payable by the SunGen Entities to Talmage Solar Engineering (“Talmage”) by way of the issuance to Talmage of 440,163 shares of our restricted common stock valued at $2.15 per share or $946,350.

In November 2011, the Company granted options to purchase 1,300,000 shares of common stock to a consultant which vested over one year and have an exercise price of $1.41 per share.  The options will expire in November 2016 if not exercised prior to then.  A total of 1,083,333 options vested to the consultant and the remaining 216,667 options were cancelled in 2012.

In November 2011, we sold an aggregate of 1,018,410 shares of restricted common stock to 19 individuals and entities in private transactions for $1.41 per share.  Persons purchasing shares in the offering included Steuben Investment Company II, L.P., a greater than 5% stockholder of the Company (709,220 shares), the wife of Mr. Gorton, our Chief Executive Officer and Chairman (70,922 shares), Margaret Keliher, our director (21,277 shares), Ronald B. Seidel, our director (17,731 shares), the wife of Mr. Allen, our Chief Operations Officer (17,731 shares), the wife of Mr. Martin, our Executive Vice President of Business Development (17,731 shares), the wife of Mr. Bedell, our Executive Vice President of Strategic and Corporate Development (4,433 shares), and a trust owned by Rick Borry, our current consultant (8,000 shares).

In February 2012, we sold an aggregate of 32,622 shares of our restricted common stock to 10 individuals for $1.41 per share in a private offering.  Persons purchasing shares included R. Michael Martin, our Executive Vice President of Business Development (2,482 shares), Ronald B. Seidel, our director (3,546 shares), Hunter L. Hunt, our former director (7,092 shares), and John R. Harris, our director (3,546 shares).

In June 2012, we sold 591,716 shares of our restricted common stock to Steuben Investment Company II, L.P., a greater than 5% stockholder for an aggregate of $1,000,000 or $1.69 per share in a private transaction. The Company claims an exemption from registration afforded by Section 4(2) of and Rule 506 of the Securities Act since the foregoing issuance/grant did not involve a public offering, the recipient took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.

During November 2012, the Company sold unsecured convertible notes in the aggregate amount $17,000 to Jorge Aizcorbe, our employee ($5,000), Aaron Cother, who was then serving as CFO of the Company ($2,000), and Matthew Thompson, our employee ($10,000).  The convertible notes accrued interest at 12% per annum, were due in November 2013 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes were converted into shares of the Company’s restricted common stock.

In January 2013, the Company sold an unsecured convertible note in the aggregate amount of $100,000 to a private investor. The convertible note accrued interest at 12% per annum, was due in January 2014 and was convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the note was reduced to $1.00 per share and the note was converted into shares of the Company’s restricted common stock.

During March 2013 the Company sold unsecured convertible notes in the aggregate amount of $21,000 to Michael Gorton, our Chief Executive Officer ($5,000), Kenneth G. Allen, our Chief Operations Officer ($5,000), R. Michael Martin, our Executive Vice President of Business Development ($2,000), and the wife of Mr. Gorton ($9,000). The convertible notes (as amended) accrued interest at 18% per annum, were due in March 2014 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes were converted into shares of the Company’s restricted common stock.

In May 2013, the conversion price of the unsecured convertible notes sold by the Company in November 2012, January 2013 and March 2013 was reduced to $1.00 per share and all of the notes were converted into 39,990 restricted shares of the Company’s common stock.  Shares of our restricted common stock were issued to the following related parties in connection with the conversions: Michael Gorton, our Chief Executive Officer (5,230 shares), Kenneth G. Allen, our Chief Operations Officer (5,230 shares), R. Michael Martin, our Executive Vice President of Business Development (2,092 shares), the wife of Mr. Gorton (9,414 shares), Jorge Aizcorbe, our employee (5,301), Aaron Cother, who was then serving as CFO (2,120 shares) and Matthew Thompson, our employee (10,603 shares).  Additionally, in January 2013, a note held by the private investor was converted into common stock as well.

From May through September 2013, we sold an aggregate of 1,006,000 shares of our restricted common stock to four individuals and one entity for $1.00 per share or $1,006,000 in aggregate.  Purchasers in the offering included Brenda Jackson, our director (200,000 shares), and Jeffrey M. Heller, our director (200,000 shares).

In May and September 2013, the Company granted options to purchase up to 528,000 shares of the Company’s common stock to members of the Company’s Board of directors and advisors to the Company.  The options have an exercise price of $1.00 per share, various vesting schedules not exceeding two years from the date of grant and a term of ten years (subject, where applicable, to the continued service of the optionholder with the Company).  Included in the grants were Hunter L. Hunt, our former director (options to purchase 48,000 shares vesting immediately and 72,000 options vesting over the following eight months); Margaret Keliher, our director (options to purchase 48,000 shares vesting immediately and 72,000 options vesting over the following eight months), Ronald B. Seidel, our director (options to purchase 48,000 shares vesting immediately and 72,000 options vesting over the following eight months), John R. Harris, our director (options to purchase 48,000 shares vesting immediately and 72,000 options vesting over the following eight months), Jeffrey M. Heller, our director (options to purchase 72,000 shares vesting over the following eight months) and Brenda Jackson, our director (options to purchase 72,000 shares vesting over the following eight months).

Effective June 14, 2013, the Company entered into a Subscription Agreement with Steuben Investment Company II, L.P.  Pursuant to the subscription agreement, Steuben purchased 2,909,091 shares of the Company’s common stock for an aggregate of $16,000,000.05 or $0.55 per share.  As additional consideration in connection with the subscription, the Company granted Steuben 2,181,818 warrants to purchase shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years.  The June 14, 2013 transaction is described in greater detail above under “Certain Relationships and Related Transactions”.  The Company claims an exemption from registration afforded by Section 4(2) of and Rule 506 of the Securities Act since the foregoing issuance/grant did not involve a public offering, the recipient took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.

Effective June 17, 2013, we granted a warrant to purchase 151,050 shares of our common stock to Bridge Bank, National Association in connection with the acquisition of Powerhouse (as described in greater detail above under “Description of Business” – “Material Acquisitions” – “Powerhouse One”).  The warrant has an exercise price of $1.00 per share, cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur, of the 10 year anniversary of the grant, the closing of the Company’s initial public offering (which is being affected pursuant to the Registration Statement of which this Prospectus is a part), or the liquidation of the Company (each a “Termination Event”), and the warrant is automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

Effective June 17, 2013, we issued 46,010 shares of our restricted common stock valued at $1.00 per share or $46,010 to Vis Solis, Inc. in connection with the acquisition of Powerhouse (as described in greater detail above under “Description of Business” – “Material Acquisitions” – “Powerhouse One”).

Except as discussed specifically above, the Company believes that the issuances and grants of the restricted securities described above were exempt from registration pursuant to (a) Section 4(2) of the Securities Act; (b) Rule 506 of the Securities Act; and/or (c) Rule 701 of the Securities Act, and the regulations promulgated thereunder.  With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were all privately negotiated, and none involved any kind of public solicitation. No underwriters or agents were involved in the foregoing issuances and grants and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. All recipients (a) were “accredited investors” and/or (b) either received adequate information about us or had access, through employment or other relationships, to such information, to make an informed investment decision regarding the securities. In regard to the Rule 701 issuances, the common stock shares and where applicable, options, were issued and granted pursuant to written compensatory plans or arrangements with our employees, directors and consultants.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Dallas, Texas, on December 23, 2013.

PRINCIPAL SOLAR, INC.

Date: December 23, 2013	By: /s/ Michael Gorton
Michael Gorton
Chief Executive Officer
(Principal Executive Officer and Principal Financial/Accounting Officer)

 POWER OF ATTORNEY

We, the undersigned officers and directors of Principal Solar, Inc., hereby severally constitute and appoint Michael Gorton, our true and lawful attorney-in-fact and agent, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Michael Gorton	By:	/s/ Brenda Jackson
	Michael Gorton Chief Executive Officer (Principal Executive Officer and Principal Financial/Accounting Officer) and Chairman		Brenda Jackson Director
Date:	December 23, 2013	Date:	December 23, 2013

By:	/s/ Ronald B. Seidel
Ronald B. Seidel Director

Date:	December 23, 2013

By:	/s/ Jeffrey M. Heller
Jeffrey M. Heller Director

Date:	December 23, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Exchange Agreement (March 7, 2011), Principal Solar (Texas), the Company, the shareholders of Principal Solar (Texas) and Pegasus Funds LLC

3.1*	Certificate of Incorporation (Delaware) (September 27, 2012)

3.2*	Certificate of Ownership and Merger (Delaware)(October 3, 2012)

3.3*	Bylaws

4.1*	Form of Common Stock Certificate

5.1**	Opinion and consent of The Loev Law Firm, PC

10.1*	Employment Agreement with Michael Gorton (January 1, 2012)

10.2*	Form of Nonstatutory Stock Option Agreement

10.3*	Form of Nonstatutory Stock Option Grant Notice

10.4*	Employment Agreement with R. Michael Martin

10.5*	Common Stock Warrant to Purchase 151,050 Shares of Common Stock (Bridge Bank)(June 17, 2013)

10.6*	Warrant to Purchase 2,181,818 Shares of Common Stock (Steuben Investment Company II, L.P.)(June 14, 2013)

10.7*	Registration Rights Agreement (Steuben Investment Company II, L.P.)(June 14, 2013)

10.8*	Purchase and Sale Agreement (Powerhouse One, LLC Acquisition)(February 2013)

10.9*	First Amendment to Purchase and Sale Agreement (Powerhouse One, LLC Acquisition)(June 2013)

10.10*	Loan and Security Agreement (Powerhouse One, LLC Acquisition)(June 2013)

10.11*	Pledge and Security Agreement dated June 10, 2013, by and between the Company, Vis Solis, Inc. and Astrosol, Inc. in favor of Bridge Bank

10.12*	Consulting Agreement with Carlyle Capital Markets, Inc. (December 4, 2013)

10.13*	Guaranty dated June 10, 2013 by the Company in favor of Bridge Bank

23.1*	Consent of Whitley Penn LLP

23.2**	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

99.1*	Glossary

* Filed herewith.

** To be filed by amendment.